Exhibit 10.1

Execution Version

AMENDMENT NO. 6 TO CREDIT AGREEMENT

This AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Amendment”), dated as of June 28, 2024 (the “Sixth Amendment Effective Date”), is by and among SUNNOVA ASSET PORTFOLIO 8, LLC, a Delaware limited liability company (the “Borrower”), SUNNOVA SLA MANAGEMENT, LLC, a Delaware limited liability company, as manager under the Management Agreement (in such capacity, the “Manager”) and as servicer under the Servicing Agreement (in such capacity, the “Servicer”), SUNNOVA ASSET PORTFOLIO 8 HOLDINGS, LLC, a Delaware limited liability company (“AP8 Holdings”), as seller under the Sale and Contribution Agreement (Solar Loans) (in such capacity, the “Seller (Solar Loans)”) and as seller under the Sale and Contribution Agreement (Solar Assets) (in such capacity, the “Seller (Solar Assets)”), the financial institutions parties hereto (in their capacities as lenders, collectively, the “Lenders”and, in their capacities as funding agents, collectively, the “Funding Agents”), BANCO POPULAR DE PUERTO RICO (“BPPR”), as agent for the Lenders (in such capacity, the “Agent”), and U.S. Bank National Association, as custodian (in such capacity, the “Custodian” and, together with the Borrower, the Manager, the Servicer, the Seller (Solar Loans), the Seller (Solar Assets) the Lenders, the Funding Agents and the Agent, collectively, the “Parties”).

RECITALS:

WHEREAS, the Borrower, the Manager, the Servicer, the Seller (Solar Loans), the Seller (Solar Assets), the financial institution party thereto from time to time as Lenders, the Funding Agents, the Agent and the Custodian entered into that certain Credit Agreement, dated as of September 30, 2020 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of October 13, 2021, as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of November 18, 2022, as further amended by that certain Amendment No. 3 to Credit Agreement, dated as of March 24, 2023, as further amended by that certain Amendment No. 4 to Credit Agreement, dated as of June 8, 2023, as further amended by that certain Amendment No. 5 to Credit Agreement, dated as of August 16, 2023, and as further amended, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower has requested an extension of the Facility Maturity Date; and

WHEREAS, in accordance with Section 9.2 of the Credit Agreement, the parties hereto desire to amend the Credit Agreement subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Amendments to the Credit Agreement

Section 1.01 Subject to the satisfaction of the conditions precedent set forth in Article 2 below, the Credit Agreement in effect immediately prior to the date hereof is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, double underlined text (indicated in the same manner as the following example: underlined text) as set forth on Exhibit A hereto.

ARTICLE 2

Conditions Precedent to Effectiveness of Amendment

The amendments provided for herein shall be effective on the date on which the following conditions precedent have been satisfied (as determined by the Agent):

Section 2.01 Amendment Documents. The Agent shall have received this Amendment, in form and substance satisfactory to the Agent, duly executed by each party hereto.

Section 2.02 Fee Letters.

(a) The Agent shall have received a copy of that certain fee letter, dated as of the date hereof, duly executed by BPPR and the Borrower.

(b) The Agent shall have received a copy of that certain fee letter, dated as of the date hereof, duly executed by FBPR and the Borrower.

(c) The Agent shall have received a copy of that certain fee letter, dated as of the date hereof, duly executed by Oriental Bank and the Borrower.

Section 2.03 Reaffirmations.

(a) The Agent shall have received a reaffirmation and acknowledgment of the Parent Guaranty, in form and substance satisfactory to the Agent, duly executed by the Parent; and

(b) The Agent shall have received a reaffirmation and acknowledgment of the Subsidiary Guaranty, in form and substance satisfactory to the Agent, duly executed by each Subsidiary Guarantor (as defined therein) thereunder.

Section 2.04 [Reserved].

Section 2.05 Prepayment of Advances. The Borrower shall have prepaid (such prepayment, the “Sixth Amendment Prepayment”) the balance of the principal amount of the Advances in an amount equal to the aggregate amount of accumulated funds paid to the Borrower under any Hedge Agreement prior to the date hereof and on deposit in the Collection Account and/or the Agent’s Account (and the Borrower hereby irrevocably authorizes the Agent to so apply such funds deposited therein to such prepayment).

Section 2.06 Payment of Fees. All fees due and payable to the Agent and the Lenders on or by the Sixth Amendment Effective Date, including: (i) all reasonable and documented out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable and documented out-of-pocket

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

fees and expenses of counsel for the Agent and (ii) all fees due and payable on the date hereof pursuant to the fee letters described in Sections 2.02(a), 2.02(b) and 2.02(c) shall have been paid. Notwithstanding the foregoing sentence and any provision of the Fee Letter or the other Transaction Documents to the contrary, the Agent and the Lenders hereby agree that no Amendment Fee (as defined in the Fee Letter) is due by the Borrower in connection with this Amendment.

Section 2.07 Representations and Warranties. All of the representations and warranties of the Borrower, the Manager, the Servicer, the Seller (Solar Loans) and the Seller (Solar Assets) contained in this Amendment shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date hereof (or such earlier date or period specifically stated in such representation or warranty).

Section 2.08 Legal Opinions. The Agent shall have received customary opinions (or, in the case of clause (b), a bring-down letter) from counsel to the Borrower, the Manager, the Servicer, the Seller (Solar Loans) and the Seller (Solar Assets) (collectively, the “Sunnova Parties”), addressing (a) authorization and enforceability of this Amendment and the documents executed in connection therewith and other customary corporate matters and (b) certain true sale and substantive consolidation matters.

Section 2.09 Secretary’s Certificates. The Agent shall have received: (i) a certificate from a Responsible Officer of each Sunnova Party (a) attesting to the resolutions of such Person’s members, board of directors or other governing body authorizing its execution, delivery, and performance of this Amendment and the other documents related to this Amendment to which it is a party, (b) authorizing Responsible Officers for such Person to execute the same, and (c) attesting to the incumbency and signatures of such specific Responsible Officers; (ii) copies of governing documents, as amended, amended and restated, supplemented or otherwise modified prior to the Sixth Amendment Effective Date of each Sunnova Party, in each case certified by the Secretary or the Assistant Secretary of such Person; and (iii) a certificate of status with respect to each Sunnova Party, dated within fifteen (15) days of the Sixth Amendment Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such entity, which certificate shall indicate that such entity is in good standing in such jurisdiction.

Section 2.10 Borrowing Base Certificate. The Agent shall have received a Borrowing Base Certificate, dated as of the date hereof, duly executed by the Borrower.

Section 2.11 UCC Lien Searches. Results of recent Lien searches of all effective UCC financing statements and other similar filings that have been made with respect to the Borrower and each Subsidiary Guarantor.

Section 2.12 Know Your Customer Information. The Agent shall have received all Beneficial Ownership Certifications and other documentation and information reasonably requested by the Agent or any Lender for purposes of compliance with applicable “Know Your Customer” and anti-money laundering rules and regulations, including the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.13 No Material Adverse Effect. Since December 31, 2023, there has been no Material Adverse Effect.

ARTICLE 3

Representations and Warranties

Section 3.01 Each of the Borrower, the Manager, the Servicer, the Seller (Solar Loans) and the Seller (Solar Assets) hereby represents and warrants to the Secured Parties that, after giving effect to this Amendment: (a) the representations and warranties set forth in each of the Transaction Documents by each of the Borrower, the Manager, the Servicer, the Seller (Solar Loans) and the Seller (Solar Assets), as applicable, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date (except to the extent that any representation and warranty expressly relates to an earlier date, then such earlier date), (b) as of the Sixth Amendment Effective Date after giving effect to this Amendment, no Amortization Event, Event of Default, Potential Amortization Event or Potential Default has occurred and is continuing, (c) as of the Sixth Amendment Effective Date, the Borrower is compliant with its obligations to pay all Taxes due and payable by each Sunnova Party for any period prior to the date hereof to the extent required to be paid pursuant to Section 5.1(G) of the Credit Agreement, (d) as of the Sixth Amendment Effective Date, the Borrower is compliant with its obligations relating to insurance coverage under Section 5.1(L) of the Credit Agreement, (e) to the Borrower’s actual knowledge, none of the Borrower, the Manager, the Servicer, the Seller (Solar Loans) and the Seller (Solar Assets) have, as of the date hereof, any defenses, off-sets, claims or counterclaims of any nature, liquidated or unliquidated, matured or unmatured, direct or indirect, against any of the Secured Parties related to the Advances, the Credit Agreement or any other Transaction Document, and any and all such defenses, off-sets, claims and counterclaims are hereby expressly and forever waived and released and (f) the total amount of principal and interest outstanding with respect to the Facility as of the date hereof (without giving effect to the Sixth Amendment Prepayment made by the Borrower immediately prior to or concurrently with the effectiveness hereof) are as follows: (i) principal in the amount of $215,000,000.00 and (ii) interest in the amount of $[***].

ARTICLE 4

Covenants

Section 4.01 Hedge Agreement. In connection with the effectiveness of this Amendment on the date hereof, the Borrower hereby covenants and agrees that, on or before July 5, 2024, it shall deliver to the Agent a Cap Transaction Confirmation (or similar transaction document), duly executed by the Borrower and BPPR (the “Sixth Amendment Hedge Agreement”), with a termination date corresponding to the Facility Maturity Date as extended by this Amendment.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 4.02 Hedge Costs Adjustment. Each of Borrower and BPPR (in its capacity as Agent and in its capacity as the counterparty under the Sixth Amendment Hedge Agreement) acknowledges and agrees that any amounts funded by or on behalf of the Borrower prior to the execution of the Sixth Amendment Hedge Agreement, as payment and consideration for BPPR’s execution thereof, shall be promptly refunded by BPPR (or its applicable Affiliate) to the Borrower or its designee to the extent such funds are in excess of the amounts due and payable to BPPR in connection with such execution.

ARTICLE 5

Miscellaneous

Section 5.01 References in all Transaction Documents. To the extent any Transaction Document contains a provision that conflicts with this Amendment, the parties agree that the provisions herein shall govern.

Section 5.02 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Delivery of an executed counterpart of a signature page to this Amendment by email in portable document format (.pdf) or by other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 5.03 Governing Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 5.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 5.05 Continuing Effect. Except as expressly amended hereby, each Transaction Document shall continue in full force and effect in accordance with the provisions thereof and each Transaction Document is in all respects hereby ratified, confirmed and preserved.

Section 5.06 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Custodian and the Agent and each Lender, and their respective successors and permitted assigns.

Section 5.07 Costs and Expenses. The Borrower agrees to pay all costs and expenses in connection with the preparation, execution, delivery, administration, modification, amendment and/or waiver of this Amendment as required by Section 9.6 of the Credit Agreement.

Section 5.08 Effect of Amendment; No Novation. This Amendment shall not in any manner constitute or be construed to constitute a novation, discharge, forgiveness, extinguishment or release of any obligation under the Credit Agreement or the other Transaction Documents or to keep and perform any of the terms, conditions or agreements contained therein. Except as expressly amended and modified by this Amendment, all provisions of the Credit Agreement shall remain in full force and effect and each reference to the Credit Agreement and words of similar import in the Transaction Documents shall be a reference to the Credit Agreement as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. All Liens and security interests securing payment of all Obligations under the Credit Agreement and the other Transaction Documents are hereby ratified and confirmed. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Credit Agreement other than as set forth herein. This Amendment is a Transaction Document.

Section 5.09 Entire Agreement; Effectiveness. This Amendment constitutes the entire agreement among the Parties with respect to the matters dealt with herein. All previous documents, undertakings and agreements, whether verbal, written or otherwise, among the Parties with respect to the subject matter of this Amendment, are hereby cancelled and superseded and shall not affect or modify any of the terms or obligations set forth in this Amendment. Upon the execution of this Amendment, this Amendment shall be binding upon and inure to the benefit of the Parties.

Section 5.10 Incorporation By Reference. Sections 9.10 (Jurisdiction), 9.11 (Waiver of Jury Trial), 9.19 (Non-Petition) and 9.20 (Non-Recourse) of the Credit Agreement hereby are incorporated by reference as if fully set forth in this Amendment mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to Credit Agreement to be executed and delivered as of the date first above written.

SUNNOVA ASSET PORTFOLIO 8, LLC, as the Borrower

By:	/s/ Eric Williams
Name: Eric Williams
Title: Executive Vice President, Chief Financial Officer

SUNNOVA SLA MANAGEMENT, LLC,as Manager and as Servicer

By:	/s/ Eric Williams
Name: Eric Williams
Title: Executive Vice President, Chief Financial Officer

SUNNOVA ASSET PORTFOLIO 8 HOLDINGS, LLC, as Seller (Solar Loans) and as Seller (Solar Assets)

By:	/s/ Eric Williams
Name: Eric Williams
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Amendment No. 6 to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

BANCO POPULAR DE PUERTO RICO, as Agent, as Lender and as Funding Agent

By:	/s/ Janice Vazquez Zapata
Name: Janice Vázquez Zapata
Title: Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ORIENTAL BANK, as Lender and as Funding Agent

By:	/s/ Shandor Kiss Torres
Name: Shandor Kiss Torres
Title: Director

By:	/s/ Raul Garcia
Name: Raúl García
Title: Advisor – Corporate and Institutional Banking

[Signature Page to Amendment No. 6 to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

FIRSTBANK PUERTO RICO, as Lender and Funding Agent

By:	/s/ Miguel A. Santin
Name: Miguel A. Santin
Title: Senior Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

US BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Kenneth Brandt
Name: Kenneth Brandt
Title: Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exhibit A

Conformed Credit Agreement

(See attached.)

Exhibit A

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Execution Version

EXHIBIT A TO ~~FIFTH~~ SIXTH AMENDMENT

TO

CREDIT AGREEMENT

dated as of September 30, 2020

among

SUNNOVA ASSET PORTFOLIO 8, LLC,

as Borrower

SUNNOVA SLA MANAGEMENT, LLC,

as Manager and as Servicer

SUNNOVA ASSET PORTFOLIO 8 HOLDINGS, LLC,

as Seller (Solar Loans) and Seller (Solar Assets)

BANCO POPULAR DE PUERTO RICO,

as Agent for the financial institutions

that may from time to time become parties hereto as Lenders

LENDERS

from time to time party hereto

FUNDING AGENTS

from time to time party hereto

and

U.S. BANK NATIONAL ASSOCIATION,

as Custodian

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

-i-

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

-ii-

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT A	—	Defined Terms
EXHIBIT B 1	—	Form of Borrowing Base Certificate
EXHIBIT B 2	—	Form of Notice of Borrowing
EXHIBIT C	—	Form of Loan Note
EXHIBIT D	—	Commitments
EXHIBIT E	—	Form of Assignment Agreement
EXHIBIT F	—	Approved Solar Loan Forms
EXHIBIT G	—	Form of Solar Service Agreement

SCHEDULE I-A	—	Eligibility Criteria Applicable to All Solar Loans
SCHEDULE I-B	—	Eligibility Criteria Applicable to PV and PV/ESS Solar Loans
SCHEDULE I-C	—	Eligibility Criteria Applicable to ESS Solar Loans
SCHEDULE I-D	—	Eligibility Criteria Applicable to Solar Assets
SCHEDULE II	—	Lockbox Account, Collection Account, Liquidity Reserve Account, Supplemental Reserve Account, Borrower’s Account, Takeout Transaction Account, Custodial Fee Account and Back-Up Servicing Fee Account
SCHEDULE III	—	Material Contracts and Other Commitments of the Borrower
SCHEDULE IV	—	Scheduled Host Customer Payments
SCHEDULE V	—	Scheduled Managing Member Distributions
SCHEDULE VI	—	Tax Equity Financing Documents
SCHEDULE VII	—	Special Financing Fund Provisions

-iii-

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of September 30, 2020, by and among SUNNOVA ASSET PORTFOLIO 8, LLC, a Delaware limited liability company (the “Borrower”), SUNNOVA SLA MANAGEMENT, LLC, a Delaware limited liability company, as manager under the Management Agreement (in such capacity, the “Manager”) and as servicer under the Servicing Agreement (in such capacity, the “Servicer”), SUNNOVA ASSET PORTFOLIO 8 HOLDINGS, LLC, a Delaware limited liability company (“AP8 Holdings”), as seller under the Sale and Contribution Agreement (Solar Loans) (in such capacity, the “Seller (Solar Loans)”) and as seller under the Sale and Contribution Agreement (Solar Assets) (in such capacity, the “Seller (Solar Assets)”), the financial institutions from time to time parties hereto (each such financial institution (including any Conduit Lender), a “Lender” and collectively, the “Lenders”), each Funding Agent representing a group of Lenders, BANCO POPULAR PUERTO RICO (“BPPR”) as agent (in such capacity, the “Agent”) for the Lenders, and U.S. BANK NATIONAL ASSOCIATION, as Custodian (as defined below).

RECITALS

WHEREAS, the Borrower has requested that the Lenders provide financing for the (i) Borrower’s acquisition of the Eligible Solar Loans (as defined herein) and the related SL Solar Assets (as defined herein) and (ii) the Borrower’s acquisition of Managing Members (as defined herein); and

WHEREAS, the Lenders are willing to provide financing for the Borrower’s acquisition of Eligible Solar Loans and related SL Solar Assets and the Borrower’s acquisition of the membership interests in Managing Members, in each case, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings given to them in Exhibit A attached hereto.

Section 1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.” Any reference to completing an action on a non-Business Day (including any payments) shall be automatically extended to the next Business Day.

Section 1.3 Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein), (B) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (C) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (D) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (E) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, (F) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, reenacted or expressly replaced and (G) “or” is not exclusive. References to “Managing Member” in this Agreement shall be deemed to include all entities comprising such defined term unless the context requires otherwise. References to “Solar Asset Manager” in this Agreement shall be deemed to include all entities comprising such defined term unless the context requires otherwise.

Section 1.4 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

Article II

AMOUNTS AND TERMS OF THE ADVANCES

Section 2.1 Establishment of the Credit Facility. On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Transaction Documents, the Agent and the Lenders agree to establish the credit facility set forth in this Agreement for the benefit of the Borrower.

Section 2.2 The Advances. During the Availability Period, each Conduit Lender may, in its sole discretion, and each Committed Lender shall, if the Conduit Lender in its related Lender Group elects, in its sole discretion, not to make such loan or if there is no Conduit Lender in its related Lender Group, make a loan (each such loan, an “Advance”) to the Borrower in an amount, for each Lender Group, equal to its Lender Group Percentage of the aggregate Advances requested by the Borrower pursuant to Section 2.4; provided that the Advances made by any Lender Group shall not exceed its Lender Group Percentage of the lesser of (i) Maximum Facility Amount at such time and (ii) the Borrowing Base at such time. Notwithstanding anything to the contrary herein or in any other Transaction Document, no Advances shall be made during the Extension Period.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.3 Use of Proceeds.

(A) After its acquisition of a Solar Loan and the related SL Solar Assets, the Seller (Solar Loans) shall transfer each acquired Solar Loan and the related SL Solar Assets to the Borrower pursuant to the Sale and Contribution Agreement (Solar Loans). Proceeds of the Advances (Solar Loans) shall only be used by the Borrower to (1) purchase Solar Loans and the related SL Solar Assets from the Seller (Solar Loans) under the Sale and Contribution Agreement (Solar Loans), (2) make deposits into the Liquidity Reserve Account (up to the Liquidity Reserve Account Required Balance), and (3) pay certain fees and expenses incurred in connection with establishment of the credit facility set forth in this Agreement.

(B) Proceeds of the Advances (Solar Assets) shall only be used by the Borrower to (1) purchase Managing Member Interests from Seller (Solar Assets) under the Sale and Contribution Agreement (Solar Assets), (2) make deposits into the Liquidity Reserve Account (up to the Liquidity Reserve Account Required Balance), (3) make deposits into the Supplemental Reserve Account (up to the Supplemental Reserve Account Required Balance), and (4) pay certain fees and expenses incurred in connection with establishment of the credit facility set forth in this Agreement.

Section 2.4 Making the Advances.

(A) Except as otherwise provided herein, the Borrower may request the Lenders to make Advances to the Borrower, subject to the Advance Limitations, by the delivery to the Agent and each Funding Agent, not later than 1:00 P.M. (San Juan, Puerto Rico time) two (2) Business Days prior to the proposed Borrowing Date of a written notice of such request substantially in the form of Exhibit B 2 attached hereto (each such notice, a “Notice of Borrowing”) together with a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower. Any Notice of Borrowing or Borrowing Base Certificate received by the Agent and the Funding Agents after the time specified in the immediately preceding sentence shall be deemed to have been received by the Agent and the Funding Agents on the next Business Day, and to the extent that results in the proposed Borrowing Date being earlier than two (2) Business Days after the date of delivery of such Notice of Borrowing, then the date specified in such Notice of Borrowing as the proposed Borrowing Date of an Advance shall be deemed to be the Business Day immediately succeeding the proposed Borrowing Date of such Advance specified in such Notice of Borrowing. The proposed Borrowing Date specified in a Notice of Borrowing shall be no earlier than two Business Days after the date of delivery of such Notice of Borrowing and may be up to a maximum of thirty (30) days after the date of delivery of such Notice of Borrowing. Each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the Advance requested and (ii) the Borrowing Date (which shall be a Business Day). If the Agent contests the Borrower’s calculations or any statement within a Notice of Borrowing, it shall promptly inform the Borrower in writing (including by electronic mail) and no Lender shall be obligated to make an Advance in accordance with such Notice of Borrowing. The Borrower may then deliver an amended Notice of Borrowing to the Agent and each Funding Agent (or confirm the accuracy of the previously delivered Notice of Borrowing) or, by written notice, rescind the Notice of Borrowing; provided that if the Borrower elects to deliver an amended Notice of Borrowing, such amended Notice of Borrowing shall reflect a proposed Borrowing Date no earlier than two (2) Business Days after the date of delivery of such amended Notice of Borrowing.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) The aggregate principal amount of each Advance by the Borrower shall not be less than $1,000,000.

(C) The Notice of Borrowing shall specify the aggregate amount of Advances requested together with the allocated amount of Advances to be paid by each Lender Group based on its respective Lender Group Percentage. Each Conduit Lender may, in its sole discretion, and the Committed Lender or the Committed Lenders shall, if the Conduit Lender in its or their related Lender Group elects, in its sole discretion, not to do so or if there is no Conduit Lender in its related Lender Group, initiate the wire for the applicable Advances in an amount, for each Lender Group, equal to its Lender Group Percentage of the amounts requested by the Borrower pursuant to the applicable Notice of Borrowing to the Agent, before 1:00 P.M. (Puerto Rico time) on such Borrowing Date, at the Agent’s Account, in same day funds, such Lender’s ratable portion of such Advance. The Agent shall (to the extent that the Agent has received such funds from the Lenders prior to 3:00 P.M. (Puerto Rico time) on such day and subject to the fulfillment of the applicable conditions set forth in Article III) make such funds available to the Borrower by deposit to the Borrower’s Account (or such other account designated by the Borrower in such Notice of Borrowing, which may include the JPM Operating Account) by no later than 4:00 P.M. (San Juan, Puerto Rico time) on the Borrowing Date specified or deemed specified in such Notice of Borrowing. In connection with the funding of each Advance, the Borrower (or the Agent, on the Borrower’s behalf, out of the proceeds of the initial Advance) shall cause to be deposited into the Liquidity Reserve Account an amount such that the amount on deposit therein is equal to the Liquidity Reserve Account Required Balance.

(D) Unless the Agent shall have received notice from a Committed Lender prior to the date of any Advance that such Committed Lender will not make available to the Agent such Committed Lender’s ratable portion of such Advance, the Agent may assume that such Committed Lender has made such portion available to the Agent on the date of such Advance in accordance with subsection (C) of this Section 2.4 and the Agent may, in reliance upon such assumption, but shall not have the obligation to, make available to the Borrower on such date a corresponding amount. If and to the extent that such Committed Lender shall not have so made such ratable portion available to the Agent, such Committed Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day until the date such amount is repaid or paid to the Agent, at (i) in the case of the Borrower, the interest rate applicable under Section 2.10 to such Advances and (ii) in the case of such Committed Lender, the Federal Funds Effective Rate. If such Committed Lender shall repay to the Agent such corresponding amount, such amount so paid shall constitute such Committed Lender’s ratable portion of the Advance for purposes of this Agreement.

(E) The obligation of each Committed Lender to fund its ratable portion of any Advance shall be several from that of each other Committed Lender (and neither the Agent nor any Committed Lender shall be responsible for the failure of any Committed Lender that is a Defaulting Lender to remit its ratable portion of any Advance), and the failure of any Committed Lender to so make such amount available to the Agent shall not relieve any other Committed Lender of its obligation hereunder.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.5 Fees.

(A) Unused Line Fees. The Borrower agrees to pay to each Funding Agent, for the benefit of the Committed Lender in its Lender Group and as consideration for the Commitment of such Committed Lender in such Lender Group unused line fees in Dollars (the “Unused Line Fee”) for the period from the Closing Date to the last day of the Availability Period, computed as (a) the Unused Line Fee Percentage multiplied by (b) the average Unused Portion of the Commitments with respect to such Lender Group during a fiscal quarter; provided, that for the purposes of this provision, the Commitment of any Committed Lender shall be deemed to be zero if such Lender is a Defaulting Lender. Accrued Unused Line Fees shall be due and payable in arrears (from available Collections as set forth and in the order of priority established pursuant to Section 2.7) on the Quarterly Payment Date immediately following the last day of the applicable fiscal quarter for which such fee was calculated and on the last day of the Availability Period.

(B) Manager Fee. The Borrower shall pay the Manager Fee to the initial Manager and after the resignation or replacement of the initial Manager, the Borrower shall pay the Manager Fee to a Successor Manager appointed in accordance with the Management Agreement.

(C) Servicer Fee. The Borrower shall pay the Servicer Fee to the initial Servicer and after the resignation or replacement of the initial Servicer, the Borrower shall pay the Servicer Fee to a Successor Servicer, which may be the Back-Up Servicer, appointed in accordance with the Servicing Agreement.

(D) Back-Up Servicing Fee. The Borrower shall pay the Back-Up Servicing Fee to the Back-Up Servicer until such time as the Back-Up Servicer becomes the Successor Servicer in accordance with the Servicing Agreement.

(E) Custodial Fee. The Borrower shall pay to the Custodian the Custodial Fee.

(F) Agent Fee. The Borrower shall pay to the Agent the Agent Fee.

(G) Payment of Fees. The fees set forth in Section 2.5(A), (B), (C), (D), (E) and (F) shall be payable on each Payment Date by the Borrower from Distributable Collections as set forth in and in the order of priority established pursuant to Section 2.7(B).

Section 2.6 Reduction/Increase of the Commitments. The Borrower may, on any Business Day, upon written notice given to the Agent and each of the Funding Agents not later than two (2) Business Days prior to the date of the proposed action (which notice may be conditioned upon any event), terminate in whole or reduce in part, on a pro rata basis based on its Lender Group Percentage, the Unused Portion of the Commitments with respect to each Lender Group (and on a pro rata basis with respect to each Committed Lender in such Lender Group); provided, that (i) any partial reduction shall be in the amount of $1,000,000 or an integral multiple thereof and (ii) any Unused Portion of the Commitments so reduced may not be increased again without the written consent of the related Committed Lenders in such Lender Group.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.7 Repayment of the Advances. (A) The maturity date for this facility is the Facility Maturity Date (unless earlier terminated in accordance with Section 6.2(B) or upon any voluntary termination of the Facility by the Borrower) and notwithstanding any other provision to the contrary, the outstanding principal balance of the Advances and the other Obligations owing under this Agreement, together with all accrued but unpaid interest thereon, shall be due and payable in full, if not due and payable earlier, on the Facility Maturity Date (unless earlier terminated in accordance with Section 6.2(B) or upon any voluntary termination of the Facility by the Borrower).

(B) On any Business Day, the Borrower may direct the Agent to, and on each Payment Date, the Agent shall, subject to Section 2.7(D), apply all amounts on deposit in the Collection Account (including, (x)(1)(a) Collections deposited therein during the related Collection Period and (b) any amounts due during the related Collection Period but deposited into the Collection Account within ten (10) Business Days after the end of such Collection Period that the Servicer (at its option) has determined (with written notice thereof to the Agent (with a copy to the Borrower and the Back-Up Servicer)) to be treated as if such amounts were on deposit in the Collection Account at the end of such Collection Period, (2) amounts deposited therein from the Liquidity Reserve Account or the Supplemental Reserve Account, in each case, in accordance with Section 8.2, or (3) any amounts deposited therein by the Seller (Solar Loans), the Seller (Solar Assets) or SEC pursuant to the Sale and Contribution Agreement (Solar Loans), the Sale and Contribution Agreement (Solar Assets) or the Guaranty, respectively, or otherwise deposited therein by SEC or any of its Affiliates in its sole discretion in respect of any Collection Period to cure an actual or anticipated shortfall of any amounts required to make payments pursuant to Section 2.7(C) on any date, but (y) excluding Collections deposited therein in the current Collection Period except as necessary to make distributions pursuant to clauses (i)-(v) of this Section 2.7(B) or as otherwise determined by the Servicer pursuant to clause (x)(1)(a) above) (the “Distributable Collections”), to the Obligations in the following order of priority based solely on information contained in (I) with respect to any Payment Date, the Monthly Servicer Report for such related Collection Period or, if no Monthly Servicer Report is provided, solely as directed in writing by the Agent or (II) with respect to any other Business Day, including the date of closing for a Takeout Transaction, on which the Borrower requests an application and distribution of funds in the Collection Account (and/or Takeout Transaction Account, if applicable), an interim Monthly Servicer Report or such other report in form and substance reasonably satisfactory to the Agent relating to the Distributable Collections and proceeds of a Takeout Transaction, if applicable, that is delivered by the Servicer (which the Servicer hereby agrees to deliver at the request of the Agent):

(i) first (Taxes), to the Manager for the payment to the appropriate taxing authorities, the amount of franchise taxes owed by the Borrower prior to the next Payment Date and for which funds have not previously been withdrawn from the Collection Account; provided, that taxes paid and to be paid pursuant to this subclause (i) shall include only those accrued on or after the Closing Date;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) second (Service Providers), ratably, (a) to the Agent (1) the Agent Fee and (2)(x) any accrued and unpaid Agent Fees with respect to prior Payment Dates plus (y) out-of-pocket expenses and indemnities of the Agent incurred and not reimbursed in connection with its obligations and duties under this Agreement; provided that the aggregate payments to the Agent as reimbursement for clause (a)(2)(y) will be limited to $[***] per calendar year so long as no Event of Default has occurred pursuant to this Agreement (unless otherwise approved by the Agent); (b) to the Back-Up Servicing Fee Account for payment to the Back-Up Servicer (1) the Back-Up Servicing Fee, (2)(x) any accrued and unpaid Back-Up Servicing Fees with respect to prior Payment Dates plus (y) out-of-pocket expenses and indemnities of the Back-Up Servicer, and (3) any accrued and unpaid transition costs, in each case, pursuant to the Transaction Documents; provided that the aggregate payments to the Back-Up Servicer as reimbursement for clause (b)(2)(y) will be limited to $[***] per calendar year so long as no Event of Default has occurred pursuant to this Agreement (unless otherwise approved by the Agent); provided, further that the aggregate payments to the Back-Up Servicer as reimbursement for clause (b)(3) shall be limited to $[***] (unless otherwise approved by the Agent); (c) to the Manager, the Manager Fee; (d) to the Servicer, the Servicer Fee; and (e) to the Custodial Fee Account for payment to the Custodian, the Custodial Fee;

(iii) third (Interest Distribution Amount), to each Funding Agent, for the benefit of and on behalf of the Lenders in its Lender Group, the Interest Distribution Amount then due (allocated among the Lender Groups based on their Lender Group Percentages) until paid in full;

(iv) fourth (Qualifying Hedge Counterparty Payments), to the Qualifying Hedge Counterparty under each Hedge Agreement, the payment of all amounts which are due and payable by the Borrower to such Qualifying Hedge Counterparty on such date (other than fees, expenses, termination payments, indemnification payments, tax payments or other similar amounts), pursuant to the terms of the applicable Hedge Agreement (net of all amounts which are due and payable by such Qualifying Hedge Counterparty to the Borrower on such date pursuant to the terms of such Hedge Agreement);

(v) fifth (Unused Line Fee), to each Funding Agent, for the benefit of and on behalf of the Committed Lender(s) in its Lender Group, the payment of the Unused Line Fee then due (allocated among the Lender Groups based on their Lender Group Percentages) until paid in full;

(vi) sixth (Liquidity Reserve Account), if the amount on deposit in the Liquidity Reserve Account is less than the Liquidity Reserve Account Required Balance and no Amortization Event has occurred and is continuing, to the Liquidity Reserve Account until the amount on deposit in the Liquidity Reserve Account shall equal the Liquidity Reserve Account Required Balance;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vii) seventh (Borrowing Base Deficit), to the extent required under Section 2.9 in connection with a Borrowing Base Deficiency, to each Funding Agent, on behalf of the Lenders in its Lender Group, for the prepayment and reduction of the outstanding principal amount of any Advances, an amount equal to the amount necessary to cure such Borrowing Base Deficiency (allocated ratably among the Lender Groups based on their Lender Group Percentages) plus, to the extent not paid as provided above, accrued and unpaid interest on the Advances prepaid until paid in full;

(viii) eighth (Qualifying Hedge Counterparty Breakage), to the Agent for the account of the Qualifying Hedge Counterparty under each Hedge Agreement, all payments which arose due to a default by the Qualifying Hedge Counterparty or the Borrower or due to any prepayments of amounts under such Hedge Agreement and all fees, expenses, indemnification payments, tax payments or other amounts (to the extent not previously paid hereunder) which are due and payable by the Borrower to such Qualifying Hedge Counterparty on such date, pursuant to the terms of the applicable Hedge Agreement;

(ix) ninth (Supplemental Reserve Account), to the Supplemental Reserve Account, the Supplemental Reserve Account Deposit, if any; provided that in no event shall any Supplemental Reserve Account Deposit be required to the extent that, after giving effect to any such Supplemental Reserve Account Deposit, the amount on deposit in the Supplemental Reserve Account would exceed the Supplemental Reserve Account Required Balance;

(x) tenth (Availability Period Lender Obligations), (a) if an Amortization Event (Solar Loans) shall have occurred and be continuing, to the Agent and each Funding Agent on behalf of itself and the Lenders in its related Lender Group, for application to the aggregate amount of all Obligations related to the Advances (Solar Loans) (calculated on the basis of the outstanding Obligations on such date multiplied by the quotient of the Borrowing Base (Solar Loans) divided by the Borrowing Base on such date) then due and payable from the Borrower to the Agent, such Funding Agent and each such Lender in the Lender Group, including the payment of the principal balance of the outstanding of Advances (Solar Loans) (as applicable and as allocated among such Obligations as selected by the Agent; provided that payment of the principal balance of such outstanding Advances (Solar Loans) shall be allocated ratably among the Lender Groups based on their Lender Group Percentages) until such Advances (Solar Loans) are paid in full, (b) if an Amortization Event (Solar Assets) shall have occurred and be continuing, to the Agent and each Funding Agent on behalf of itself and the Lenders in its related Lender Group, for application to the aggregate amount of all Obligations related to the Advances (Solar Assets) (calculated on the basis of the outstanding Obligations on such date multiplied by the quotient of the Borrowing Base (Solar Assets) divided by the Borrowing Base on such date) then due and payable from the Borrower to the Agent, such Funding Agent and each such Lender in the Lender Group, including the payment of the principal balance of the outstanding of Advances (Solar Assets) (as applicable and as allocated

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

among such Obligations as selected by the Agent; provided that payment of the principal balance of such outstanding Advances (Solar Assets) shall be allocated ratably among the Lender Groups based on their Lender Group Percentages) until such Advances (Solar Assets) are paid in full, and (c) if an Amortization Event described in clause (iii) of the definition thereof shall have occurred and be continuing, to the Agent and each Funding Agent on behalf of itself and the Lenders in its related Lender Group, for application to the aggregate amount of all Obligations then due and payable from the Borrower to the Agent, such Funding Agent and each such Lender in the Lender Group, including the payment of the principal balance of the outstanding of Advances (as applicable and as allocated among such Obligations as selected by the Agent; provided that payment of the principal balance of such outstanding Advances shall be allocated ratably among the Lender Groups based on their Lender Group Percentages) until paid in full;

(xi) eleventh (Lender Fees and Expenses), to the Agent and each Funding Agent on behalf of itself and the Lenders in its related Lender Group, the payment of all Breakage Costs, all Liquidation Fees and all other amounts, including, without limitation those set forth in Section 2.11(D) (other than those already provided for above) then due and payable by the Borrower to the Agent, such Funding Agent and such Lenders (solely in their capacity as a Lender) hereunder or under any other Transaction Document until paid in full;

(xii) twelfth (All Other Obligations), to the Agent on behalf of any applicable party, the ratable payment of all other Obligations that are past due and/or payable on such date;

(xiii) thirteenth (Service Provider Indemnities), to the Custodial Fee Account for payment to the Custodian, the Back-Up Servicing Fee Account for payment to the Back-Up Servicer, to the Manager and/or to the Servicer, any indemnification, expenses, fees or other obligations owed to the Custodian, the Back-Up Servicer, the Manager and/or the Servicer, respectively (including, out-of-pocket expenses and of the Back-Up Servicer not paid pursuant to clause (ii) above and any Manager Fees, Custodial Fees or Servicer Fees not paid pursuant to clause (ii) above), pursuant to the Transaction Documents;

(xiv) fourteenth (Principal Prepayments), as specified in Section 2.8(A), (a) first, to each Funding Agent on behalf of its related Lender Group, to the prepayment of Advances in accordance with Sections 2.8(A) and 2.12 together with any Liquidation Fees in accordance with Section 2.11(A) and accrued interest on the amount prepaid (allocated ratably among the Lender Groups based on their Lender Group Percentages) and (b) second, to any other prepayment of Advances held by a Disqualified Lender pursuant to Section 9.8, together with accrued interest on the amount prepaid;

(xv) fifteenth (Manager Extraordinary Expenses), ratably (a) to the Manager, all Manager Extraordinary Expenses not previously paid, and (b) to the Servicer, all Servicer Extraordinary Expenses not previously paid; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(xvi) sixteenth (Remainder), subject to Section 5.2(E)(i), all Distributable Collections remaining in the Collection Account after giving effect to the preceding distributions in this Section 2.7(B), to the Borrower’s Account.

(C) After giving effect to the application of Distributable Collections in accordance with Section 2.7(B) on any Business Day, if any, the Agent shall, subject to Section 2.7(D), apply all amounts on deposit in the Takeout Transaction Account on such Business Day representing net proceeds of any Takeout Transaction to the Obligations in the following order of priority:

(i) first (Interest), to each Funding Agent, on behalf of the Lenders in its Lender Group, the excess, if any, of the Interest Distribution Amount accrued with respect to the amount of Advances prepaid on such day (allocated among the Lender Groups based on their Lender Group Percentages) with respect to the related Interest Accrual Period over the amount distributed (or distributable) to the Funding Agent on such day pursuant to Section 2.7(B)(iii);

(ii) second (Liquidation Fees and Other Obligations Owing to Agents, Lenders and Funding Agents), to the Agent and each Funding Agent, on behalf of itself and the Lenders in its related Lender Group, for application to the aggregate amount of all Liquidation Fees and all other Obligations accrued with respect to the amount of Advances prepaid on such day (other than those already provided for pursuant to this Section 2.7(C)) then due and payable by the Borrower to the Agent, such Funding Agent and such Lenders until paid in full;

(iii) third (Principal and Takeout Transaction Fee), to each Funding Agent on behalf of its related Lender Group, to the prepayment of Advances in accordance with Sections 2.8 and 2.12 (allocated ratably among the Lender Groups based on their Lender Group Percentages), together with the related Takeout Transaction Fee, if any;

(iv) fourth (Qualifying Hedge Counterparty Payments), to the Qualifying Hedge Counterparty under each Hedge Agreement, all payments that are due and payable by the Borrower to such Qualifying Hedge Counterparty on such date arising as a result of the prepayment of Advances in connection with such Takeout Transaction (other than fees, expenses, termination payments, indemnification payments, tax payments or other similar amounts), pursuant to the terms of the applicable Hedge Agreement (net of all amounts which are due and payable by such Qualifying Hedge Counterparty to the Borrower on such date pursuant to the terms of such Hedge Agreement);

(v) fifth (Qualifying Hedge Counterparty Breakage), to the Qualifying Hedge Counterparty under each Hedge Agreement, all fees, expenses, indemnification payments, tax payments or other amounts (to the extent not previously paid hereunder) which are due and payable by the Borrower to such Qualifying Hedge Counterparty on such date arising as a result of the prepayment of Advances in connection with such Takeout Transaction, pursuant to the terms of the applicable Hedge Agreement; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vi) sixth (Remainder), subject to Section 5.2(E)(i), to the Borrower’s Account, all proceeds of such Takeout Transaction remaining in the Takeout Transaction Account.

(D) Notwithstanding anything to the contrary set forth in this Section 2.7 or Section 8.2, the Agent shall not be obligated to make any determination or calculation with respect to the payments or allocations to be made pursuant to either of such Sections, and in making the payments and allocations required under such Sections, the Agent shall be entitled to rely exclusively and conclusively upon the information in the latest Monthly Servicer Report received by the Agent pursuant to either such Section prior to the applicable payment date. Any payment direction to be acted upon by the Agent pursuant to either such Section on a payment date other than a Payment Date shall be delivered to the Agent at least one (1) Business Day prior to the date on which any payment is to be made.

(E) Notwithstanding anything to the contrary herein or in any other Transaction Document, the Borrower may, at its election by written notice to the Agent, from time to time apply all or any portion of the Extension Period Cash to the payment of principal, interest, fees or other Obligations, without premium or penalty, and the Agent shall promptly transfer and apply Extension Period Cash in accordance with the instructions set forth in such written notice from the Borrower.

Section 2.8 Certain Prepayments. (A) The Borrower (pursuant to Section 2.7(B) and as otherwise permitted in this Agreement, except as a result of a Takeout Transaction) may at any time upon written notice to the Agent and the Funding Agents, and subject to the priority of payments set forth in Section 2.7(B), prepay all or any portion of the balance of the principal amount of the Advances based on the outstanding principal amounts thereof, which notice shall be given at least two (2) Business Days prior to the proposed date of such prepayment (which notice may be conditioned upon any event). Each such prepayment (which need not be on a Payment Date) shall be accompanied by (a) the payment of all accrued but unpaid interest on the amounts to be so prepaid and (b) any Liquidation Fee in connection with such prepayment if such prepayment is not made on a Payment Date, but shall otherwise be made without any penalty or premium.

(B) The Borrower shall deposit all proceeds of any Takeout Transaction (net of reasonable fees, taxes, commissions, premiums and expenses incurred by the Borrower in connection with such Takeout Transaction so long as such deposit is greater than or equal to the Minimum Payoff Amount) into the Takeout Transaction Account, and the Agent shall apply such proceeds to prepay the Advances made in respect of Solar Loans and the related SL Solar Assets or Solar Assets, as applicable, that are subject to such Takeout Transaction (and make other related payments in accordance with Section 2.7(C)). To the extent applicable, each such prepayment shall be accompanied by the Takeout Transaction Fee, if any.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.9 Mandatory Prepayments of Advances. On any date that the Borrower either (a) obtains knowledge or (b) receives notice from the Agent (with calculations set forth in reasonable detail), that as of any date that the Borrowing Base is required to be calculated, the aggregate outstanding principal amount of all Advances exceeds the lesser of (i) the sum of (x) the amount of the Aggregate Commitment and (ii) the Borrowing Base (the occurrence of an excess of the aggregate outstanding principal amount of all Advances over the lesser of the amount set forth in clauses (i) and (ii) being referred to herein as a “Borrowing Base Deficiency”), the Borrower shall pay to the Agent, for delivery to each Funding Agent for the account of each Lender Group, the amount of any such excess (to be applied to the reduction of Advances ratably among all Lender Groups based on their Lender Group Percentages), together with accrued but unpaid interest on the amount required to be so prepaid to the date of such prepayment and any Liquidation Fee in connection with such prepayment if such prepayment is not made on a Payment Date. Notwithstanding anything contained herein to the contrary, in lieu of repaying Advances to cure a Borrowing Base Deficiency, the Seller (Solar Loans) may instead voluntarily assign additional Eligible Solar Loans and the related SL Solar Assets to the Borrower under the Sale and Contribution Agreement (Solar Loans) in an amount sufficient to cure such Borrowing Base Deficiency so long as (x) the Borrower provides written notice to Agent that Seller (Solar Loans) intends to make such contribution together with a pro forma Borrowing Base Certificate giving effect to such contribution, (y) the Seller (Solar Loans) delivers the related Custodian File to the Custodian for certification pursuant to the Custodial Agreement and (z) Agent shall have received the related A-1 (Solar Loans) Custodial Certification in respect of such Eligible Solar Loans and the related SL Solar Assets from the Custodian pursuant to the Custodial Agreement.

Section 2.10 Interest. (A) The makers of the Advances shall be entitled to the applicable Interest Distribution Amount payable on each Payment Date in accordance with Section 2.7(B) and Section 2.7(C).

(B) Subject to clauses (C), (D), (E), (F),(G) and (H) of this Section 2.10 if prior to the commencement of any Interest Accrual Period:

(i) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the applicable Benchmark (including because any screen rate necessary to determine such rate is not available or published on a current basis), for such Interest Accrual Period (or for such day); provided that no Benchmark Transition Event shall have occurred at such time with respect to such Benchmark; or

(ii) the Agent is advised by any Lender(s) that the applicable Benchmark for such Interest Accrual Period (or for such day) will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advance(s) for such Interest Accrual Period (or for such day) ; provided that no Lender shall make such determination unless such Lender is generally making similar determinations upon, or otherwise similarly enforcing its agreements with, companies of substantially the same industry as the Borrower; and provided further that no Lender shall have any obligation to disclose confidential information about any other borrowers;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the interest rate applicable to Advances that would otherwise be funded or maintained based on the applicable Benchmark shall be the Base Rate.

(C) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.10 will occur prior to the applicable Benchmark Transition Start Date.

(D) In connection with the implementation of a Benchmark Replacement, the Agent will have the right (in consultation with the Borrower) to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(E) The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period; provided that any failure by the Agent to so notify the Borrower and/or any Lender shall not affect the Agent’s right to take or refrain from taking any action permitted under this Section 2.10. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.10.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(F) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion (in consultation with the Borrower) or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent (in consultation with the Borrower) may modify the definition of “Interest Accrual Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent (in consultation with the Borrower) may modify the definition of “Interest Accrual Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(G) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Advance that would otherwise be funded or maintained based on the relevant Benchmark shall during such Benchmark Unavailability Period instead be funded or maintained based on the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(H) If any Lender determines that requirement of Law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for such Lender to make or maintain Advances with respect to which the Cost of Funds is based on the Benchmark as contemplated hereunder, (i) the obligation of the related Non-Conduit Lender hereunder to make an Advance with respect to which the Cost of Funds is based on the Benchmark shall be suspended forthwith and (ii) the Cost of Funds with respect to any outstanding Advances shall, if necessary to avoid such illegality, automatically be converted to the Base Rate on the last day of the then current Interest Accrual Period or within such earlier period as required by Law, in each case until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. The Borrower hereby agrees to promptly pay to each Lender, upon demand, any additional amounts necessary to compensate such Lender for any reasonable and documented costs incurred by such Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain the Advances hereunder. Such Lender’s notice of such costs, as certified to the Borrower, shall be conclusive absent manifest error.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.11 Breakage Costs; Liquidation Fees; Increased Costs; Capital Adequacy; Illegality; Additional Indemnifications.

(A) Breakage Costs and Liquidation Fees. (i) If any Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower hereby agrees to pay Breakage Costs, if any, and (ii) the Borrower further agrees to pay all Liquidation Fees associated with a reduction of the principal balance of any Advance at any time. The Borrower shall not be responsible for any Liquidation Fees or any other loss, cost, or expenses arising at the time of, and arising solely as a result of, any assignment made pursuant to Section 9.8 and the reallocation of any portion of the Advances of the applicable Lender making such assignment unless, in each case, such assignment is requested by the Borrower.

(B) Increased Costs. If any Change in Law (a) shall subject any Lender, the Agent or any Affiliate thereof (each of which, an “Affected Party”) to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) shall impose, modify or deem applicable any reserve requirement (including any reserve requirement imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party, or (c) shall impose any other condition affecting the Collateral or the rights of any Lender and the Agent hereunder, the result of which is to increase the cost to any Affected Party under this Agreement or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then on the next Payment Date after written demand by such Affected Party, such Affected Party shall receive such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered to the extent such additional or increased costs or reduction are incurred or suffered in connection with the Collateral, any obligation to make Advances hereunder, any of the rights of such Lender or the Agent hereunder, or any payment made hereunder in accordance with Section 2.7(B); provided, that the Borrower shall not be required to compensate such Affected Party for any portion of such additional or increased cost or such reduction that is incurred more than one hundred eighty (180) days prior to any such demand (except that, if the event giving rise to such additional or increased cost or such reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(C) Capital Adequacy. If any Change in Law has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such Change in Law (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then on the next Payment Date after

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

written demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), such Affected Party shall receive such additional amount or amounts as will compensate such Affected Party for such reduction in accordance with Section 2.7(C); provided, that the Borrower shall not be required to compensate such Affected Party for any portion of such additional amount or amounts that are incurred more than one hundred eighty (180) days prior to any such demand (except that, if the event giving rise to such additional amount or amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(D) Compensation. If as a result of any event or circumstance similar to those described in Section 2.11(A), 2.11(B) or 2.11(C), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the next Payment Date after written demand by such Affected Party, such Affected Party shall receive such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it; provided, that the Borrower shall not be required to compensate such Affected Party for any portion of such additional amount or amounts that are incurred more than one hundred eighty (180) days prior to any such demand (except that, if the event giving rise to such additional amount or amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(E) Calculation. In determining any amount provided for in this Section 2.11, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.11 shall submit to the Agent, for delivery to the Borrower, a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

Section 2.12 Payments and Computations. (A) The Borrower (pursuant to Section 2.7(B) or Section 2.7(C) and as otherwise permitted in this Agreement) shall make each payment and prepayment hereunder and under the Advances in respect of principal, interest, expenses, indemnities, fees or other Obligations due from the Borrower not later than 4:00 P.M. (San Juan, Puerto Rico time) on the day when due in U.S. Dollars to the Agent, for the ratable benefit of the Lenders, at its address referred to in Section 9.3, in immediately available, same day funds. The Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, fees or any other Obligations then payable hereunder to more than one Lender, to the corresponding Funding Agent, for the benefit of such Lenders, ratably in accordance with the amounts of such respective Obligations then payable to such Lenders, and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender, to the corresponding Funding Agent, for the benefit of such Lender, in each case to be applied in accordance with the terms of this Agreement. Payments on Obligations may also be made by the application of funds in the Collection Account or the Takeout Transaction Account as provided in Section 2.7(B) or 2.7(D), as applicable. All computations of interest for Advances made under the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

last day) occurring in the period for which such interest is payable. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees is payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(B) All payments to be made in respect of fees, if any, due to the Agent from the Borrower hereunder shall be made on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature (other than with respect to Taxes pursuant to Section 2.15), and an action therefor shall immediately accrue.

Section 2.13 Payment on Non Business Days . Whenever any payment hereunder or under the Advances shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

Section 2.14 Extension of the Scheduled Commitment Termination Date. No earlier than ninety (90) days, and no later than sixty (60) days, prior to the then Scheduled Commitment Termination Date, the Borrower may deliver written notice to the Agent and each Funding Agent requesting an extension of such Scheduled Commitment Termination Date. The Agent shall respond to such request no later than thirty (30) days following the date of its receipt of such request, indicating whether it is considering such request and preliminary conditions precedent to any extension of the Scheduled Commitment Termination Date as the Agent determines to include in such response. The Agent’s failure to respond to a request delivered by the Borrower pursuant to this Section 2.14 shall not be deemed to constitute any agreement by the Agent to any such extension. The granting of any extension of the Scheduled Commitment Termination Date requested by the Borrower shall be in the mutual discretion of the Borrower and the Agent (on behalf of the Lenders with the consent of all Lender Groups).

Section 2.15 Taxes.

(A) Defined Terms. For purposes of this Section 2.15 the term “applicable Law” includes FATCA.

(B) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, to the extent such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(C) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of a Funding Agent timely reimburse it for the payment of, any Other Taxes.

(D) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Agent and each Funding Agent), or by a Funding Agent on its own behalf or on behalf of a Recipient (with a copy to the Agent), shall be conclusive absent manifest error.

(E) Indemnification by the Lenders. Each Committed Lender shall severally indemnify the Agent or the corresponding Funding Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Committed Lender (but only to the extent that the Borrower has not already indemnified the Agent or such Funding Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), and (ii) any Excluded Taxes attributable to such Committed Lender, in each case, that are payable or paid by the Agent or the corresponding Funding Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Committed Lender by the Agent or the corresponding Funding Agent shall be conclusive absent manifest error. Each Committed Lender hereby authorizes the Agent or the corresponding Funding Agent to set off and apply any and all amounts at any time owing to such Committed Lender under any Transaction Document or otherwise payable by the Agent or such Funding Agent to the Lender from any other source against any amount due to the Agent or such Funding Agent under this paragraph (E).

(F) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Agent and each Funding Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent and such Funding Agent.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(G) Status of Recipients. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Agent and the related Funding Agent, at the time or times reasonably requested by the Borrower, the Agent or such Funding Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Agent or such Funding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower, the Agent or the related Funding Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower, the Agent or such Funding Agent as will enable the Borrower, the Agent or such Funding Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing,

(a) any Recipient that is a U.S. Person shall deliver to the Borrower, the Agent and the related Funding Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Agent or such Funding Agent), executed originals of Internal Revenue Service Form W-9 (or any successor form) certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(b) any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Agent and the related Funding Agent (in such number of copies as shall be requested by the Borrower, the Agent or such Funding Agent) on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Agent or such Funding Agent), whichever of the following is applicable:

(1) in the case of a Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (or, in each case, any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or W-8BEN-E (or, in each case, any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(2) executed originals of Internal Revenue Service Form W-8ECI (or any successor form);

(3) in the case of a Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower (or, if the Borrower is a disregarded entity for U.S. federal income tax purposes, the Borrower’s regarded owner for U.S. federal income tax purposes) within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (or, in each case, any successor form); or

(4) to the extent a Recipient is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY (or any successor form), accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E (or, in each case, any successor form), a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c) any Recipient which is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Agent and the related Funding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Agent or such Funding Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in withholding Tax, including U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower, the Agent or such Funding Agent to determine the withholding or deduction required to be made; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(d) if a payment made to a Recipient under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to the Borrower, the Agent and the related Funding Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower, the Agent or such Funding Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower, the Agent or such Funding Agent as may be necessary for the Borrower, the Agent and such Funding Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification (including providing any new documentation reasonably requested by the Borrower and the related Funding Agent) or promptly notify the Borrower, the Agent and the related Funding Agent in writing of its legal inability to do so.

(H) Forms for Borrower. Each Funding Agent (including any new, successor, or replacement Funding Agent) shall deliver to the Borrower on or before the first Payment Date (or, in the case of any new, successor, or replacement Funding Agent, on or prior to the date on which such person becomes a Funding Agent), executed originals of Internal Revenue Service Form W-9 or applicable W-8 (or, in each case, any successor form), as applicable, certifying that such Funding Agent is exempt from U.S. federal backup withholding tax.

(i) On or before the date that Agent (and any successor or replacement Agent) becomes the Agent hereunder, it shall deliver to the Borrower executed originals of either (x) if the Agent is a U.S. Person, Internal Revenue Service Form W-9 (or any successor form) or (y) if the Agent is not a U.S. Person, a U.S. branch or territory financial institution (as applicable) withholding certificate on Internal Revenue Service Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Recipient) and Internal Revenue Service Form W-8ECI (or any successor form) (with respect to amounts received on its own account, if any), with the effect that, in any case, the Borrower will be entitled to make payments hereunder to the Agent without withholding or deduction on account of U.S. federal withholding Tax.

Each of the Agent and Funding Agents, as applicable, shall, if any form or certification it previously delivered under this Section 2.15(H) expires or becomes obsolete or inaccurate in any respect, deliver promptly to the Borrower the updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its legal inability to do so.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(I) Treatment of Certain Refunds and Credits. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes (or credit in lieu thereof) as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments and payments of additional amounts made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable and documented out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (I) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (I), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (I) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(J) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of a Funding Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.16 Sharing of Payments. If any Funding Agent or any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any Advance made by it (other than pursuant to Section 2.11) or other Obligation under the Transaction Documents in excess of its ratable share of payments and other recoveries obtained by all Lenders on account of the Advances or other Obligations under the Transaction Documents then held by them, such Lender shall purchase at par from the other Lenders such participation in the Advances or other Obligations under the Transaction Documents held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (i) the amount of such selling Lender’s required repayment to the purchasing Lender to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 2.17 Defaulting Lenders.

(A) Defaulting Lender Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) The Unused Line Fee shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.5; and

(ii) the Commitments of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.2); provided, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(B) Defaulting Lender Cure. If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent shall so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender shall purchase at par such of the Advances of the other Lenders in its Lender Group as Agent shall determine may be necessary in order for such Lender to hold such Advances in accordance with its Lender Group Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.18 Mitigation Obligations; Replacement of Lenders.

(A) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11(B), or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances or Commitments hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11(B) or Section 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) Replacement of Lenders. If any Lender requests compensation under Section 2.11(B), or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(A), or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.8), all of its interests, rights and obligations under this Agreement and the related Transaction Documents to an assignee, reasonably acceptable to the Agent, that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment).

Article III

CONDITIONS OF LENDING AND CLOSING

Section 3.1 Conditions Precedent to Closing . The following conditions shall be satisfied on or before the Closing Date:

(A) Closing Documents. Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect, and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained:

(i)	this Agreement;

(ii)	the Sale and Contribution Agreement (Solar Loans);

(iii)	a Loan Note for each Lender Group that has requested the same;

(iv)	the Security Agreement;

(v)	the Management Agreement;

(vi)	the Servicing Agreement;

(vii)	the Guaranty;

(viii)	the Custodial Agreement;

(ix)	the Deposit Account Control Agreement; and

(x)	the Fee Letter.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) Secretary’s Certificates. The Agent shall have received: (i) a certificate from the Secretary or the Assistant Secretary of each of SEC, the Seller (Solar Loans), the Manager, and the Borrower (a) attesting to the resolutions of such Person’s members, board of directors or other governing body authorizing its execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party, (b) authorizing specific Responsible Officers for such Person to execute the same, and (c) attesting to the incumbency and signatures of such specific Responsible Officers; (ii) copies of governing documents, as amended, modified, or supplemented prior to the Closing Date of each of SEC, the Seller (Solar Loans), the Manager, and the Borrower, in each case certified by the Secretary or the Assistant Secretary of such Person; and (iii) a certificate of status with respect to each of SEC, the Seller (Solar Loans), the Manager, and the Borrower, dated within fifteen (15) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such entity, which certificate shall indicate that such entity is in good standing in such jurisdiction.

(C) Legal Opinions. The Agent shall have received customary opinions from counsel to SEC, the Seller (Solar Loans), the Manager, and the Borrower addressing (i) authorization and enforceability of the Transaction Documents and other corporate matters and (ii) security interest and UCC matters.

(D) No Material Adverse Effect. Since December 31, 2019, there has been no Material Adverse Effect.

(E) Know Your Customer Information. The Agent shall have received all Beneficial Ownership Certifications and other documentation and information reasonably requested by the Agent or any Lender for purposes of compliance with applicable “Know Your Customer” and anti-money laundering rules and regulations, including the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

(F) Payment of Fees. The Borrower shall have paid all fees previously agreed in writing to be paid on or prior to the Closing Date.

(G) Evidence of Insurance. The Agent shall have received certification evidencing coverage under the insurance policies referred to in Section 5.1(L).

(H) Accounts. The Agent shall have received evidence reasonably satisfactory to it that each Collateral Account have been established.

(I) Authorizations; Compliance with Applicable Law. The Agent shall have received evidence reasonably acceptable to the Agent that (i) all accreditations, licenses and permits required in connection with the business of the Borrower and Seller (Solar Loans) shall be in full force and effect, and (ii) the business of the Borrower and the Seller (Solar Loans), and the use of the Approved Solar Loan Forms in connection therewith, comply with all Applicable Laws.

(J) Hedge Agreement. In the event the Borrower has entered into a Hedge Agreement, a duly executed copy of such Hedge Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 3.2 Conditions Precedent to All Advances (Solar Loans).

(A) Except as otherwise expressly provided below, the obligation of each Committed Lender to make or participate in each Advance (Solar Loans) (including the initial Advances made on the initial Borrowing Date) shall be subject, at the time thereof, to the satisfaction of the following conditions (in each case, solely to the extent that the Borrowing Base (Solar Loans) set forth in the Borrowing Base Certificate otherwise required under clause (v) below is greater than zero):

(i) all conditions to the related purchase of Solar Loans and the related SL Solar Assets under the Sale and Contribution Agreement (Solar Loans) shall have been satisfied;

(ii) the Commitment Termination Date shall not have occurred, nor shall it occur as a result of making such Advance, nor has the Availability Period ended;

(iii) all of the representations and warranties of the Borrower, the Seller (Solar Loans), the Parent, the Manager, and the initial Servicer contained in this Agreement or any other Transaction Document that relate to the eligibility of the SL Solar Assets shall be true and correct as of the date of such Advance and all other representations and warranties of the Borrower, the Seller (Solar Loans), the Parent, the Manager, and the initial Servicer contained in this Agreement or any other Transaction Document shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of such Advance (or such earlier date or period specifically stated in such representation or warranty);

(iv) no Amortization Event, Event of Default, Potential Amortization Event or Potential Default has occurred and is continuing or would result from the Borrower receiving any Advance or from the application of the proceeds therefrom;

(v) the Agent shall have received (x) the most recent Monthly Servicer Report required to be delivered thereto hereunder, and (y) no later than two Business Days prior to the requested Borrowing Date, (I) a properly completed Notice of Borrowing and a Borrowing Base Certificate (reflecting a Borrowing Base that equals or exceeds the sum of the outstanding Advances after giving effect to such proposed Advances), and (II) a Schedule of Eligible Solar Loans as of the date of such Advance.

(vi) on or prior to the related Borrowing Date, the Agent shall have received the A-1 (Solar Loans) Custodial Certification in respect of the related Solar Loans and the related SL Solar Assets from the Custodian pursuant to the Custodial Agreement;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vii) the amount on deposit in the Liquidity Reserve Account shall not be less than the Liquidity Reserve Account Required Balance, taking into account the application of the proceeds of the proposed Advance on such date and the increase of the aggregate principal balance of all outstanding Advances on such date;

(viii) after giving effect to such Advance, the sum of all outstanding Advances shall not exceed the lesser of (i) Maximum Facility Amount and (ii) the Borrowing Base as of such date; and

(ix) solely with respect to the initial Advances made on the initial Borrowing Date, the Agent shall have received customary opinions from counsel to the Borrower addressing security interest and UCC matters in respect of the Borrower’s rights to the Solar Loan Contracts.

(B) Each Notice of Borrowing submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in this Section 3.2 have been satisfied on and as of the date of the applicable Notice of Borrowing.

Section 3.3 Conditions Precedent to All Advances (Solar Assets).

(A) Except as otherwise expressly provided below, the obligation of each Committed Lender to make or participate in each Advance (Solar Assets) shall be subject, at the time thereof, to the satisfaction of the following conditions (in each case, solely to the extent that the Borrowing Base (Solar Assets) set forth in the Borrowing Base Certificate otherwise required under clause (v) below is greater than zero):

(i) all conditions to the acquisition of Solar Assets by the respective Financing Fund under the applicable Tax Equity Financing Documents have been satisfied have been satisfied;

(ii) all conditions to the acquisition of Managing Members by the Borrower under the Sale and Contribution Agreement (Solar Assets) and Section 3.4 shall have been satisfied;

(iii) the Commitment Termination Date shall not have occurred, nor shall it occur as a result of making such Advance, nor has the Availability Period ended;

(iv) all of the representations and warranties of the Borrower, the applicable Financing Fund Seller, the Seller (Solar Assets), SEC and the initial Manager contained in this Agreement or any other Transaction Document that relate to the eligibility of the Solar Assets shall be true and correct as of the date of such Advance and all other representations and warranties of the Borrower, the applicable Financing Fund Seller, the Seller (Solar Assets), SEC, the Managing Members and the initial Manager contained in this Agreement or any other Transaction Document shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of such Advance (or such earlier date or period specifically stated in such representation or warranty;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(v) the Agent and each Funding Agent shall have received, (x) the most recent Monthly Servicer Report required to be delivered hereunder, and (y) no later than two (2) Business Days prior to the requested Borrowing Date, (I) a properly completed Notice of Borrowing and a Borrowing Base Certificate (reflecting a Borrowing Base that equals or exceeds the sum of the outstanding Advances after giving effect to such proposed Advances), and (II) a Schedule of Eligible Solar Assets as of the date of such Advance.

(vi) the Borrower shall have provided the Agent an updated Schedule IV, and an updated Schedule V to reflect the Scheduled Host Customer Payments and Scheduled Managing Member Distributions as of the date of such Advance;

(vii) on or prior to the related Borrowing Date, the Agent shall have received the A-1 (Solar Assets) Custodial Certification in respect of the applicable Solar Assets from the Custodian pursuant to the Custodial Agreement;

(viii) the amount on deposit in the Liquidity Reserve Account shall not be less than the Liquidity Reserve Account Required Balance, taking into account the application of the proceeds of the proposed Advance on such date and the increase of the aggregate principal balance of all outstanding Advances on such date; and

(ix) after giving effect to such Advance, the sum of all outstanding Advances shall not exceed the lesser of (i) Maximum Facility Amount and (ii) the Borrowing Base as of such date.

(B) Each Notice of Borrowing submitted by the Borrower after the Second Amendment Effective Date shall be deemed to be a representation and warranty that the conditions specified in this Section 3.3 have been satisfied on and as of the date of the applicable Notice of Borrowing.

Section 3.4 Conditions Precedent to Acquisition of Additional Managing Members. As a condition to the Borrower’s acquisition of a Managing Member after the Second Amendment Effective Date:

(A) the Borrower shall have provided the Agent with all documents reasonably requested by the Agent related to such Managing Member and the related Financing Fund; and

(B) the Agent and each Funding Agent shall have consented to the Borrower’s acquisition of such Managing Member, in each case, in its reasonable discretion. The Agent and each Funding Agent shall use its best efforts to provide the consent required by this clause (B) (or confirm its affirmative disapproval of such transaction) within five (5) Business Days of receiving drafts of the relevant financing fund limited liability company agreement, master purchase agreement and tax loss insurance policy that are, in each case, considered by the Agent and each Funding Agent to be substantially final.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Agent and each Lender as of the Closing Date (as to itself only) and as of each Borrowing Date (as to itself only with respect to each Borrowing Date prior to the Second Amendment Effective Date), as follows:

(A) Organization; Corporate Powers. Each Relevant Party (i) is a duly organized and validly existing limited liability company, in good standing under the laws of the State of Delaware, (ii) has the limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized.

(B) Authority and Enforceability. Each Relevant Party has the limited liability company or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is party and has taken all necessary company or other organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is party. Each Relevant Party has duly executed and delivered each Transaction Document to which it is party and each Transaction Document to which it is party constitutes the legal, valid and binding agreement and obligation of the respective Relevant Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(C) Government Approvals. No order, consent, authorization, approval, license, or validation of, or filing, recording, registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to: (i) the execution, delivery and performance by a Relevant Party of any Transaction Document to which it is a party or any of its obligations thereunder or (ii) the legality, validity, binding effect or enforceability of any Transaction Document to which such Relevant Party is a party.

(D) Litigation. There are no material actions, suits or proceedings, pending or threatened in writing with respect to any Relevant Party other than as otherwise disclosed to the Agent and the Lenders pursuant to Section 5.1(A)(iv).

(E) Applicable Law, Contractual Obligations and Organizational Documents. Neither the execution, delivery and performance by any Relevant Party of the Transaction Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Relevant Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Agreement, the Pledge Agreement or Permitted Liens) upon any of the property or assets of the Borrower pursuant to the terms of any contract, or (iii) will breach any provision of the certificate of formation or the operating agreement of such Relevant Party, which, in each of the cases of subsection (i), (ii) and (iii), would result in a Material Adverse Effect.

(F) Use of Proceeds. Proceeds of the Advances have been used only as permitted under Section 2.3. No part of the proceeds of the Advances will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

(G) Accounts.

(i) The account numbers of the Lockbox Account, the Collection Account, the Borrower’s Account, the Takeout Transaction Account, the Liquidity Reserve Account, the Supplemental Reserve Account and each Service Provider’s Account are specified on Schedule II attached hereto, as updated pursuant to Section 5.1(Q). Other than accounts on Schedule II attached hereto, the JPM Accounts and, subject to Section 5.1(BB), the Other Accounts, the Borrower does not have any other accounts.

(ii) The Borrower has directed, or has caused to be directed, each Obligor to make all related Obligor Payments to the Lockbox Account; provided, that with respect to (i) Obligor Payments related to Credit Card Receivables, such payments shall be remitted through a vendor reasonably acceptable to the Agent and then transferred to the Lockbox Account on or prior to the third Business Day after receipt by such vendor and (ii) Obligor Payments related to Check Receivables, such payments shall be deposited into the JPM Check Collection Account on or prior to the third Business Day after receipt and then transferred to the Lockbox Account one Business Day prior to the first Payment Date occurring at least three Business Days after such deposit into the JPM Check Collection Account.

(iii) The Borrower has directed, or has caused to be directed each Financing Fund and each Managing Member to make all payments in respect of the Managing Member Distributions to the Lockbox Account; provided, that with respect to (i) Managing Member Distributions related to Credit Card Receivables, such payments shall be remitted through a vendor reasonably acceptable to the Agent and then transferred to the Lockbox Account on or prior to the third Business Day after receipt by such vendor and (ii) Managing Member Distributions related to Check Receivables, such payments shall be deposited into the JPM Check Collection Account on or prior to the third Business Day after receipt and then transferred to the Lockbox Account one Business Day prior to the first Payment Date occurring at least three Business Days after such deposit into the JPM Check Collection Account.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(H) ERISA. None of the assets of the Borrower are, or, prior to the repayment of all Obligations and the termination of all Commitments, will be subject to Title I of ERISA, Section 4975 of the Internal Revenue Code, or, by reason of any investment in the Borrower by any governmental plan, as the case may be, any other federal, state, or local provision similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Neither the Borrower nor any of its ERISA Affiliates has maintained, participated or had any liability in respect of any Plan during the past six (6) years which could reasonably be expected to subject the Borrower or any of its ERISA Affiliates to any tax, penalty or other liabilities, except as could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.

(I) Taxes. Each Relevant Party has timely filed (or had filed on its behalf) all federal, state, provincial, territorial, foreign and other Tax returns and reports required to be filed under applicable law, and has timely paid (or had paid on its behalf), taking into account all valid extensions, all federal, state, foreign and other Taxes levied or imposed upon it or its properties, income or assets shown to be due and payable on said Tax returns, except for those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP. No Lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax due from any Relevant Party or with respect to its or any Solar Assets or the assignments thereto, except with respect to Taxes which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Any Taxes due and payable by any Relevant Party or its predecessors in interest in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transfers and transactions contemplated hereby or thereby have been paid or shall have been paid if and when due. Except to the extent provided in the Tax Equity Financing Documents, no Relevant Party is liable for Taxes payable by any other Person.

(J) Material Agreements. There are no material breaches or defaults under the Transaction Documents, any similar agreements entered into in connection with a Takeout Transaction, the agreements set forth on Schedule III attached hereto, or any other material agreement to which the Borrower is a party.

(K) Accuracy of Information. The written information (other than financial projections, forward looking statements, and information of a general economic or industry specific nature) that has been made available to the Custodian, the Back-Up Servicer, the Agent or any Lender by or on behalf of the Borrower or any Affiliate thereof in connection with the transactions hereunder including any written statement or certificate of factual information, when taken as a whole, does not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(L) No Material Adverse Effect. Since the date of most recent audited financial statements that have been delivered in accordance with Section 5.1(A)(i), there has been no Material Adverse Effect.

(M) Investment Company Act. No Relevant Party is an “investment company” or an “affiliated person” of or “promoter” or “principal underwriter” for an “investment company” as such terms are defined in the 1940 Act, nor is any Relevant Party otherwise subject to regulation thereunder and no Relevant Party relies solely on the exemption from the definition of “investment company” in Section 3(c)(1) and/or 3(c)(7) of the 1940 Act (although such exemptions may be available).

(N) Covered Fund. No Relevant Party is a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(O) Properties; Security Interest. The Borrower has good title to all of its properties and assets necessary in the ordinary conduct of its business, free and clear of Liens other than Permitted Liens and Permitted Equity Liens. Once executed and delivered, the Security Agreement and the Pledge Agreement creates, as security for the Obligations, a valid and enforceable and (coupled with this Agreement and the taking of all actions required thereunder and under the Security Agreement and the Pledge Agreement for perfection) perfected security interest in and Lien on all of the Collateral, in favor of the Agent, for the benefit of the Secured Parties, superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral may be subject to Permitted Liens.

(P) Subsidiaries. The Borrower does not have, and shall not have, any Subsidiaries (other than the Managing Members), and does not and shall not otherwise own or hold, directly or indirectly, any Capital Stock of any other Person (other than in the case of Capital Stock of the Managing Members).

(Q) Valid Transfer.

(i) The Sale and Contribution Agreement (Solar Loans) creates a valid sale, transfer and/or assignment from the Seller (Solar Loans) to the Borrower of all right, title and interest of the Seller (Solar Loans) in and to the Conveyed Property in each case conveyed to the Borrower thereunder.

(ii) The Sale and Contribution Agreement (Solar Assets) creates a valid sale, transfer and/or assignment from the Seller (Solar Assets) to the Borrower of all right, title and interest of the Seller (Solar Assets) in and to the Conveyed Property in each case conveyed to the Borrower thereunder.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(R) Purchases of Solar Loans and SL Solar Assets and Managing Member Interests.

(i) The Borrower has given reasonably equivalent value to the Seller (Solar Loans) (which may include additional Capital Stock in the Borrower) in consideration for the transfer to the Borrower by the Seller (Solar Loans) of the Conveyed Property conveyed to the Borrower under the Sale and Contribution Agreement (Solar Loans), and no such transfer has been made for or on account of an antecedent debt owed by the Seller (Solar Loans) to the Borrower.

(ii) The Borrower has given reasonably equivalent value to the Seller (Solar Assets) (which may include additional Capital Stock in the Borrower) in consideration for the transfer to the Borrower by the Seller (Solar Assets) of the applicable Conveyed Property conveyed to the Borrower under the Sale and Contribution Agreement (Solar Assets), and no such transfer has been made for or on account of an antecedent debt owed by the Seller (Solar Assets) to the Borrower.

(S) OFAC and Patriot Act. No Relevant Party nor, to the knowledge of the Borrower, any of such Relevant Party’s officers, directors or employees appears on the Specially Designated Nationals and Blocked Persons List published by the Office of Foreign Assets Control (“OFAC”) or is otherwise a person with which any U.S. person is prohibited from dealing under the laws of the United States, unless authorized by OFAC. No Relevant Party conducts business or complete transactions with the governments of, or persons within, any country under economic sanctions administered and enforced by OFAC. No Relevant Party will directly or indirectly use the proceeds from this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund any activities of or business with any person that, at the time of such funding, is the subject of economic sanctions administered or enforced by OFAC, or is in any country or territory that, at the time of such funding or facilitation, is the subject of economic sanctions administered or enforced by OFAC. No Relevant Party is in violation of Executive Order No. 13224 or the Patriot Act.

(T) Foreign Corrupt Practices Act. Neither the Relevant Parties nor, to the knowledge of the Relevant Parties, any of its directors, officers, agents or employees, has used any of the proceeds of any Advance (i) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) to make any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) to violate any provision of the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which a Relevant Party conducts its business and to which they are lawfully subject, or (iv) to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(U) Eligibility.

(i) Each Solar Loan listed on the Schedule of Eligible Solar Loans most recently delivered to the Agent was an Eligible Solar Loan as of such date of delivery of such Schedule of Eligible Solar Loans.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) Each Solar Asset listed on the Schedule of Eligible Solar Assets most recently delivered to the Agent was an Eligible Solar Asset as of such date of delivery of such Schedule of Eligible Solar Assets.

(V) Beneficial Ownership Certification. The information included in any Beneficial Ownership Certification delivered by the Borrower is true and correct in all respects.

Article V

COVENANTS

Section 5.1 Affirmative Covenants. The Borrower covenants and agrees that, until all Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated:

(A) Reporting Requirements. The Borrower will furnish to the Agent for delivery to each Lender and, in the case of subclause (v) below, the Back-Up Servicer:

(i) within (a) one hundred eighty (180) days after the close of each fiscal year of the Parent (beginning with the fiscal year ending December 31, 2020) audited financial statements for such fiscal year that include the consolidated balance sheet of the Parent and its consolidated subsidiaries as of the end of such fiscal year, the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year (it being acknowledged that such requirement with respect to the Parent may be satisfied by the filing of the appropriate report on Form 10-K with the Securities and Exchange Commission) and (b) sixty (60) days after the end of each of the first three quarters of its fiscal year, the unaudited consolidated balance sheets and income statements for such fiscal quarter on a year-to-date basis for the Parent and its consolidated subsidiaries (it being acknowledged that such requirement with respect to the Parent may be satisfied by the filing of the appropriate report on Form 10-Q with the Securities and Exchange Commission);

(ii) at any time that Sunnova Management is the Manager or the Servicer, within one hundred eighty (180) days after the end of each of its fiscal years (beginning with the fiscal year ending December 31, 2020), a report to the Agent prepared by a Service Provider (as defined in the Servicing Agreement) containing such firm’s conclusions with respect to an examination of certain information relating to Sunnova Management’s compliance with its obligations under the Transaction Documents (including, without limitation, such firm’s conclusions with respect to an examination of the calculations of amounts set forth in certain of Sunnova Management’s reports delivered hereunder and pursuant to the Management Agreement and the Servicing Agreement, as applicable, during the prior calendar year and Sunnova Management’s source records for such amounts), in form and substance satisfactory to the Agent;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) within (a) sixty (60) days after the end of each of the first three quarters of its fiscal year, the unaudited balance sheets and unaudited statements of income for such fiscal quarter on a year-to-date basis for the Borrower, certified by an accompanying Officer’s Certificate, and (b) one hundred eighty (180) days after the close of each fiscal year of the Borrower (beginning with the fiscal year ending December 31, 2023) annual compiled financial statements for such fiscal year that include the balance sheet of the Borrower, the related statements of income and of cash flows for such fiscal year;

(iv) as soon as possible, and in any event within five (5) Business Days, after the Borrower or any of its ERISA Affiliates knows or has reason to know that an ERISA Event has occurred, deliver to the Lenders a certificate of a responsible officer of the Borrower setting forth the details of such ERISA Event, the action that the Borrower or the ERISA Affiliate proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation;

(v) (a) promptly, and in any event within five (5) Business Days, after a Responsible Officer of the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Servicer (if it is an Affiliate of the Borrower), the Manager (if it is an Affiliate of the Borrower) or SEC obtains knowledge thereof, notice of the occurrence of any event that constitutes an Event of Default, a Potential Default, an Amortization Event or a Potential Amortization Event, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto, and (b) promptly, and in any event within five (5) Business Days after a Responsible Officer of any of the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Servicer (if it is an Affiliate of the Borrower), the Manager (if it is an Affiliate of the Borrower) or SEC obtains knowledge thereof, notice of any other development concerning any litigation, governmental or regulatory proceeding (including environmental law) or labor matter pending or threatened in writing against (1) the Borrower, (2) SEC or (3) the Parent that, in the case of clause (2) or (3), individually or in the aggregate, if adversely determined, would reasonably be likely to have a material adverse effect on (A) the ability of SEC to perform its obligations under the Guaranty, or (B) the business, operations, financial condition, or assets of the Parent or SEC;

(vi) promptly, and in any event within five (5) Business Days, after receipt thereof by any of the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Servicer (if it is an Affiliate of the Borrower), the Manager (if it is an Affiliate of the Borrower), the Managing Members, the Financing Funds or SEC, copies of all material notices, requests, and other documents (excluding regular periodic reports) delivered or received by the Borrower under or in connection with the Sale and Contribution Agreement (Solar Loans), the Sale and Contribution Agreement (Solar Assets) or the Tax Equity Financing Documents;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vii) promptly, and in any event within five (5) Business Days, after receipt thereof by any of the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Servicer (if it is an Affiliate of the Borrower), the Manager (if it is an Affiliate of the Borrower) or SEC, copies of all notices and other documents delivered or received by the Borrower with respect to any material tax Liens on Solar Assets (either individually or in the aggregate);

(viii) on each Borrowing Date and on each other day on which a Financing Fund either acquires or disposes of Solar Assets that is included in the Borrowing Base, an updated Schedule IV and an updated Schedule V, in each case, to reflect such acquisition or disposition of Solar Assets on such date; and

(ix) on each Borrowing Date on which the Borrower acquires a Managing Member from the Seller (Solar Assets), an updated Schedule VI and Schedule VII to reflect such acquisition of such Managing Member on such date and any special provisions applicable to such Financing Fund.

(B) Solar Loan and Asset Reporting. The Borrower shall

(i) enforce the provisions of the Servicing Agreement and the Management Agreement which require the Manager to deliver any reports and which require the Servicer to furnish to the Agent and the Back-Up Servicer the Monthly Servicer Report pursuant to and in accordance with the terms of the Servicing Agreement (including (a) a Borrowing Base Certificate setting forth detailed calculations of the Borrowing Base reflecting the Borrowing Base file reviewed for purposes of each Borrowing Date and providing related asset level data, (b) the bank account statements for each Financing Fund for the respective periods within the Collection Period, and (c) a detailed cash reconciliation for each Financing Fund of the calculation of Managing Member Distributions for the respective periods within the Collection Period); and

(ii) cause the enforcement of the provisions of each Solar Asset Management Agreement and Solar Asset Servicing Agreement which require the Solar Asset Manager to deliver any reports to a Financing Fund or the Borrower.

(C) UCC Matters; Protection and Perfection of Security Interests. The Borrower agrees to notify the Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, and (iii) in the jurisdiction of its organization, in each case within ten (10) days of such change. In addition, the Borrower agrees to promptly notify the Agent in writing if any eVault is terminated or the underlying control arrangements for any eVault are changed in any manner that could be adverse to the Agent control party or to the Lenders and if any authoritative electronic copies of Solar Loans stored therein are no longer held within an eVault or are otherwise removed from an eVault, in each case no later than one (1) Business Day prior to the occurrence thereof. The Borrower agrees that from time to time, at its sole cost and expense, it will promptly execute and deliver all further instruments and documents, and take all further action necessary or reasonably required by the Agent (a) to complete all assignments from the Seller (Solar Loans) to the Borrower under the Sale and Contribution Agreement (Solar Loans), (b) to complete all assignments from the Seller (Solar Assets) to the Borrower

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

under the Sale and Contribution Agreement (Solar Assets), from a Financing Fund to SEC or an Affiliate thereof pursuant to a SREC Direct Sale and, with respect to SRECs, from a Financing Fund to the Borrower in accordance with Section 5.2(O), (c) to perfect, protect or more fully evidence the Agent’s security interest in the Collateral, and (c) to enable the Agent to exercise or enforce any of its rights hereunder, under the Security Agreement or under any other Transaction Document. Without limiting the Borrower’s obligation to do so, the Borrower hereby irrevocably authorizes the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or reasonably required by the Agent. The Borrower hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, naming the Borrower as debtor, relative to all or any of the Collateral now existing or hereafter arising without the signature of the Borrower where permitted by law.

(D) Access to Certain Documentation and Information Regarding the Eligible Solar Loans and Related SL Solar Assets and the Eligible Solar Assets. The Borrower shall permit (and, as applicable, the Manager, the Servicer, the Back-Up Servicer, the Managing Members and the Custodian shall permit) the Agent (and, as applicable, the Custodian) or its duly authorized representatives or independent contractors, upon reasonable advance notice to the Borrower (and, as applicable, the Manager, the Servicer, the Back-Up Servicer, the Managing Members and the Custodian), (i) access to documentation that the Borrower, the Manager, the Servicer, the Back-Up Servicer, the Managing Members or the Custodian, as applicable, may possess regarding the Eligible Solar Loans and the related SL Solar Assets or the Eligible Solar Assets, (ii) to visit the Borrower, the Manager, the Servicer, the Managing Members or the Custodian, as applicable, and to discuss their respective affairs, finances and accounts (as they relate to their respective obligations under this Agreement and the other Transaction Documents) with the Borrower, the Manager, the Servicer, the Managing Members or the Custodian, as applicable, their respective officers, and independent accountants (subject to such accountants’ customary policies and procedures), and (iii) to examine the books of account and records of the Borrower, the Custodian, the Servicer, the Managing Members or the Manager, as applicable as they relate to the Eligible Solar Loans and the related SL Solar Assets or the Eligible Solar Assets, to make copies thereof or extracts therefrom, in each case at such reasonable times and during regular business hours of the Borrower, the Custodian, the Servicer, the Managing Members or the Manager, as applicable. The frequency of the granting of such access, such visits and such examinations, and the party to bear the expense thereof, shall be governed by the provisions of Section 7.13 with respect to the reviews of the Borrower’s business operations described in such Section 7.13. The Agent (and, as applicable, the Custodian) shall and shall cause its representatives or independent contractors to use commercially reasonable efforts to avoid interruption of the normal business operations of the Borrower, the Custodian, the Servicer, the Managing Members, the Borrower Asset Owner or the Manager, as applicable. Notwithstanding anything to the contrary in this Section 5.1(D), (i) none of the Borrower, the Custodian, the Back-Up Servicer, the Servicer, the Managing Members or the Manager will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which disclosure to the Agent or any Lender (or

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement, or (z) is subject to attorney client or similar privilege or constitutes attorney work product, and (ii) the Borrower shall have the opportunity to participate in any discussions with the Borrower’s independent accountants.

(E) Existence and Rights; Compliance with Laws. The Borrower shall preserve and keep in full force and effect each Relevant Party’s limited liability company existence, and any material rights, permits, patents, franchises, licenses and qualifications. The Borrower shall comply, and cause each other Relevant Party to comply, with all applicable laws and maintain in place all permits, licenses, approvals and qualifications required for each of them to conduct its business activities to the extent that the lack of compliance thereof would result in a Material Adverse Effect.

(F) Books and Records.

(i) The Borrower shall maintain, and cause (if any are Affiliates of the Borrower) the Manager and the Servicer to maintain, proper and complete financial and accounting books and records.

(ii) The Borrower shall, and shall cause the Financing Funds to, maintain with respect to Eligible Solar Loan and Eligible Solar Asset accounts (as applicable) and records as to each Eligible Solar Loan and Eligible Solar Asset (as applicable) that are proper, complete, accurate and sufficiently detailed so as to permit (i) the reader thereof to know as of the most recently ended calendar month the status of each Eligible Solar Loan and each Eligible Solar Asset including payments made and payments owing (and whether or not such payments are past due), and (ii) reconciliation of payments on each Eligible Solar Loan and each Eligible Solar Asset and the amounts from time to time deposited in respect thereof in the Lockbox Account or the Collection Account.

(G) Taxes. The Borrower shall pay, or cause to be paid, when due (taking into account all valid extensions) all Taxes imposed upon any Relevant Party or any of its properties or which they are required to withhold and pay over, and provide evidence of such payment to the Agent if requested; provided, however, that no Relevant Party shall be required to pay any such Tax that is being contested in good faith by proper actions diligently conducted if (i) they have maintained adequate reserves with respect thereto in accordance with GAAP and (ii) in the case of a Tax that has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax.

(H) Maintenance of Properties. The Borrower shall ensure that each Relevant Party material properties and equipment used or useful in each of their business in whomsoever’s possession they may be, are kept in reasonably good repair, working order and condition, normal wear and tear excepted, free and clear of all Liens other than Permitted Liens, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, in each case, to the extent and in the manner customary for companies in similar businesses.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(I) ERISA. The Borrower shall deliver to the Agent such certifications or other evidence from time to time prior to the repayment of all Obligations and the termination of all Commitments, as requested by the Agent in its sole discretion, that (i) no Relevant Party is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan within the meaning of Section 4975 of the Internal Revenue Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA, (ii) no Relevant Party is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (iii) the assets of the Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3 101, as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

(J) Use of Proceeds. The Borrower will only use the proceeds of any Advance as permitted under Section 2.3.

(K) Change of State of Organization; Collections; Names, Etc. (i) In respect of the Seller (Solar Loans), the Seller (Solar Assets), the Servicer, the Manager (if any are Affiliates of the Borrower), the Managing Members and the Financing Funds, the Borrower shall notify the Agent, the Back-Up Servicer, and the Custodian in writing of any change (a) in such entity’s legal name, (b) in such entity’s identity or type of organization or corporate structure, or (c) in the jurisdiction of such entity’s organization, in each case, within ten (10) days of such change; and

(ii) In the event that the Borrower or any Affiliated Entity thereof receives any Collections relating to any Eligible Solar Loan or related SL Solar Assets or to any Eligible Solar Asset directly, the Borrower shall hold, or cause such Affiliated Entity to hold, all such Collections in trust for the benefit of the Secured Parties and deposit, or cause such Affiliated Entity to deposit, such Collections into the Collection Account, as soon as practicable, but in no event later than two (2) Business Days after its receipt thereof.

(L) Insurance. The Borrower shall maintain or cause to be maintained, by the Manager pursuant to the Management Agreement and by the Solar Asset Manager pursuant to the Solar Asset Management Agreements, at the Manager’s and the Solar Asset Manager’s own expense, respectively, insurance coverage (i) by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower, the Manager, the Solar Asset Manager, the Managing Members, the Financing Funds, as of the Second Amendment Effective Date and to the extent commercially obtainable or (ii) as is customary, reasonable and prudent in light of the size and nature of the Borrower’s, the Manager’s, the Solar Asset Manager’s, the Managing Members’, the Financing Funds’ respective businesses as of any date after the Second Amendment Effective Date. The Borrower shall be deemed to have complied with this provision if one of its Affiliates has such policy coverage and, by the terms of any such policies, the coverage afforded thereunder extends to the Borrower. Upon the request

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

of the Agent at any time subsequent to the Second Amendment Effective Date, the Borrower shall cause to be delivered to the Agent, a certification evidencing the Borrower’s, Seller’s (Solar Loans), the Manager’s, the Solar Asset Manager’s, the Managing Members’, the Financing Funds’ coverage under any such policies.

(M) The Sale and Contribution Agreement.

(i) The Borrower shall make such reasonable requests for information and reports or for action under the Sale and Contribution Agreement (Solar Loans) to the Seller (Solar Loans) as the Agent may reasonably request to the extent that the Borrower is entitled to do the same thereunder.

(ii) The Borrower shall make such reasonable requests for information and reports or for action under the Sale and Contribution Agreement (Solar Assets) to the Seller (Solar Assets) as the Agent may reasonably request to the extent that the Borrower is entitled to do the same thereunder.

(N) Acquisitions from the Seller (Solar Loans). With respect to each Solar Loan and the related SL Solar Assets, the Borrower shall (i) acquire ownership thereof from the Seller (Solar Loans) pursuant to and in accordance with the terms of the Sale and Contribution Agreement (Solar Loans), (ii) take all action necessary to perfect, protect and more fully evidence such ownership, including (a) filing and maintaining effective financing statements (Form UCC 1) naming the Seller (Solar Loans), as debtor, the Borrower, as secured party, and the Agent, as assignee, in all necessary filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (b) executing or causing to be executed such other instruments or notices as may be necessary or reasonably requested by the Agent, and (iii) take all additional action that the Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement.

(O) Solar Asset Management Agreement/Solar Asset Servicing Agreement. The Borrower shall cause the Managing Members to direct the Financing Funds to keep in full force and effect each Solar Asset Management Agreement and Solar Asset Servicing Agreement or such equivalent replacement agreements such that O&M Services and Solar Asset Servicing Services are provided in respect of the Solar Assets owned by such Person (i) in a manner consistent with the applicable Tax Equity Financing Documents and (ii) with the same degree of care that SEC and its Affiliates use to provide similar services to Solar Assets not owned by a Financing Fund.

(P) Maintenance of Separate Existence. The Borrower shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of the Affiliated Entities or any other Person, and that it is not a division of any of the Affiliated Entities or any other Person. In that regard the Borrower shall:

(i) maintain its limited liability company existence and make independent decisions with respect to its daily operations and business affairs and, other than pursuant to the terms of the limited liability company agreement of the Borrower, not be controlled in making such decisions by any other Affiliated Entity or any other Person;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;

(iii) except as expressly otherwise permitted hereunder, conduct all intercompany transactions with the other Affiliated Entities on terms which the Borrower reasonably believes to be on an arm’s length basis;

(iv) except as contemplated under any Transaction Document, not guarantee any obligation of any of the other Affiliated Entities, nor have any of its obligations guaranteed by any other Affiliated Entity or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity;

(v) except as expressly otherwise permitted hereunder or contemplated under any of the other Transaction Documents or the Tax Equity Financing Documents, not permit the commingling or pooling of its funds or other assets with the assets of any other Affiliated Entity;

(vi) maintain separate deposit and other bank accounts to which no other Affiliated Entity has any access;

(vii) compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to the Borrower by such employees, consultants and agents or Affiliated Entities, in each case, either directly from the Borrower’s own funds or indirectly through documented capital contributions from SEC, the Seller (Solar Loans), the Seller (Solar Assets) or any other direct or indirect parent of the Borrower;

(viii) have agreed, in writing, with each of the other relevant Affiliated Entities to allocate among themselves, shared overhead and corporate operating services and expenses which are not reflected in documentation in connection with a Takeout Transaction (including without limitation the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

(ix) pay for its own account, directly from the Borrower’s own funds or indirectly through documented capital contributions from any of SEC, the Seller (Solar Loans), the Seller (Solar Assets), or any other direct or indirect parent of the Borrower, for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or the Borrower’s allocable share thereof) paid by any of the Affiliated Entities; provided, that SEC or another Affiliated Entity shall be permitted to pay the initial organizational expenses of the Borrower;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(x) conduct its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents, including the Manager and the Servicer;

(xi) not make or declare any distributions of cash or property to the holders of its equity securities or make redemptions or repurchases of its equity securities, in either case, on a periodic basis any more frequently than monthly or otherwise, in certain other irregular cases, in accordance with appropriate limited liability company formalities and consistent with sound business judgment; and all such distributions, redemptions or repurchases shall only be permitted hereunder to the extent that no Event of Default then exists or would result therefrom; and

(xii) otherwise practice and adhere to limited liability company formalities such as complying with its organizational documents and member and board of director resolutions, the holding of regularly scheduled meetings of the member and board of directors, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its member and board of directors.

(Q) Updates to Account Schedule. Schedule II attached hereto shall be updated by the Borrower and delivered to the Agent promptly to reflect any changes as to which the notice and other requirements specified in Section 5.2(K) have been satisfied.

(R) Deposits into the Accounts. (i) Except as otherwise contemplated in Section 4.1(G), the Borrower shall deposit or cause to be deposited all Collections directly into the Lockbox Account, the Collection Account or, in the case of proceeds of a Takeout Transaction, into the Takeout Transaction Account.

(ii) Except as otherwise contemplated in Section 4.1(G), the Borrower shall direct, or cause to be directed, all Obligors to make all payments of any Eligible Solar Loans directly into the Lockbox Account.

(iii) The Agent shall, and the Borrower hereby authorizes the Agent to, transfer all amounts on deposit in the Lockbox Account on or before the close of business of each Business Day to the Collection Account.

(iv) The Borrower shall not and shall not permit the Managing Members to deposit into or otherwise credit (or cause to be deposited or credited), or consent to or fail to object to any such deposit or credit of, cash or cash proceeds other than Collections into the Collection Account.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(S) Notice to Seller (Solar Loans). The Borrower shall promptly notify the Seller (Solar Loans) of a breach of Section 4.1(U)(i) and shall require the Seller (Solar Loans) to cure such breach, assign additional Solar Loans to the Borrower to cure any resulting Borrowing Base Deficiency or pay the Refund Price for such Defective Solar Loan pursuant to and in accordance with the Sale and Contribution Agreement (Solar Loans); provided, that notwithstanding anything contained in the Sale and Contribution Agreement (Solar Loans) to the contrary, upon the occurrence and continuance of an Amortization Event (Solar Loans) or an Event of Default, the Borrower shall require the Seller (Solar Loans) to pay the Refund Price solely in cash.

(T) Notice to Seller (Solar Assets) and SEC. The Borrower shall promptly notify the Seller (Solar Assets) and SEC of a breach of Section 4.1(U)(ii) and shall require the Seller (Solar Assets) or SEC to (i) cure such breach or (ii) pay the Liquidated Damages Amount for such Defective Solar Asset pursuant to and in accordance with the Sale and Contribution Agreement (Solar Assets) or the Guaranty, as applicable.

(U) Government Approvals. The Borrower shall promptly obtain all orders, consents, authorizations, approvals, licenses and validations of, or file recordings, register with, or obtain exemption from, any Governmental Authority required as a condition to the performance of its obligations under any Transaction Document.

(V) Update to Eligible Solar Loans. The Borrower shall promptly notify the Servicer, the Back-Up Servicer, the Manager and the Agent in writing of any additions or deletions to the Schedule of Eligible Solar Loans.

(W) Update to Eligible Solar Assets. The Borrower shall notify the Manager and the Agent in writing of any additions or deletions to the Schedule of Eligible Solar Assets, no later than the date of each Advance and each Payment Date (which in the case of the update delivered on any Payment Date shall be prepared as of the last day of the related Collection Period).

(X) Deviations from Approved Forms.

(i) The Borrower shall provide or shall cause the Seller (Solar Loans) to provide all forms of Solar Loan Contracts and Ancillary Solar Agreements which deviate in any material respect from the Approved Solar Loan Forms (each such form, an “Updated Solar Loan Form”) to the Borrower, the Seller (Solar Loans), and the Agent and shall provide notice to such parties regarding the cessation of the use of a form of Solar Loan Contract or Ancillary Solar Agreement attached hereto as Exhibit F or previously delivered hereunder. If the Agent has not received, as of the tenth (10th) Business Day after the Agent has provided any Updated Solar Loan Form to all Lenders and the Borrower, written notice of objection to such Updated Solar Loan Form from Lenders comprising the Majority Lenders, Exhibit F shall be amended to include such Updated Solar Loan Form as a Solar Loan Contract or Ancillary Solar Agreement, as applicable, in addition to the other forms attached as Exhibit F or previously delivered hereunder.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) The Borrower shall provide or shall cause the Seller (Solar Assets) or the applicable Financing Fund Seller, as applicable, to provide, to the Agent all Updated Solar Asset Forms of Solar Service Agreements which deviate in any material respect from a form attached hereto as Exhibit G (each such form a “Updated Solar Asset Form”) and shall provide notice to the Agent regarding the cessation of a form of Solar Service Agreement attached hereto as Exhibit G or previously delivered hereunder. The Agent shall use its best efforts to notify the Borrower in writing within ten (10) Business Days of receipt of an Updated Solar Asset Form of its objection or approval of the terms of such Updated Solar Asset Form. Upon the written approval of the Agent, such approval not to be unreasonably withheld or delayed, Exhibit G shall be deemed to be amended to include such Updated Solar Asset Form as a Solar Service Agreement in addition to the other forms attached or previously delivered hereunder.

(Y) Beneficial Owner Certification. Promptly following any request therefor, the Borrower shall provide such information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

(Z) Maintenance of Independent Director. The Borrower shall maintain at least one individual to serve as an independent director of the Borrower, (i) which is not, nor at any time during the past six (6) years has been, (a) a direct or indirect beneficial owner, a partner (whether direct, indirect or beneficial), customer or supplier of the Borrower or any of its Affiliates, (b) a manager, officer, employee, member, stockholder, director, creditor, Affiliate or associate of the Borrower or any of its Affiliates (other than as an independent officer, director, member or manager acting in a capacity similar to that set forth herein), (c) a person related to, or which is an Affiliate of, any person referred to in clauses (a) or (b), or (d) a trustee, conservator or receiver for any Affiliate of the Borrower or any of its Affiliates, (ii) which shall have had prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, and (iii) which shall have at least three (3) years of employment experience with one or more entities with a national reputation and presence that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and is currently employed by such an entity.

(AA) Hedging. The Borrower shall satisfy the Hedge Requirements.

(BB) Post-Closing Covenants.

(i) The Borrower shall close the Other Accounts no later than 30 Business Days (or such later date as may be permitted by the Agent in its sole discretion) following the Closing Date.

(ii) The Borrower shall by no later than 30 Business Days (or such later date as may be permitted by the Agent in its sole discretion) following the Closing Date deliver an account control agreement, in form and substance reasonably satisfactory to the Agent, with respect to the JPM Check Collection Account.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 5.2 Negative Covenants. The Borrower covenants and agrees that, until all Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated, the Borrower will not:

(A) Business Activities. Conduct any business other than:

(i) the acquisition from time to time of any or all right, title and (direct or indirect) interest in and to (1) Solar Loans, the related SL Solar Assets and all rights and interests thereunder or relating thereto pursuant to the Sale and Contribution Agreement (Solar Loans), (2) Managing Member Interests and all rights and interests thereunder or relating thereto pursuant to the Sale and Contribution Agreement (Solar Assets) and (3) SRECs in accordance with Section 5.2(O);

(ii) the conveyance from time to time to the Seller (Solar Loans) of any or all right, title and (direct or indirect) interest in and to the Solar Loans and the related SL Solar Assets and all rights and interests thereunder or relating thereto pursuant to the Sale and Contribution Agreement (Solar Loans);

(iii) the conveyance by the Borrower from time to time of (a) Solar Loans and the related SL Solar Assets in connection with a Takeout Transaction or (b) so long as no Event of Default or Borrowing Base Deficiency exists or would result therefrom (after giving effect to any assignment of additional Eligible Solar Loans to Borrower on the date of such distribution) and such conveyance was not made with the intent to cause any adverse selection with respect to the Collateral, (1) Solar Loans and the related SL Solar Assets then not included on the Schedule of Eligible Solar Loans and that do not satisfy the criteria set forth in the definition of “Eligible Solar Loans”, (2) SRECs, or (3) no more than once during the six (6) month period commencing on the first Business Day after the Closing Date and during any subsequent six (6) month period, in circumstances that do not constitute a Takeout Transactions, other Solar Loans and related SL Solar Assets with an aggregate Solar Loan Balance not to exceed $[***] for such conveyances in any twelve (12) month period, in the case of (1), (2) and (3) that are, either (A) sold in an arm’s length transaction for fair market value with no material recourse to the Borrower (except that such assets are being conveyed by it free and clear of Liens) and the proceeds from which are deposited into the Collection Account or (B) distributed by the Borrower to the Seller (Solar Loans);

(iv) the conveyance from time to time of Managing Member Interests in connection with a Takeout Transaction;

(v) the execution and delivery by the Borrower from time to time of purchase agreements, in form and substance reasonably satisfactory to the Agent, related to the sale of securities by the Borrower or any of its Affiliates in connection with a Takeout Transaction;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vi) the performance by the Borrower of all of its obligations under the aforementioned agreements and under this Agreement and any documentation related thereto;

(vii) the preparation, execution and delivery of any and all other documents and agreements as may be required in connection with the performance of the activities of the Seller (Solar Loans), the Seller (Solar Assets) and the Borrower approved above;

(viii) to engage in any lawful act or activity and to exercise any powers permitted under the Delaware Limited Liability Company Act that are reasonably related, incidental, necessary, or advisable to accomplish the foregoing; or

(ix) permit the Managing Members to conduct any business other than the transactions contemplated by the Tax Equity Financing Documents.

Notwithstanding the foregoing, after the Closing Date and at any time on or prior to the earlier of (a) the Commitment Termination Date and (b) the date on which all Obligations (other than contingent obligations not then due) of the Borrower hereunder have been paid in full and the Commitments have been terminated, the Borrower shall not, without the prior written consent of the Agent, (1) purchase or otherwise acquire any Solar Loans and the related SL Solar Assets, or interests therein, except for acquisitions from the Seller (Solar Loans) pursuant to and in accordance with the Sale and Contribution Agreement (Solar Loans), (2) purchase or otherwise acquire any Managing Member Interests, or interests therein, except for acquisitions from the Seller (Solar Assets) pursuant to and in accordance with the Sale and Contribution Agreement (Solar Assets), (3) convey or otherwise dispose of any Collateral, or interests therein, other than (x) in accordance with Section 5.2(A)(iii), Section 5.2(A)(iv) or Section 5.2(E), and/or (y) to the Seller (Solar Loans) pursuant to the Sale and Contribution Agreement (Solar Loans), or (4) establish any Subsidiaries; provided, that notwithstanding this paragraph, the Borrower may continue to own and acquire interests in the Managing Members in accordance with Section 3.4 and, directly or indirectly, interests in the Financing Funds, which shall purchase and acquire Solar Assets in accordance with the terms of the Tax Equity Financing Documents.

(B) Sales, Liens, Etc. Except as permitted hereunder (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, the Collateral or any portion thereof, or upon or with respect to the Collection Account or the Lockbox Account or any other account owned by or in the name of the Borrower to which any Collections are sent, or assign any right to receive income in respect thereof, or (ii) create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, to secure or provide for the payment of any Indebtedness of any Person or for any other reason; provided that notwithstanding anything to the contrary herein, this Section 5.2(B) shall not prohibit (x) any Lien that constitutes a Permitted Lien or a Permitted Equity Lien, (y) so long as notice is given to Agent (with a copy to each Lender) under any Monthly Servicer Report of any of the following, any actions permitted under Section 5.2(A)(iv) or (z) any sale, assignment or disposition of Solar Loans that is permitted under Section 5.2(A)(iii) (including Collections related to such Solar Loans and not yet distributed pursuant to Section 2.7(B)) or Section 5.2(E)).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(C) Indebtedness. Incur or assume any Indebtedness, except Permitted Indebtedness.

(D) Loans and Advances. Make any loans or advances to any Person.

(E) Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in the Borrower, or purchase, redeem or otherwise acquire for value any interest in the Affiliated Entities or any rights or options to acquire any such interest to any Person that is not the Borrower, except:

(i) distributions of cash by the Borrower from the Borrower’s Account in accordance with this Agreement; provided that Extension Period Cash may not be transferred from the Collection Account to the Borrower’s Account and no distributions of Extension Period Cash by the Borrower shall be permitted during the Extension Period, in each case, without the prior written consent of the Agent;

(ii) transfers, dividends or other distributions of Transferable Solar Loans and the related SL Solar Assets to the Seller (Solar Loans) pursuant to the Sale and Contribution Agreement (Solar Loans);

(iii) transfers, dividends or other distributions of Transferable Solar Assets to the Seller (Solar Assets) pursuant to the Sale and Contribution Agreement (Solar Assets);

(iv) transfers of Solar Loans and related SL Solar Assets to the Seller (Solar Loans) pursuant to the Sale and Contribution Agreement (Solar Loans) or of Solar Loans and related SL Solar Assets then not included on the Schedule of Eligible Solar Loans and that do not satisfy the criteria set forth in the definition of “Eligible Solar Loans” (including Collections related thereto and not yet distributed pursuant to Section 2.7(B)) that are permitted under Section 5.2(A)(iii);

(v) transfers, dividends or other distributions of Solar Assets Service Incentives or Grid Services Revenue;

(vi) distributions of SRECs to the Seller (Solar Loans) or the Seller (Solar Assets);

(vii) in circumstances that do not constitute a Takeout Transaction, transfer of other Solar Loans and related SL Solar Assets that are permitted under Section 5.2(A)(iii);

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(viii) transfers, dividends or other distributions of Managing Member Interests in connection with a Takeout Transaction;

(ix) transfers, dividends or other distributions of SREC Direct Sale Proceeds; or

(x) transfers, dividends or other distributions of SREC Proceeds;

provided, that the distributions described in subsections (i) of clause (E) shall not be permitted if either an Event of Default or Potential Default would result therefrom unless all outstanding Obligations (other than contingent liabilities for which no claims have been asserted) have been irrevocably paid in full with all accrued but unpaid interest thereon and any related Liquidation Fees; provided, further, that nothing in this Section 5.2(E) shall prohibit or limit any Financing Fund Contributions.

(F) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, except for the acquisition or sale of Solar Loans and the related SL Solar Assets or Managing Member Interests and related property pursuant to the Sale and Contribution Agreement (Solar Loans) or the Sale and Contribution Agreement (Solar Assets), as applicable, or pursuant to a Takeout Transaction or where all the Advances associated with such Solar Loans and/or Solar Assets (as applicable) and the related Obligations have been paid in full with all accrued but unpaid interest thereon and any related Liquidation Fees.

(G) Investments. Make any investment of capital in any Person either by purchase of stock or securities, contributions to capital, property transfer or otherwise or acquire or agree to acquire by any manner any business of any Person, except pursuant to the transactions contemplated herein and the other Transaction Documents and in the Tax Equity Financing Documents.

(H) Change in Organizational Documents. Amend, modify or otherwise change any of the terms or provisions in its organizational documents as in effect on the date hereof without the consent of the Agent and the Majority Lenders.

(I) Transactions with Affiliates. Enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions contemplated by the Transaction Documents, the Tax Equity Financing Documents or any similar conveyance agreement entered into in connection with a Takeout Transaction, (ii) any other transactions (including the lease of office space or computer equipment or software by the Borrower from an Affiliate and the sharing of employees and employee resources and benefits) (a) in the ordinary course of business or as otherwise permitted hereunder, (b) pursuant to the reasonable requirements and purposes of the Borrower’s business, (c) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are consistent with market terms for any such transaction, and (d) permitted by Sections 5.2(B), (C), (E) or (F), (iii) employment and severance arrangements and health, disability and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

similar insurance or benefit plans between the Borrower and its directors, officers and employees in the ordinary course of business, and (iv) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of any parent entity of the Borrower or the Borrower to the extent attributable to the ownership or operation of the Borrower.

(J) Addition, Termination or Substitution of Accounts. Add, terminate or substitute, or consent to the addition, termination or substitution of, the Lockbox Account, the Collection Account, the Liquidity Reserve Account, the Takeout Transaction Account, the Supplemental Reserve Account or any Service Provider’s Account unless, (i) the Agent shall have received at least thirty (30) days’ (or such shorter time period as the Agent may approve in its sole discretion) prior written notice thereof and (ii) prior to directing any Obligor to remit Obligor Payments thereto, all actions requested by the Agent to protect and perfect the interest of the Secured Parties in the Collections in respect of the affected Eligible Solar Loans have been taken and completed. Notwithstanding the foregoing, the Borrower neither has nor shall have any control over the Lockbox Account, the Collection Account, the Liquidity Reserve Account, the Takeout Transaction Account, the Supplemental Reserve Account or any Service Provider’s Account. For the avoidance of doubt, any Financing Fund Contributions shall not be controlled or distributed through the Agent Accounts.

(K) Collections. (i) Deposit at any time Collections into any bank account other than in accordance with Section 5.1(R), (ii) make any change to the payment instructions to any Obligor, a Financing Fund or a Managing Member to any destination other than the Lockbox Account or (iii) permit the assets of any Person (other than the Borrower or as otherwise permitted pursuant to this Agreement) to be deposited into the Lockbox Account.

(L) Amendments to Transaction Documents. Without the consent of the Agent, amend, modify or otherwise change any of the terms or provisions of any Transaction Document other than (i) supplements identifying Solar Loans to be transferred in connection with each transfer of Solar Loans and the related SL Solar Assets from time to time in accordance with the Sale and Contribution Agreement (Solar Loans) or this Agreement, (ii) supplements identifying Managing Member Interests to be transferred in accordance with the Sale and Contribution Agreement (Solar Assets), (iii) supplements identifying Solar Loans or Solar Assets to be financed in connection with each Advance, (iv) amendments, supplements or other changes in accordance with the terms of the applicable Transaction Document or Tax Equity Financing Document, and (v) amendments, supplements or other changes with respect to exhibits and schedules to any Transaction Document or Tax Equity Financing Document that would not reasonably be expected to have a material adverse effect on the value, enforceability, or collectability of the Collateral or adversely affect Collections.

(M) Hedging. Enter into any hedge agreement except an interest rate hedge in the ordinary course of business and not for speculative purposes; provided, that in the event the Borrower enters into any Hedge Agreement it shall execute and deliver to the Agent a true and complete copy of the corresponding Hedge Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(N) Bankruptcy of Tax Equity Parties. Without the consent of the Agent, the Borrower shall not, directly or indirectly, cause the institution of bankruptcy or insolvency proceedings against a Tax Equity Party.

(O) SRECs. The Borrower shall not acquire SRECs directly or indirectly from a Financing Fund unless such acquisition (i) is pursuant to distribution of such SRECs from such Financing Fund, (ii) does not require the Borrower to purchase such SRECs or otherwise make any conveyance in exchange for such SRECs and (iii) is made pursuant to documentation acceptable to the Agent.

(P) Bankruptcy Proceedings. Without the consent of the Agent, take any corporate action or other steps or legal proceedings under the laws of any jurisdiction for the winding-up, dissolution, bankruptcy, liquidation, provisional liquidation arrangement, insolvency, composition, examinership, restructuring or re-organization or like proceedings.

Section 5.3 Covenants Regarding the Managing Member Interests. The Borrower covenants and agrees, that, until all Obligations (other than contingent obligations not then due) hereunder have been paid in full, the Borrower shall:

(A) determine whether or not to exercise each Purchase Option in accordance with the Purchase Standard. The Borrower will make such determination, and if it determines to do so, will exercise such Purchase Option, no later than 60 days following the related Call Date in accordance with the terms and conditions of the related Financing Fund LLCA. Such determination will take into account whether sufficient funds are available in the Supplemental Reserve Account to pay the related Purchase Option Price, and if such funds are not then available in the Supplemental Reserve Account, the Borrower shall make a determination, in accordance with the Purchase Standard, whether to exercise such Purchase Option as soon thereafter as such funds are available in the Supplemental Reserve Account. Upon the Borrower’s exercise and completion of a Purchase Option or exercise and completion of a Financing Fund Withdrawal Right by the related Tax Equity Investor, the Borrower shall (i) instruct the related Financing Fund to pay all distributions to be made by such Financing Fund to the Borrower in respect of the Managing Member Interests and the Tax Equity Investor Interests directly to the Collection Account and deliver to the Agent the original certificate of the related Managing Member Interests and the related Tax Equity Investor Interests together with instruments of transfer executed in blank, (ii) cause the Managing Members to execute and deliver to the Agent an Accession Agreement to the Pledge Agreement covering the Tax Equity Investor Interest acquired pursuant to the Purchase Option or the Financing Fund Withdrawal Right, as applicable, and (iii) cause the Managing Members to amend the related Financing Fund LLCA to require such Financing Fund to have at all times an independent director;

(B) cause the Managing Members (i) to cause each Financing Fund to make all Managing Member Distributions directly to the Collection Account and (ii) to deliver to the Agent for deposit into the Collection Account any Managing Member Distributions received by the Managing Members ;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(C) cause each of the Managing Members to comply with the provisions of its operating agreement in all material respects and not to take any action that would cause the Managing Members to violate the provisions of the related Financing Fund LLCA in any material respect;

(D) cause each of the Managing Members to maintain all material licenses and permits required to carry on its business as now conducted and in accordance with the provisions of the Transaction Documents, except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the interests of the Agent or the Lenders;

(E) not permit or consent to the admission of any new member of the Managing Members other than a successor independent member in accordance with the provisions of their respective operating agreements;

(F) cause the Managing Members not to permit or consent to the admission of any new member of a Financing Fund other than pursuant to the exercise of a Purchase Option by the Managing Member or the exercise of a Financing Fund Withdrawal Right by the related Tax Equity Investor;

(G) (i) cause the Managing Members not to make any material amendment to a Tax Equity Financing Document that could reasonably be expected to have a material adverse effect on the interests of the Agent or the Lenders and (ii) cause the Managing Members not to make any material amendment to their respective operating agreements that could reasonably be expected to have a material adverse effect on the interests of the Agent or the Lenders;

(H) cause the Managing Members on its own behalf and on behalf of each Financing Fund (i) to comply with and enforce the provisions of the Tax Loss Insurance Policies and (ii) not to consent to any amendment to a Tax Loss Insurance Policy to the extent that such amendment could reasonably be expected to have a material adverse effect on the interests of the Agent or the Lenders;

(I) cause the Managing Members to cause each Financing Fund to comply with the provisions of each respective Financing Fund LLCA in all material respects and not take any action that would violate the provisions of such Financing Fund LLCA in any material respect;

(J) cause the Managing Members to cause each Financing Fund and cause the Managing Members to maintain all material licenses and permits required to carry on its business as now conducted and in accordance with the provisions of the Tax Equity Financing Documents, except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the interests of the Agent or the Lenders;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(K) cause the Managing Members to cause the related Financing Funds not to incur any indebtedness or sell, dispose of or otherwise encumber any of its assets other than, in each case, as permitted by (i) the Transaction Documents and (ii) with respect to each related Financing Fund, the applicable Tax Equity Financing Documents as in effect with respect to such Financing Fund as of the date the Borrower acquired the applicable Managing Member of such Financing Fund in accordance with Section 3.4 (solely to the extent the Managing Member of any such Financing Fund can effect such action on behalf of such Financing Fund without the consent of the Members thereof); and

(L) cause the Managing Members to obtain the consent of the Agent for (i) any Major Actions to be taken (other than amendments to Tax Equity Financing Documents, which shall be governed by Section 5.3(G)(i)) or (ii) any action that could reasonably be expected to cause a Material Adverse Effect.

Article VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. The occurrence of any of the following specified events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(A) Non Payment. (i) The Borrower shall fail to make any required payment of principal when due hereunder and such failure shall continue unremedied for (x) in the case of a mandatory prepayment under Section 2.9 in connection with a Borrowing Base Deficiency, upon expiration of the applicable cure period specified in Section 6.1(H) and (y) in the case of any other payment of principal, two (2) Business Days after the day such payment is due, or (ii) the Borrower shall fail to make any required payment of interest when due hereunder and such failure shall continue unremedied for two (2) Business Days after the day such payment is due, or (iii) the Borrower shall fail to pay the aggregate outstanding principal balance of all Advances made to the Borrower on the Facility Maturity Date, or (iv) the Borrower shall fail to make any required payment on any other Obligation when due hereunder or under any other Transaction Document and such failure under this subclause (iv) shall continue unremedied for five (5) Business Days after the earlier of (a) written notice of such failure shall have been given to the Borrower by the Agent or any Lender or (b) the date upon which a Responsible Officer of the Borrower obtained knowledge of such failure.

(B) Representations. Any representation or warranty made or deemed made by the Borrower (other than pursuant to Section 4.1(U)(ii) hereof or, with respect to SEC only, Section 4.1(L) hereof), the Seller (Solar Loans), the Seller (Solar Assets), a Financing Fund Seller, the Manager or the Managing Members herein or in any other Transaction Document (after giving effect to any qualification as to materiality set forth therein, if any) shall prove to have been inaccurate in any material respect when made and such defect, to the extent it is capable of being cured, is not cured within thirty (30) days from the earlier of the date of receipt by the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), a Financing Fund Seller, SEC, the Manager or the Managing Members, as the case may be, of written notice from the Agent of such failure by the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), a Financing Fund Seller, SEC, the Manager or the Managing Members, as the case may be or the date upon which a Responsible Officer of the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), a Financing Fund Seller, SEC, the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Manager or the Managing Members, as the case may be, obtained knowledge of such failure; provided that a breach of any representation or warranty made by the Borrower under Section 4.1(U)(i) or Seller (Solar Loans) in Section 6(b) of the Sale and Contribution Agreement (Solar Loans) shall be excluded if either (i) the Seller (Solar Loans) has cured or reimbursed any applicable Refund Price under the Sale and Contribution Agreement (Solar Loans) in cash or (ii) the Seller (Solar Loans) assigns additional Eligible Solar Loans to Borrower within five (5) Business Days of the date on which the Borrower discovers or receives notice that a breach of representation or warranty made by the Borrower under Section 4.1(U)(i) or Seller (Solar Loans) in Section 6(b) of the Sale and Contribution Agreement (Solar Loans) has occurred so long as any Borrowing Base Deficiency existing and continuing as a result of such breach is cured prior to the time frame set forth in Section 6.1(H), after giving effect to such assignment of additional Eligible Solar Loans to Borrower.

(C) Covenants. (i) The Borrower shall fail to perform or observe its covenant under Section 5.1(Y), or (ii) the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Manager or the Managing Members shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Transaction Document which has not been cured within thirty (30) days from the earlier of the date of receipt by the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Manager or the Managing Members, as the case may be, of written notice from the Agent of such failure by Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Manager or the Managing Members, as the case may be, of such failure.

(D) Validity of Transaction Documents. This Agreement or any other Transaction Document shall (except in accordance with its terms), in whole or in part, cease to be (i) in full force and effect and/or (ii) the legally valid, binding and enforceable obligation of the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Manager or the Managing Members.

(E) Insolvency Event. An Insolvency Event shall have occurred with respect to Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Manager, a Managing Member or a Financing Fund.

(F) Breach of Guaranty; Failure to Pay Liquidated Damages Amounts. Any failure by SEC to perform under the Guaranty; provided that a breach by SEC of the SEC Financial Covenants is not an Event of Default hereunder; or any failure of the Seller (Solar Assets) to pay Liquidated Damages Amounts pursuant to the Sale and Contribution Agreement (Solar Assets).

(G) ERISA Event. Either (i) any ERISA Event shall have occurred or (ii) the assets of the Borrower become subject to Title I of ERISA, Section 4975 of the Internal Revenue Code, or, by reason of any investment in the Borrower by any governmental plan, as the case may be, any other federal, state, or local provision similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(H) Borrowing Base Deficiency. (i) A Borrowing Base Deficiency in an aggregate amount equal to or less than $[***] continues for more than five (5) Business Days or (ii) a Borrowing Base Deficiency in an aggregate amount greater than $[***] continues for more than three (3) Business Days.

(I) Security Interest. The Agent, for the benefit of the Lenders, ceases to have a first priority perfected security interest in Collateral having a value in excess of $[***] and such failure shall continue unremedied for more than five (5) Business Days unless such Liens with a higher priority than Agent’s Liens are Permitted Liens or Permitted Equity Liens; provided that if such cessation in security interest is due to the Agent’s actions, then no Event of Default shall be deemed to occur under this Section 6.1(I).

(J) Judgments. There shall remain in force, undischarged, unsatisfied, and unstayed for more than thirty (30) consecutive days, any final non appealable judgment against any Relevant Party in excess of $200,000 over and above the amount of insurance coverage available from a financially sound insurer that has not denied coverage.

(K) 1940 Act. Any Relevant Party becomes, or becomes controlled by, an entity required to register as an “investment company” under the 1940 Act.

(L) Reserve Account Shortfall.

(i) Amounts on deposit in the Liquidity Reserve Account are at any time less than the Liquidity Reserve Account Required Balance and such deficit is not cured on the earlier of the next Borrowing Date or the next Payment Date.

(ii) Amounts on deposit in the Supplemental Reserve Account are at any time less than the Supplemental Reserve Account Required Balance and such deficit is not cured on the earlier of the next Borrowing Date or the next Payment Date.

(M) Change of Control. The occurrence of a Change of Control.

(N) Cross Default. The occurrence of an event of default under any other financing agreement entered into by the Borrower, the Seller (Solar Loans) or the Seller (Solar Assets).

(O) Financing Fund Material Adverse Effect. The occurrence of any event that results in a Material Adverse Effect (as defined in the Financing Fund LLCA) with respect to a Managing Member or a Financing Fund.

(P) Replacement of Solar Asset Manager. The Solar Asset Manager resigns, removed or is replaced under a Solar Asset Management Agreement or a Solar Asset Servicing Agreement and, in each case, a replacement Solar Asset Manager, acceptable to the Agent has not accepted an appointment under such agreement within sixty (60) days of such resignation or removal.

(Q) Resignation or Removal of Managing Member. A Managing Member resigns or is removed under a Financing Fund LLCA.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 6.2 Remedies. If any Event of Default shall then be continuing, the Agent (i) may, in its discretion, or (ii) shall, upon the written request of the Majority Lenders, by written notice to the Borrower and the Lenders, take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower in any manner permitted under applicable law:

(A) declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind; or

(B) declare the principal of and any accrued interest in respect of all Advances and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, upon the occurrence of an Insolvency Event with respect to the Borrower, the principal of and any accrued interest in respect of all Advances and all other Obligations owing hereunder shall be immediately due and payable and the Commitments shall be immediately terminated without any notice to the Borrower or Lenders;

(C) if the Manager is Sunnova Management, replace the Manager with a Successor Manager in accordance with the Management Agreement;

(D) if the Servicer is Sunnova Management, replace the Servicer with a Successor Servicer in accordance with the Servicing Agreement;

(E) foreclose on and liquidate the Solar Loans and the related SL Solar Assets owned by Borrower and pursue all other remedies available under the Security Agreement; and/or

(F) foreclose on and liquidate the Collateral or to the extent permitted by the Tax Equity Financing Documents, the Solar Assets owned by a Financing Fund, and pursue all other remedies available under the Security Agreement, the Pledge Agreement, the Subsidiary Guaranty and the other Transaction Documents, subject to the terms of the Tax Equity Financing Documents.

Section 6.3 Suits for Enforcement by Agent. (A) If any Event of Default shall then be continuing, the Agent may proceed to protect and enforce its rights and the rights of the Lender under this Agreement by such appropriate Proceedings as the Agent shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted hereunder, or to enforce any other proper remedy or legal or equitable right vested in the Agent by this Agreement or by law.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) In case there shall be pending, relative to the Borrower, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, now or hereafter in effect, or in case a receiver, conservator, assignee, trustee in bankruptcy, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of the Borrower or its property, the Agent, regardless whether the principal of any Advances shall then be due and payable as therein expressed or by declaration or otherwise and regardless whether the Agent shall have made any demand for payment pursuant to the provisions of this Section 6.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file one or more claims for the whole amount of principal and interest owing and unpaid in respect of the Advances and the other Obligations, and to file such other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Agent and of the Lenders under the Transaction Documents allowed;

(ii) unless prohibited by Applicable Law, to vote on behalf of the Lenders, in any election of a trustee or a standby trustee in bankruptcy or a Person performing similar functions; and

(iii) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Lenders and of the Agent on their behalf; and any trustee, receiver or liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Lenders to make payments to the Agent.

(C) Unless otherwise requested by any Lender, in any Proceedings brought by the Agent (except with respect to any Proceedings involving the interpretation of any provision of this Agreement to which the Agent shall be a party), the Agent shall be held to represent all the Lenders, and it shall not be necessary to make any such Lender a party to any such Proceedings.

(D) No individual Lender or other Secured Party shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder or under Applicable Law.

Section 6.4 Prepayments after Default. Anything in this Agreement to the contrary notwithstanding, if, after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Obligations under the Transaction Documents is tendered by the Borrower or otherwise recovered by the Agent or any Lender (including through set-off or realization upon Collateral), such tender or recovery shall be applied by the Agent and the Lenders, in accordance with the provisions of Section 2.7(B).

Section 6.5 Foreclosure of Collateral. Nothing contained herein or in any other Transaction Document shall be construed as requiring the Agent and the Lenders to resort to any Collateral for the satisfaction of any of the Obligations of the Borrower in preference or priority to any other Collateral, and the Agent and the Lenders may seek satisfaction out of the Collateral or any part thereof, in their absolute discretion, in respect of the Obligations of the Borrower. In addition, while an Event of Default has occurred and is continuing, the Agent, for its benefit and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

for the ratable benefit of the Lenders, shall have the right from time to time to partially foreclose all or any part of the Collateral in any manner and for any amounts secured by the Transaction Documents then due and payable as determined by the Majority Lenders in their sole discretion including, without limitation, the following circumstances: (i) in the event the Borrower defaults beyond any applicable grace period in the payment of one or more payments of principal or interest, the Agent, for its benefit and for the ratable benefit of the Lenders, may foreclose all or any part of the Collateral to recover such delinquent payments, or (ii) in the event the Majority Lenders elect to accelerate less than the entire outstanding principal balance of the Advances, the Agent, for its benefit and for the ratable benefit of the Lenders, may foreclose all or any part of the Collateral to recover so much of the principal balance of the Advances as the Majority Lenders may elect to accelerate and such other sums secured by the Transaction Documents as the Majority Lenders may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Transaction Documents to secure payment of sums secured by the Transaction Documents and not previously recovered by the Agent and the Lenders.

Section 6.6 Rights and Remedies Cumulative. No right, remedy, power or privilege herein conferred upon or reserved to the Agent or the Lenders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

Article VII

THE AGENT AND FUNDING AGENTS

Section 7.1 Appointment; Nature of Relationship. The Agent is appointed by the Funding Agents and the Lenders (and by each Qualifying Hedge Counterparty by execution of a Qualifying Hedge Counterparty Joinder) as the Agent hereunder and under each other Transaction Document, and each of the Funding Agents and the Lenders and each Qualifying Hedge Counterparty irrevocably authorizes the Agent to act as the contractual representative of such Funding Agent and such Lender and such Qualifying Hedge Counterparty with the rights and duties expressly set forth herein and in the other Transaction Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Funding Agent or Lender or any Qualifying Hedge Counterparty by reason of this Agreement and that the Agent is merely acting as the representative of the Funding Agents, the Lenders and each Qualifying Hedge Counterparty with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the Funding Agents’, the Lenders’ and each Qualifying Hedge Counterparty’s contractual representative, the Agent (A) does not assume any fiduciary duties to any of the Funding Agents, the Lenders or any Qualifying Hedge Counterparty, (B) is a “representative” of the Funding Agents, the Lenders and each Qualifying Hedge Counterparty within the meaning of Section 9 102 of the UCC as in effect in the State of New York, and (C) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Funding Agents, the Lenders and each Qualifying Hedge Counterparty agree to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Funding Agent, each Lender and each Qualifying Hedge Counterparty waives.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.2 Powers. The Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Funding Agents, the Lenders or to any Qualifying Hedge Counterparty, or any obligation to the Funding Agents, the Lenders or any Qualifying Hedge Counterparty to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by the Agent.

Section 7.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), any Financing Fund Seller, the Manager, the Servicer, the Funding Agents, the Lenders, or any Qualifying Hedge Counterparty for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non appealable judgment by a court of competent jurisdiction to have arisen solely from (A) the gross negligence or willful misconduct of such Person or (B) breach of contract by such Person with respect to the Transaction Documents.

Section 7.4 No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc.. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder, (B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Agent, (D) the existence or possible existence of any Potential Default or Event of Default, or (E) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Funding Agent, any Lender or any Qualifying Hedge Counterparty for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower, the Seller (Solar Loans), the Seller (Solar Assets), the Manager, the Servicer, or any of their respective Affiliates.

Section 7.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Majority Lenders (or if required hereunder all Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Loan Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.6 Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Transaction Document by or through employees, agents, and attorneys in fact and shall not be answerable to the Funding Agents, the Lenders or any Qualifying Hedge Counterparty, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Funding Agents, the Lenders or any Qualifying Hedge Counterparty and all matters pertaining to the Agent’s duties hereunder and under any other Transaction Document.

Section 7.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

Section 7.8 The Agent’s Reimbursement and Indemnification. The Committed Lenders agree to reimburse and indemnify (on a pro rata basis based on the Lender Group Percentages, as applicable) the Agent (A) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents, and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Agent.

Section 7.9 Rights as a Lender. With respect to its Commitment and Advances made by it and the Loan Notes (if any) issued to it, in its capacity as a Lender, the Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders,” as applicable, shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

Section 7.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders, the Funding Agents, each Qualifying Hedge Counterparty, the Custodian, the Back-Up Servicer and the Borrower, and the Agent may be removed at any time for cause by written notice received by the Agent from all of the Lenders. Upon any such resignation or removal, the Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the exiting Agent’s giving notice of resignation or receipt of notice of removal, then the exiting Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent (but only if such successor is reasonably acceptable to each Lender) or petition a court of competent jurisdiction to appoint a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Agent, and the exiting Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents. After any exiting Agent’s resignation hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Transaction Documents.

Section 7.12 Transaction Documents; Further Assurances. (A) Each Committed Lender, each Funding Agent and each Qualifying Hedge Counterparty authorizes the Agent to enter into each of the Transaction Documents to which it is a party and each Lender, each Funding Agent and each Qualifying Hedge Counterparty authorizes the Agent to take all action contemplated by such documents in its capacity as Agent. Each Lender, each Funding Agent and each Qualifying Hedge Counterparty agrees that no Lender, no Funding Agent and no Qualifying Hedge Counterparty, respectively, shall have the right individually to seek to realize upon the security granted by any Transaction Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders, the Funding Agents and each Qualifying Hedge Counterparty upon the terms of the Transaction Documents.

(B) Any Funding Agent may (in its sole discretion and expense), at any time, have its Advances rated by Moody’s, S&P, DBRS, Inc., A.M. Best or Kroll Bond Rating Agency, Inc. Any such rating shall not be a condition precedent to closing the credit facility or the making of the Advances as set forth in this Agreement, nor shall any rating process or requests or any subsequent downgrade of any rating received impact the Borrower’s availability under the credit facility set forth in this Agreement. The Borrower, Sunnova Management, SEC, the Seller (Solar Loans) and the Seller (Solar Assets) shall provide reasonable assistance to obtain such rating. For the avoidance of doubt, any such rating shall not be a condition precedent to any Advance or to the exercise of any rights of the Borrower or Sunnova Management under this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.13 Collateral Review.

(A) Other than upon the occurrence and during the continuance of an Event of Default, the Agent and/or its designated agent may not more than two (2) times during the term of the Facility (at the expense of the Borrower, which expense shall be limited to the reasonable and documented out-of-pocket expenses of the Agent and/or its designated agent), upon reasonable prior written notice, perform (i) reviews of the Borrower’s, the Manager’s, the Servicer’s, the Seller (Solar Loans)’s and/or the Seller (Solar Assets)’s business operations (in the case of the Manager, the Servicer, the Seller (Solar Loans) and the Seller (Solar Assets), solely to the extent relating to the Transaction Documents and the Collateral) and (ii) audits of the Collateral, in all cases, the scope of which shall be determined by the Agent.

(B) After the occurrence and during the continuance of an Event of Default, the Agent or its designated agent may, in its sole discretion regarding frequency (at the expense of the Borrower, which expense shall be limited to the reasonable and documented out-of-pocket expenses of Agent and/or its designated agent), upon reasonable prior written notice, perform (i) reviews of the Borrower’s, the Manager’s, the Servicer’s the Seller (Solar Loans)’s and/or the Seller (Solar Asset’s) business operations (in the case of the Manager, the Servicer, the Seller (Solar Loans) and the Seller (Solar Assets), solely to the extent relating to the Transaction Documents and the Collateral) and (ii) audits or any other review of the Collateral, in all cases, the scope of which shall be determined by the Agent.

(C) The Borrower hereby agrees to cause a nationally recognized firm of public accountants selected by the Borrower; provided, that such firm is independent with respect to the Borrower within the meaning of the Securities Act (an “Independent Accountant”) to deliver to the Agent, on or before January 31 of each year, beginning on January 31, 2024, with respect to one (1) Collection Period specified in writing by the Agent, one or more reports, which may be prepared by separate Independent Accountants (collectively, the “Consultant’s Report”) addressed to the Borrower, to the effect that such firm (a) has examined the delinquency and loss statistics prepared by the Borrower with respect to the Financing Funds’ portfolio of Solar Assets; (b) except as described in the Consultant’s Report, has found no exceptions or errors in the records relating to the Eligible Solar Assets that, in the firm’s opinion, generally accepted auditing standards requires such firm to report and (c) performed such other services as reasonably requested by the Agent. The Consultant’s Report shall further state that: (i) a review in accordance with agreed upon procedures was made of the Monthly Servicer Report corresponding to the Collection Period specified in writing by the Agent; (ii) except as disclosed in the Consultant’s Report, no exceptions or errors in the Monthly Servicer Reports so examined were found; and (iii) the delinquency and loss information relating to the Eligible Solar Assets contained in the Monthly Servicer Report were found to be accurate. The Consultant’s Report shall also indicate that the Independent Accountant is independent of the Borrower.

Section 7.14 Funding Agent Appointment; Nature of Relationship. Each Funding Agent is appointed by the Lenders in its Lender Group as their agent hereunder, and such Lenders irrevocably authorize such Funding Agent to act as the contractual representative of such Lenders with the rights and duties expressly set forth herein and in the other Transaction Documents. Each Funding Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that no Funding Agent shall have any fiduciary responsibilities to any Lender by reason of this Agreement and that each Funding Agent is merely acting as the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

representative of the Lenders in its Lender Group with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the related Lenders’ contractual representative, each Funding Agent (A) does not assume any fiduciary duties to any of the Lenders, (B) is a “representative” of the Lenders in its Lender Group within the meaning of Section 9 102 of the UCC as in effect in the State of New York and (C) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Lenders agrees to assert no claim against their Funding Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

Section 7.15 Funding Agent Powers. Each Funding Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto. No Funding Agent shall have any implied duties or fiduciary duties to the Lenders in its Lender Group, or any obligation to such Lenders to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by such Funding Agent.

Section 7.16 Funding Agent General Immunity. Neither any Funding Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders in its Lender Group or any other Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non appealable judgment by a court of competent jurisdiction to have arisen solely from (A) the gross negligence or willful misconduct of such Person or (B) breach of contract by such Person with respect to the Transaction Documents.

Section 7.17 Funding Agent Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc.. Neither any Funding Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder, (B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Agent, (D) the existence or possible existence of any Potential Default, Event of Default, Potential Amortization Event or Amortization Event, or (E) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith. No Funding Agent shall be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower, the Seller (Solar Loans), the Seller (Solar Assets) or any of their respective Affiliates.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.18 Funding Agent Action on Instructions of Lenders. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by each of the Lenders in its Lender Group, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of such Lenders. Each Funding Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders in its Lender Group pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 7.19 Funding Agent Employment of Agents and Counsel. Each Funding Agent may execute any of its duties as a Funding Agent hereunder by or through employees, agents, and attorneys in fact and shall not be answerable to the Lenders in its Lender Group, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys in fact selected by it with reasonable care. Each Funding Agent, at the expense of the Committed Lenders, shall be entitled to advice of counsel concerning the contractual arrangement between such Funding Agent and the Lenders in its Lender Group and all matters pertaining to such Funding Agent’s duties hereunder and under any other Transaction Document.

Section 7.20 Funding Agent Reliance on Documents; Counsel. Each Funding Agent shall be entitled to rely upon any Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by such Funding Agent, which counsel may be employees of such Funding Agent.

Section 7.21 Funding Agent’s Reimbursement and Indemnification. The Committed Lenders in each Lender Group agree to reimburse and indemnify (on a pro rata basis based upon the applicable Lender Group Percentages) the Funding Agent in their Lender Group (A) for any amounts not reimbursed by the Borrower for which such Funding Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by such Funding Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents, and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Funding Agent.

Section 7.22 Funding Agent Rights as a Lender. With respect to its Commitment and Advances made by it and the Loan Notes (if any) issued to it, in its capacity as a Lender, each Funding Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders,” as applicable, shall, unless the context otherwise indicates, include such Funding Agent in its individual capacity. Each Funding Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.23 Funding Agent Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon its Funding Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon its Funding Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

Section 7.24 Funding Agent Successor Funding Agent. Any Funding Agent may resign at any time by giving written notice thereof to the Lenders in its Lender Group, the Agent and the Borrower, and such Funding Agent may be removed at any time for cause by written notice received by the Lenders in its Lender Group. Upon any such resignation or removal, the Lenders in a Lender Group shall have the right to appoint a successor Funding Agent. If no successor Funding Agent shall have been so appointed by such Lenders and shall have accepted such appointment within thirty 30 days after the exiting Funding Agent’s giving notice of resignation or receipt of notice of removal, then the exiting Funding Agent may appoint, on behalf of the Lenders in its Lender Group, a successor Funding Agent (but only if such successor is reasonably acceptable to each such Lender) or petition a court of competent jurisdiction to appoint a successor Funding Agent. Upon the acceptance of any appointment as a Funding Agent hereunder by a successor Funding Agent, such successor Funding Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Funding Agent, and the exiting Funding Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents. After any exiting Funding Agent’s resignation hereunder as Funding Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Funding Agent hereunder and under the other Transaction Documents. Notwithstanding any provision in this Section 7.24 to the contrary, any Funding Agent that has provided notice of its resignation or has been provided notice of its removal shall be required to serve as Funding Agent until its successor has assumed such role.

Section 7.25 Funding Agent Transaction Documents; Further Assurances. Each Committed Lender authorizes the Funding Agent in its Lender Group to enter into each of the Transaction Documents to which it is a party and each Lender authorizes the Funding Agent in its Lender Group to take all action contemplated by such documents in its capacity as Funding Agent.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Article VIII

ADMINISTRATION AND SERVICING OF COLLATERAL; ACCOUNTS

Section 8.1 Management Agreement, Servicing Agreement, Solar Asset Management Agreement and Solar Asset Servicing Agreement.

(A) Each of the Management Agreement and the Servicing Agreement, duly executed counterparts of which have been delivered to the Agent, sets forth the covenants and obligations of the Manager and the Servicer, as applicable, with respect to the Solar Loans and other matters addressed in the Management Agreement and the Servicing Agreement, and reference is hereby made to the Management Agreement for a detailed statement of said covenants and obligations of the Manager thereunder and to the Servicing Agreement for a detailed statement of said covenants and obligations of the Servicer thereunder. The Borrower agrees that the Agent, in its name or (to the extent required by law) in the name of the Borrower, may (but is not, unless so directed and indemnified by the Majority Lenders, required to) enforce all rights of the Borrower under the Management Agreement and the Servicing Agreement for and on behalf of the Lenders whether or not an Event of Default has occurred and is continuing.

(B) Each Solar Asset Management Agreement, duly executed counterparts of which have been delivered to the Agent, sets forth the covenants and obligations of the Solar Asset Manager with respect to the Solar Assets and other matters addressed in the Solar Asset Management Agreements, and reference is hereby made to the Solar Asset Management Agreements for a detailed statement of said covenants and obligations of the Solar Asset Manager thereunder. The Borrower shall cause the Solar Asset Manager (to the extent an Affiliate of the Borrower) and each Relevant Party that is party to a Solar Asset Management Agreement to (i) perform and observe all of the material terms, covenants and conditions of each Solar Asset Management Agreement and (ii) promptly notify the Agent of any notice to Borrower or a Managing Member of any material default under any Solar Asset Management Agreement.

(C) Each Solar Asset Servicing Agreement, duly executed counterparts of which have been delivered to the Agent, sets forth the covenants and obligations of the Solar Asset Manager with respect to the Solar Assets and other matters addressed in the Solar Asset Servicing Agreement, and reference is hereby made to the Solar Asset Servicing Agreements for a detailed statement of said covenants and obligations of the Solar Asset Manager thereunder. The Borrower shall cause the Solar Asset Manager (to the extent an Affiliate of the Borrower) and each Relevant Party that is party to a Solar Asset Servicing Agreement to (i) perform and observe all of the material terms, covenants and conditions of each Solar Asset Servicing Agreement and (ii) promptly notify the Agent of any notice to Borrower or a Managing Member of any material default under any Solar Asset Servicing Agreement.

(D) Promptly following a request from the Agent (acting at the direction of the Majority Lenders) to do so, the Borrower shall take all such lawful action as the Agent may request to compel or secure the performance and observance by the Manager of each of its obligations to the Borrower and with respect to the Solar Loans under or in connection with the Management Agreement and by the Servicer of each of its obligations to the Borrower and with respect to the Solar Loans under or in connection with the Servicing Agreement, in accordance with the respective terms thereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Borrower under or in connection with the Management Agreement or the Servicing Agreement, as the case may be, to the extent and in the manner directed by the Agent, including the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

transmission of notices of default on the part of the Manager or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Manager of each of its obligations under the Management Agreement or by the Servicer of each of its obligations under the Servicing Agreement.

(E) The Borrower shall not waive any default by the Manager under the Management Agreement or by the Servicer under the Servicing Agreement without the written consent of the Agent (which shall be given at the written direction of the Majority Lenders).

(F) The Agent does not assume any duty or obligation of the Borrower under the Management Agreement or the Servicing Agreement, and the rights given to the Agent thereunder are subject to, and entitled to the protections set forth in, the provisions of Article VII.

(G) The Borrower has not and will not provide any payment instructions to any Obligor, the Managing Members or a Financing Fund that are inconsistent with the terms hereof or of the Servicing Agreement.

Section 8.2 Accounts.

(A) Establishment. The Borrower has established and the Servicer shall maintain or cause to be maintained:

(i) for the benefit of the Secured Parties, in the name of the Borrower, at the Agent, a segregated non-interest bearing deposit account for, among other things, the deposit of Obligor Payments (such account, as more fully described on Schedule II attached hereto, the “Lockbox Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower and the Secured Parties

(ii) for the benefit of the Secured Parties, in the name of the Borrower, at the Agent, a segregated non-interest bearing deposit account (such account, as more fully described on Schedule II attached hereto, the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower and the Secured Parties;

(iii) for the benefit of the Secured Parties, in the name of the Borrower, at the Agent, a segregated non-interest bearing deposit account (such account, as more fully described on Schedule II attached hereto, being the “Liquidity Reserve Account”), bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Borrower and the Secured Parties;

(iv) for the benefit of the Secured Parties, in the name of the Borrower, at the Agent, a segregated non-interest bearing deposit account (such account, as more fully described on Schedule II attached hereto, being the “Takeout Transaction Account”), bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Borrower and the Secured Parties;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(v) for the benefit of the Secured Parties, in the name of the Borrower, at the Agent, a segregated non-interest bearing deposit account (such account, as more fully described on Schedule II attached hereto, the “Custodial Fee Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower and the Secured Parties;

(vi) for the benefit of the Secured Parties, in the name of the Borrower, at the Agent, a segregated non-interest bearing trust account (such account, as more fully described on Schedule II attached hereto, being the “Supplemental Reserve Account”), bearing a designation clearly indicating that the funds deposited therein as described below are held for the benefit of the Borrower and the Secured Parties; and

(vii) for the benefit of the Secured Parties, in the name of the Borrower, at the Agent, a segregated non-interest bearing deposit account (such account, as more fully described on Schedule II attached hereto, the “Back-Up Servicing Fee Account”, and together with the Lockbox Account, the Collection Account, the Liquidity Reserve Account, the Custodial Fee Account and the Supplemental Reserve Account, each a “Collateral Account” and collectively the “Collateral Accounts”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Borrower and the Secured Parties.

(B) Replacement. If, at any time, the Agent resigns or is removed hereunder, the Servicer, for the benefit of the Lenders, shall within thirty (30) days establish new Collateral Accounts meeting the conditions specified above with an Eligible Institution and transfer any cash and/or any investments held therein or with respect thereto to such new Collateral Accounts. From the date any such new Collateral Account is established, it shall be the applicable Collateral Account hereunder.

(C) Deposits and Withdrawals from the Liquidity Reserve Account. Deposits into, and withdrawals from, the Liquidity Reserve Account shall, subject to Section 2.7(D), be made in the following manner:

(i) On or prior to the initial Borrowing Date, the Borrower shall deliver to the Agent for deposit into the Liquidity Reserve Account, an amount equal to the Liquidity Reserve Account Required Balance as of such date;

(ii) On each Payment Date, the Agent shall deposit into the Liquidity Reserve Account from available Collections (as set forth and in the order of priority established pursuant to Section 2.7(B)), funds in the amount required under Section 2.7(B), and the Borrower may, at its option, deposit additional funds into the Liquidity Reserve Account;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(iii) If on any Payment Date (without giving effect to any withdrawal from the Liquidity Reserve Account) available funds on deposit in the Collection Account would be insufficient to make the payments due and payable on such Payment Date pursuant to Section 2.7(B)(i) through (iv), the Agent, based on the Monthly Servicer Report delivered pursuant to Section 6.1 of the Servicing Agreement, shall withdraw from the Liquidity Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Liquidity Reserve Account and deposit such amount into the Collection Account and apply such amount to payments set forth in Section 2.7(B)(i) through (iv);

(iv) Upon the occurrence of an Event of Default, the Agent shall withdraw all amounts on deposit in the Liquidity Reserve Account and deposit such amounts into the Collection Account for distribution in accordance with Section 2.7(B);

(v) On the earliest to occur of (a) the Commitment Termination Date, (b) an Amortization Event, and (c) the date on which the outstanding balance of the Advances is reduced to zero, the Agent shall, in the case of subclauses (a), (b) and (c) withdraw all amounts on deposit in the Liquidity Reserve Account and deposit such amounts into the Collection Account to be paid in accordance with Section 2.7(B); provided, however, that (1) upon the occurrence of an Amortization Event (Solar Loans) of the type described in clauses (ii), (iii) or (iv) of the definition thereof, the Agent shall not be required to withdraw all amounts in the Liquidity Reserve Account in accordance with the foregoing unless and until determined otherwise by the Agent in its reasonable discretion and (2) upon the occurrence of an Amortization Event (Solar Assets) of the type described in clauses (iii), (iv) or (v) of the definition thereof, the Agent shall not be required to withdraw all amounts in the Liquidity Reserve Account in accordance with the foregoing unless and until determined otherwise by the Agent in its reasonable discretion; provided, further, that upon the occurrence of an Amortization Event described in clauses (i) or (ii) of the definition thereof, the Agent shall only withdraw amounts on deposit in the Liquidity Reserve Account (x) in the case of an Amortization Event described in clause (i) of the definition thereof, an amount not to exceed the amount on deposit therein relating to Advances (Solar Loans) (calculated on the basis of the outstanding Obligations on such date multiplied by the quotient of the Borrowing Base (Solar Loans) divided by the Borrowing Base on such date) or (y) in the case of an Amortization Event described in clause (ii) of the definition thereof, an amount not to exceed the amount on deposit therein relating to Advances (Solar Assets) (calculated on the basis of the outstanding Obligations on such date multiplied by the quotient of the Borrowing Base (Solar Assets) divided by the Borrowing Base on such date);

(vi) Unless an Event of Default or Amortization Event has occurred and is continuing, on any Payment Date, if, as set forth on the Monthly Servicer Report, amounts on deposit in the Liquidity Reserve Account are greater than the Liquidity Reserve Account Required Balance (after giving effect to all other distributions and disbursements on such Payment Date), the Agent, based on the Monthly Servicer Report, shall withdraw funds in excess of the Liquidity Reserve Account Required Balance from the Liquidity Reserve Account and disburse such amounts into the Borrower’s Account; and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(vii) On any Payment Date, if, as set forth on the Monthly Servicer Report, the amount of funds in the Liquidity Reserve Account and in the Collection Account is equal to or greater than the aggregate outstanding balance of Advances and all other amounts due and payable hereunder, then the Agent, based on the Monthly Servicer Report, shall withdraw all funds from the Liquidity Reserve Account and deposit such amounts into the Collection Account to pay all such amounts and the aggregate outstanding balance of the Advances.

(D) Deposits and Withdrawals from the Custodial Fee Account. Deposits into, and withdrawals from, the Custodial Fee Account shall, subject to Section 2.7(D), be made in the following manner:

(i) On each Payment Date and each other Business Day specified pursuant to Section 2.7(B), the Agent shall deposit into the Custodial Fee Account from available Collections (as set forth and in the order of priority established pursuant to Section 2.7(B)), funds in the amount required under Section 2.7(B);

(ii) On each Business Day on which amounts shall be payable to the Custodian in respect of the Custodial Fee or otherwise pursuant to the Transaction Documents, the Agent shall withdraw funds on deposit in the Custodial Fee Account for payment to the Custodian; and

(iii) On the date on which the outstanding balance of the Advances is reduced to zero, the Agent shall withdraw all amounts on deposit in the Custodial Fee Account and shall deposit such amounts into the Collection Account to be paid in accordance with Section 2.7(B).

(E) Deposits and Withdrawals from the Back-Up Servicing Fee Account. Deposits into, and withdrawals from, the Back-Up Servicing Fee Account shall, subject to Section 2.7(D), be made in the following manner:

(i) On each Payment Date and each other Business Day specified pursuant to Section 2.7(B), the Agent shall deposit into the Back-Up Servicing Fee Account from available Collections (as set forth and in the order of priority established pursuant to Section 2.7(B)), funds in the amount required under Section 2.7(B); and

(ii) On each Business Day on which amounts shall be payable to the Back-Up Servicer in respect of the Back-Up Servicing Fee or otherwise pursuant to the Transaction Documents, the Agent shall withdraw funds on deposit in the Back-Up Servicing Fee Account for payment to the Back-Up Servicer.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(F) Collateral Account Control. (i) The Agent hereby confirms that, as of the Closing Date, the account numbers of each of the Collateral Accounts are as described on Schedule II attached hereto. Each Collateral Account shall constitute a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC for which the Agent shall act as a “bank” within the meaning of Section 9-102 of the UCC, and shall be subject to the exclusive control of the Agent, for the benefit of the Secured Parties, and the Agent, in its capacity as depository bank, will comply with instructions (within the meaning of Section 9-104 of the UCC) originated by the Lenders directing disposition of the funds in such Collateral Account, without further consent by the Borrower, the Servicer or any other Person; provided that, notwithstanding the foregoing, the Agent may direct the disposition of the funds in the Collection Account in accordance with the provisions of Section 2.6 and this Section 8.2.

(ii) The Agent hereby confirms and agrees that:

(a) the Agent shall not change the name or account number of any Collateral Account without the prior written consent of the Borrower;

(b) all property transferred or delivered to the Agent pursuant to this Agreement will be credited to the appropriate Borrower Account in accordance with the terms of this Agreement;

(iii) In the event that BPPR, in its capacity as depositary bank, has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Collateral Account or any financial assets, funds, cash or other property credited thereto or any security entitlement with respect thereto, BPPR, in its capacity as such, hereby agrees that such security interest shall be subordinate to the security interest of the Agent for the benefit of the Secured Parties. Notwithstanding the preceding sentence, the financial assets, funds, cash or other property credited to any Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Agent, for the benefit of the Secured Parties (except that the Agent may set-off (i) all amounts due to the Agent in its capacity as depository bank in respect of customary fees and expenses for the routine maintenance and operation of the Collateral Accounts, and (ii) the face amount of any checks that have been credited to the Collateral Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

(G) Deposits and Withdrawals from the Supplemental Reserve Account. Deposits into, and withdrawals from, the Supplemental Reserve Account shall, subject to Section 2.7(D), be made in the following manner:

(i) On each Payment Date, to the extent of Distributable Collections and in accordance with and subject to the priority of payments set forth in Section 2.7(B), the Agent shall, based on the Monthly Servicer Report, deposit into the Supplemental Reserve Account an amount equal to the Supplemental Reserve Account Deposit until the amount on deposit equals the Supplemental Reserve Account Required Balance.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(ii) On each Payment Date, the Agent shall, based on the Monthly Servicer Report, deposit into the Supplemental Reserve Account from available Collections (as set forth and in the order of priority established pursuant to Section 2.7(B)), funds in the amount required under Section 2.7(B), if any, and the Borrower may, at its option, deposit additional funds into the Supplemental Reserve Account;

(iii) The Agent shall release funds from the Supplemental Reserve Account to pay, upon direction from the Servicer set forth in an Officer’s Certificate (no more than once per calendar month), each Purchase Option Price and each Financing Fund Withdrawal Amount when due and payable under the terms of a Financing Fund LLCA upon exercise by the related Managing Member of the related Purchase Option or exercise by the related Tax Equity Investor of the related Financing Fund Withdrawal Right, as applicable.

(iv) Unless an Event of Default or an Amortization Event (Solar Assets) has occurred and is continuing, on any Payment Date, if, as set forth on the Monthly Servicer Report, amounts on deposit in the Supplemental Reserve Account are greater than the Supplemental Reserve Account Required Balance (after giving effect to all other distributions and disbursements and all releases and withdrawals on such Payment Date), the Servicer shall direct the Agent, based on the Monthly Servicer Report, to withdraw funds in excess of the Supplemental Reserve Account Required Balance from the Supplemental Reserve Account and disburse such amounts into the Borrower’s Account;

(v) If on any Payment Date (after giving effect to any withdrawals from the Liquidity Reserve Account) available funds on deposit in the Collection Account would be insufficient to pay the interest payments or other amounts due and payable pursuant to Section 2.7(B)(i) through (iv) on such Payment Date, the Agent shall, based on the Monthly Servicer Report, withdraw from the Supplemental Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Supplemental Reserve Account and deposit such amount into the Collection Account and apply such amount to payments set forth in Section 2.7(B)(i) through (iv);

(vi) If on any Payment Date the Borrower has provided notice to the Agent that (x)(1) a Managing Member has irrevocably provided notice to the related Tax Equity Investor that it will not exercise the related Purchase Option or (2) the period in which such Purchase Option may be exercised under the related Financing Fund LLCA has expired and cannot be extended and (y) only with respect to a Financing Fund with a Financing Fund LLCA that includes a Financing Fund Withdrawal Right, (1) the Tax Equity Investor for such Financing Fund has irrevocably provided notice to the related Managing Member that it will not exercise the Financing Fund Withdrawal Right or (2) the period in which the Financing Fund Withdrawal Right may be exercised under the related Financing Fund LLCA has expired and cannot be extended, the Borrower may direct the Agent, to withdraw from the Supplemental Reserve Account any related amounts

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

on deposit therein in respect of clause (X) of the definition of “Supplemental Reserve Account Required Balance” or, only with respect to a Financing Fund with a Financing Fund LLCA that includes a Financing Fund Withdrawal Right, clause (Y) of the definition of “Supplemental Reserve Account Required Balance” and deposit such amounts into the Collection Account for application in accordance with Section 2.7;

(vii) On the date on which the Supplemental Reserve Account Required Balance is equal to zero, the Agent shall withdraw all amounts on deposit in the Supplemental Reserve Account and deposit such amounts into the Collection Account to be paid in accordance with Section 2.7(B); and

(viii) On the date on which the Aggregate Outstanding Advances (Solar Assets) are reduced to zero, the Agent shall withdraw all amounts on deposit in the Supplemental Reserve Account and deposit such amounts into the Collection Account to be paid in accordance with Section 2.7(B);

(H) Permitted Investments. Prior to an Event of Default, the Servicer (and after an Event of Default, the Agent) may direct each banking institution at which the Collection Account, the Liquidity Reserve Account or the Supplemental Reserve Account shall be established, in writing, to invest the funds held in such accounts in one or more Permitted Investments. All interest derived from such Permitted Investments shall be deemed to be “investment proceeds” and shall be deposited into such account to be distributed in accordance with the requirements hereof. The taxpayer identification number associated with the Collection Account, the Liquidity Reserve Account and the Supplemental Reserve Account shall be that of the Borrower, and the Borrower shall report for federal, state and local income tax purposes the income, if any, earned on funds in such accounts.

(I) Withdrawals from Collection Account to Pay Taxes. In accordance with the Management Agreement, the Manager shall direct the Agent in writing, and the Agent shall, in accordance with such direction if such direction is received at least one (1) Business Day prior to each Payment Date, and in accordance with Section 2.7(B)(i), withdraw from the Collection Account and remit to the Manager, amounts specified by the Manager as required to be paid by the Borrower before the next Payment Date in respect of franchise taxes of the Borrower accruing on or after the Closing Date.

Section 8.3 Adjustments. If the Servicer makes a mistake with respect to the amount of any Collection or payment and deposits, pays or causes to be deposited or paid, an amount that is less than or more than the actual amount thereof, the Servicer shall appropriately adjust the amounts subsequently deposited into the applicable account or lockbox or paid out to reflect such mistake for the date of such adjustment. Any Eligible Solar Loan in respect of which a dishonored check is received shall be deemed not to have been paid.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Article IX

MISCELLANEOUS

Section 9.1 Survival. All representations and warranties made by the Borrower, the initial Servicer and the Manager herein and all indemnification obligations of the Borrower, the initial Servicer and the Manager hereunder shall survive, and shall continue in full force and effect, after the making and the repayment of the Advances hereunder and the termination of this Agreement.

Section 9.2 Amendments, Etc.. No amendment to or waiver of any provision of this Agreement, nor consent to any departure therefrom by the parties hereto, shall in any event be effective unless the same shall be in writing and signed by the Agent, on behalf of the Lenders, each Funding Agent, and the Borrower; provided that no such amendment or waiver shall (i) reduce the amount of or extend the maturity of any Advance or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of the Lenders affected thereby, (ii) amend, modify or waive any provision of this Section 9.2, or reduce the percentage specified in the definition of the Majority Lenders, in each case without the written consent of all Lenders (other than any Defaulting Lender), (iii) amend, modify or waive any provision of Sections 7.14 through 7.25 hereof without the written consent of all Funding Agents, (iv) affect the rights or duties of the Custodian, the Manager, the Servicer, or the Back-Up Servicer under this Agreement without the written consent of such Custodian, Manager, Servicer, or Back-Up Servicer, respectively, (v) amend or modify any provision of Section 6.1 or Section 6.2 without the consent of all Lenders or (vi) amend or modify the definition of “Borrowing Base,” or any constituent term thereof in a manner that is adverse to the Lenders without the written consent of all Lenders. The Borrower agrees to provide notice to each party hereto of any amendments to or waivers of any provision of this Agreement; provided, that the Borrower shall provide the Conduit Lender with prompt written notice of any amendment to any provision of this Agreement, prior to such amendment becoming effective.

Section 9.3 Notices, Etc.. All notices and other communications provided for hereunder shall be in writing and mailed or delivered by courier, facsimile or email: (A) if to the Borrower, at its address at 20 East Greenway Plaza, Suite 540, Houston, TX 77046, Attention: Chief Financial Officer and Treasurer, Facsimile: [***], email address: [***]; (B) if to the Manager, at its address at 20 East Greenway Plaza, Suite 540, Houston, TX 77046, Attention: Chief Financial Officer and Treasurer, Facsimile: [***], email address: [***]; (C) if to the Servicer, at its address at 20 East Greenway Plaza, Suite 540, Houston, TX 77046, Attention: Chief Financial Officer and Treasurer, Facsimile: [***], email address: [***]; (D) if to the Agent, at its address at 208 Ponce de León Avenue, Banco Popular Center, 6th Floor, San Juan, Puerto Rico 00918, Attention: Janice A. Vazquez Zapata, Facsimile: [***], email address: [***]; (E) if to the Back-Up Servicer, at its address at Wells Fargo Bank, N.A., MAC N9200-061, 600 S. 4th St., Minneapolis, Minnesota 55415, Attention: Corporate Trust Services – Asset-Backed Administration, email address: [***]; and (F) in the case of any party, at such address or other address as shall be designated by such party in a written notice to each of the other parties hereto. Each Monthly Servicer Report described in Section 5.1(A)(viii) and each Borrowing Base Certificate described in Section 2.4(A) may be delivered by electronic mail; provided, that such electronic mail is sent by a Responsible Officer and each such Monthly Servicer Report or Borrowing Base Certificate is accompanied by an electronic reproduction of the signature of a Responsible Officer of the Borrower. All such notices and communications shall be effective, upon receipt, provided, that notice by facsimile or email shall be effective upon electronic or telephonic confirmation of receipt from the recipient (including the “return receipt requested” function, as available).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 9.4 No Waiver; Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.5 Indemnification. The Borrower agrees to indemnify the Agent, the Back-Up Servicer, the Custodian, each Lender, and their respective Related Parties (collectively, the “Indemnitees”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses (including fees and expenses of any action, claim or suit brought to enforce the Borrower’s indemnification obligations hereunder and court costs) to which such Indemnitee may become subject arising out of, resulting from or in connection with any Proceeding (including any Proceedings under environmental laws) relating to any Advance or the use of proceeds therefrom, the Transaction Documents or any other agreement, document, instrument or transaction related thereto, the use of proceeds thereof and the transactions contemplated hereby and under the Transaction Documents, regardless of whether any Indemnitee is a party thereto and whether or not such Proceedings are brought by the Borrower, its equity holders, affiliates, creditors or any other third party, and to reimburse each Indemnitee upon written demand therefor (together with reasonable back-up documentation supporting such reimbursement request) for any reasonable and documented legal or other out of pocket expenses incurred in connection with investigating or defending any of the foregoing of one law firm to such Indemnitees, taken as a whole, and, in the case of a conflict of interest, of one additional counsel to the affected Indemnitee taken as a whole (and, if reasonably necessary, of one local counsel and/or one regulatory counsel in any material relevant jurisdiction); provided, that the foregoing indemnity and reimbursement obligation will not, as to any Indemnitee, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final non appealable judgment of a court of competent jurisdiction to arise from the willful misconduct or gross negligence of, or, with respect to Indemnitees other than the Back-Up Servicer, material breach of the Transaction Documents by, such Indemnitee or any of its affiliates or controlling persons or any of the officers, directors, employees, advisors or agents of any of the foregoing or (ii) arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of the Borrower’s Affiliates and that is brought by such Indemnitee against another Indemnitee (other than an Indemnitee acting in its capacity as Back-Up Servicer, agent, arranger or any other similar role in connection with the Transaction Documents) or (B) any settlement entered into by such Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed), but if settled with the consent of the Borrower, the Borrower agrees to indemnify and hold harmless the Indemnitee from and against any loss or liability by reason of such settlement in accordance with this Section 9.5. This Section 9.5 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims and damages arising from any non Tax Proceeding. Notwithstanding anything to the contrary in this Section 9.5, the provisions of this Section shall be applied without prejudice to, and the provisions shall not have the effect of diminishing, the rights of the Back-Up Servicer under any other provision of any Transaction Document providing for the indemnification of any such Person. The provisions of this Section 9.5 shall survive termination or assignment of this Agreement and the resignation or removal of the parties hereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 9.6 Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration, modification, amendment and/or waiver of this Agreement, the Loan Notes and the other documents to be delivered hereunder, including the reasonable fees and out of pocket expenses of one counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and the other Transaction Documents. The Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable and documented counsel fees and expenses for one counsel) (A) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Loan Notes and the other documents to be delivered hereunder and (B) incurred by the Agent in connection with the transactions described herein and in the other Transaction Documents, or any potential Takeout Transaction, including in any case reasonable and documented counsel fees and expenses in connection with the enforcement of rights under this Section 9.6. Without limiting the foregoing, the Borrower acknowledges and agrees that the Agent or its counsel may at any time after an Event of Default shall have occurred and be continuing, engage professional consultants selected by the Agent to conduct additional due diligence with respect to the transactions contemplated hereby, including (A) review and independently assess the existing methodology employed by the Borrower in allocating Collections with respect to the Collateral, assess the reasonableness of the methodology for the equitable allocation of those Collections and make any recommendations to amend the methodology, if appropriate, (B) review the financial forecasts submitted by the Borrower to the Agent and assess the reasonableness and feasibility of those forecasts and make any recommendations based on that review, if appropriate, and (C) verify the asset base of the Borrower and the Borrower’s valuation of its assets, as well as certain matters related thereto. The reasonable and documented fees and expenses of such professional consultants, in accordance with the provisions of this Section 9.6, shall be at the sole cost and expense of the Borrower.

Section 9.7 Right of Set off; Ratable Payments; Relations Among Lenders. (A) Upon the occurrence and during the continuance of any Event of Default, and subject to the prior payment of Obligations owed to the Back-Up Servicer, each of the Agent and the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by and other indebtedness at any time owing to the Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Loan Notes, whether or not the Agent or such Lenders shall have made any demand under this Agreement or the Loan Notes and although such obligations may be unmatured. The Agent and each Lender agrees promptly to notify the Borrower after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Agent and the Lenders under this Section 9.7(B) are in addition to other rights and remedies (including other rights of set off) which the Agent and the Lenders may have.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(B) If any Lender, whether by setoff or otherwise, has payment made to it upon its Advances in a greater proportion than that received by any other Lender, such other Lender agrees, promptly upon demand, to purchase a portion of the Advances held by the Lenders so that after such purchase each Lender will hold its ratable share of Advances. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon written demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

(C) Except with respect to the exercise of set off rights of any Lender in accordance with Section 9.7(B), the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Transaction Document, without the prior written consent of the other Lenders or, as may be provided in this Agreement or the other Transaction Documents, at the direction of the Agent.

(D) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

Section 9.8 Binding Effect; Assignment. (A) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Custodian and the Agent and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders, and any assignment by the Borrower in violation of this Section 9.8 shall be null and void. Notwithstanding anything to the contrary in the first sentence of this Section 9.8, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Loan Note to a Federal Reserve Bank; provided, that no such assignment or pledge shall release the transferor Lender from its obligations hereunder.

(B) Each Lender may assign to one or more banks or other entities all or any part or portion of its rights and obligations hereunder (including, without limitation, its Commitment, its Loan Notes or its Advances); provided, that each such assignment (i) shall be in form and substance acceptable to the Agent, (ii) shall, without limiting the rights of the Borrower under subclause (iii) below and unless either (x) such assignee is a Permitted Assignee or (y) an Event of Default or Amortization Event shall have occurred and is continuing, be approved by the prior written consent of the Borrower (such consent not to unreasonably withheld or delayed), (iii) shall not be made to a Person that is a Disqualified Lender as of the date on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, which, in either such case, such Person shall not be considered a Disqualified Lender for the purpose of this Agreement), (iv) shall either be made to a Permitted Assignee or to a Person which is acceptable to the Agent (such consent not to be unreasonably withheld or delayed) and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Agreement, together with any Loan Note or Loan Notes subject to such assignment and a processing and recordation fee of $3,000. Upon execution, delivery, acceptance and recording of an Assignment Agreement, from and after the effective date specified in such Assignment Agreement, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, have the rights and obligations of a Lender hereunder (including the obligation to provide documentation pursuant to Section 2.15(G)) of a Lender hereunder) and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(C) If any assignment is made to a Disqualified Lender in violation of this Section 9.8, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Agent, (i) purchase or prepay the Advances held by such Disqualified Lender by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Advances, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (ii) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.8), all of its interest, rights and obligations under this Agreement to one or more banks or other entities at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(D) Disqualified Lenders (i) will not, absent consent from the Borrower (x) have the right to receive financial reports that are not publicly available, Monthly Servicer Reports or other reports or confidential information provided to Lenders by the Borrower or the Agent (other than Tax reporting information with respect to the Advances), (y) attend or participate in meetings with the Borrower attended by the Lenders and the Agent, or (z) access any electronic site maintained by the Borrower or Agent to provide Lenders with confidential information or confidential communications from counsel to or financial advisors of the Agent and (ii) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Transaction Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan, (2) if such Disqualified Lender does vote on such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(E) By executing and delivering an Assignment Agreement, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment Agreement, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its Obligations under this Agreement or any other Transaction Document or instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements of the Borrower, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(F) The Agent shall maintain at one of its offices in the United States (as defined in Section 7701(a)(9) of the Code) a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and outstanding principal amount (and accrued interest) of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent.

(G) Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee, together with any Loan Note subject to such assignment, the Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit E-2 hereto, (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at no cost to

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

the Agent or the Lenders, shall execute and deliver to the Agent, in exchange for the surrendered Loan Note, a new Loan Note to the order of such assignee Lender in an amount equal to the Commitment assumed by it pursuant to such Assignment Agreement and, if the assigning Lender has retained a Commitment hereunder, a new Loan Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Loan Note or Loan Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Loan Note or Loan Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit C.

(H) Any Lender may, without the consent of the Borrower, sell participation interests in its Advances and obligations hereunder to a Person that is not a Disqualified Lender (each such recipient of a participation a “Participant”); provided, that after giving effect to the sale of such participation, such Lender’s obligations hereunder and rights to consent to any waiver hereunder or amendment hereof shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable to such Lender hereunder and all rights to consent to any waiver hereunder or amendment hereof shall be determined as if such Lender had not sold such participation interest, and the Borrower, the Agent and the other parties hereto shall continue to deal solely and directly with such Lender and not be obligated to deal with such participant. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register in which it enters the name and address of each Participant and the outstanding principal amounts (and accrued interest) of each Participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent shall have no responsibility for maintaining a Participant Register. Each recipient of a participation shall, to the fullest extent permitted by law, have the same rights, benefits and obligations (including the obligations under Section 2.15(G) and Section 2.18), hereunder with respect to the rights and benefits so participated as it would have if it were a Lender hereunder, except that no Participant shall be entitled to receive any greater payment under Sections 2.11 or 2.15 than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Notwithstanding any other provision of this Agreement to the contrary, (i) a Lender may pledge as collateral, or grant a security interest in, all or any portion of its rights in, to and under this Agreement to a security trustee in connection with the funding by such Lender of Advances without the consent of the Borrower; provided that no such pledge or grant shall release such

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Lender from its obligations under this Agreement and (ii) a Conduit Lender may at any time, without any requirement to obtain the consent of the Agent or the Borrower, pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of capital and yield) under this Agreement to a collateral agent or trustee for its commercial paper program.

Section 9.9 GOVERNING LAW. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT (EXCEPT, AS TO ANY OTHER TRANSACTION DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9.10 Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS (PROVIDED THAT THE AGENT MAY, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, COMMENCE A PROCEEDING AGAINST THE BORROWER TO COLLECT OR ENFORCE ANY COLLATERAL LOCATED IN PUERTO RICO OR GOVERNED BY PUERTO RICAN LAW IN THE COURTS OF THE COMMONWEALTH OF PUERTO RICO OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF PUERTO RICO, AND ANY APPELLATE COURT FROM ANY THEREOF, TO ENFORCE ANY RIGHTS OF THE AGENT AND THE LENDERS AGAINST THE BORROWER WITH RESPECT TO SUCH COLLATERAL). EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 9.11 Waiver of Jury Trial. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

Section 9.12 Section Headings. All section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 9.13 Tax Characterization. The parties hereto intend for the transactions effected hereunder to constitute a financing transaction for U.S. federal income tax purposes.

Section 9.14 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (pdf) or by other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.15 Limitations on Liability. None of the members, managers, general or limited partners, officers, employees, agents, shareholders, directors, Affiliates or holders of limited liability company interests of or in the Borrower shall be under any liability to the Agent or the Lenders, respectively, any of their successors or assigns, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, with respect to the Borrower, solely the limited liability company obligations of the Borrower. Nothing set forth herein shall limit the Agent’s right to exercise, on behalf of itself and the Lenders, its rights under the Guaranty. The Borrower and any member, manager, partner, officer, employee, agent, shareholder, director, Affiliate or holder of a limited liability company interest of or in the Borrower may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Borrower) respecting any matters arising hereunder.

Section 9.16 Confidentiality.

(A) Each Lender, each Funding Agent, and the Agent agrees to maintain the confidentiality of all nonpublic information with respect to the parties herein or any other matters furnished or delivered to it pursuant to or in connection with this Agreement or any other Transaction Document; provided, that such information may be disclosed (i) to such party’s Affiliates or such party’s or its Affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively “Lender Representatives”), in each case, who have a need to know such information for the purpose of assisting in the negotiation, completion and administration of the Facility and on a confidential basis, (ii) to any assignee of or participant in, or any prospective assignee of

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

or participant in, the Facility or any of its rights or obligations under this Agreement, other than a Disqualified Lender, in each case on a confidential basis, (iii) to any financing source, hedge counterparty or other similar party in connection with financing or risk management activities related to the Facility, (iv) to any Commercial Paper rating agency (including by means of a password protected internet website maintained in connection with Rule 17g 5), (v) to the extent required by applicable Law or by any Governmental Authority, and (vi) to the extent necessary in connection with the enforcement of any Transaction Document.

(B) The provisions of Section 9.16(A) shall not apply to information that (i) is or hereafter becomes (through a source other than the applicable Lender, Funding Agent or the Agent or any Lender Representative associated with such party) generally available to the public, (ii) was rightfully known to the applicable Lender, applicable Funding Agent or the Agent or any Lender Representative or was rightfully in their possession prior to the date of its disclosure pursuant to this Agreement; (iii) becomes available to the applicable Lender, applicable Funding Agent or the Agent or any Lender Representative from a third party unless to their knowledge such third party disclosed such information in breach of an obligation of confidentiality to the applicable Lender, applicable Funding Agent or the Agent or any Lender Representative; (iv) has been approved for release by written authorization of the parties whose information is proposed to be disclosed; or (v) has been independently developed or acquired by any Lender, any Funding Agent or the Agent or any Lender Representative without violating this Agreement. The provisions of this Section 9.16 shall not prohibit any Lender, any Funding Agent or the Agent from filing with or making available to any judicial, governmental or regulatory agency or providing to any Person with standing any information or other documents with respect to the Facility as may be required by applicable Law or requested by such judicial, governmental or regulatory agency.

Section 9.17 Limited Recourse. All amounts payable on or in respect of the Obligations shall constitute limited recourse obligations of the Borrower secured by, and payable solely from and to the extent of, the Collateral; provided, that (A) the foregoing shall not limit in any manner the ability of the Agent or any other Lender to seek specific performance of any Obligation (other than the payment of a monetary obligation in excess of the amount payable solely from the Collateral), (B) the provisions of this Section 9.17 shall not limit the right of any Person to name the Borrower as party defendant in any action, suit or in the exercise of any other remedy under this Agreement or the other Transaction Documents, and (C) when any portion of the Collateral is transferred in a transfer permitted under Section 5.2(A)(ii), 5.2(A)(iii), Section 5.2(A)(iv) or Section 5.2(E), by the Seller (Solar Loans) pursuant to the Sale and Contribution Agreement (Solar Loans), by the Seller (Solar Assets) pursuant to the Sale and Contribution Agreement (Solar Assets) or as otherwise permitted under this Agreement, the security interest in and Lien on such Collateral shall automatically be released, and the Lenders under this Agreement will no longer have any security interest in, lien on, or claim against such Collateral. No recourse shall be sought or had for the obligations of the Borrower against any Affiliate, director, officer, shareholder, manager or agent of the Borrower other than as specified in the Transaction Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 9.18 Customer Identification; USA Patriot Act Notice. The Agent and each Lender hereby notifies the Borrower and the Manager that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107 56, signed into law October 26, 2001) (the “Patriot Act”), and the Agent’s and each Lender’s policies and practices, the Agent and the Lenders are required to obtain, verify and record certain information and documentation that identifies the Borrower and the Manager, which information includes the name and address of the Borrower and such other information that will allow the Agent or such Lender to identify the Borrower in accordance with the Patriot Act.

Section 9.19 Non Petition. Each party hereto hereby covenants and agrees that it will not institute against or join any other Person in instituting against any Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or of any state of the United States or of any other jurisdiction prior to the date which is one year and one day after the payment in full of all outstanding indebtedness of such Conduit Lender. The agreements set forth in this Section 9.19 and the parties’ respective obligations under this Section 9.19 shall survive the termination of this Agreement.

Section 9.20 No Recourse. (A) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby acknowledge and agree that all transactions with a Conduit Lender hereunder shall be without recourse of any kind to such Conduit Lender. A Conduit Lender shall have no liability or obligation hereunder unless and until such Conduit Lender has received such amounts pursuant to this Agreement. In addition, the parties hereto hereby agree that (i) a Conduit Lender shall have no obligation to pay the parties hereto any amounts constituting fees, reimbursement for expenses or indemnities (collectively, “Expense Claims”) and such Expense Claims shall not constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code or similar laws of another jurisdiction) against such Conduit Lender, unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims pursuant to this Agreement and such amounts are not required to pay the outstanding indebtedness of such Conduit Lender and (ii) no recourse shall be sought or had for the obligations of a Conduit Lender hereunder against any Affiliate, director, officer, shareholders, manager or agent of such Conduit Lender.

(B) The agreements set forth in this Section 9.20 and the parties’ respective obligations under this Section 9.20 shall survive the termination of this Agreement.

Section 9.21 Retention of Equity Interest. AP8 Holdings shall at all times while any Obligation is outstanding, retain (and shall not pledge as collateral) its ownership interest in the Borrower.

Section 9.22 Additional Back-Up Servicer. The parties hereto acknowledge that the Back-Up Servicer shall be not required to act as a “commodity pool operator” as defined in the Commodity Exchange Act, as amended, or be required to undertake regulatory filings related to this Agreement in connection therewith.

Section 9.23 Third Party Beneficiary. The parties hereto agree and acknowledge that the Back-Up Servicer is an express third party beneficiary of the provisions of Sections 2.5, 2.7 and this Article IX, and shall be entitled to enforce its rights hereunder as if a direct party hereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 9.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States.

Section 9.25 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SUNNOVA ASSET PORTFOLIO 8, LLC

By:
Name:
Title:

[Signature Page to Solar Loan Facility Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SUNNOVA SLA MANAGEMENT, LLC, as Manager

By:
Name:
Title:

SUNNOVA ASSET PORTFOLIO 8 HOLDINGS, LLC, as Seller (Solar Loans)

By:
Name:
Title:

SUNNOVA SLA MANAGEMENT, LLC, as Servicer

By:
Name:
Title:

[Signature Page to Solar Loan Facility Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

BANCO POPULAR DE PUERTO RICO, as Agent and Lender

By:
Name:
Title:

[Signature Page to Solar Loan Facility Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

US BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

[Signature Page to Solar Loan Facility Credit Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT A

DEFINED TERMS

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“A-1 (Solar Assets) Custodial Certification” shall have the meaning set forth in Section 4(a) of the Custodial Agreement.

“A-1 (Solar Loans) Custodial Certification” shall have the meaning set forth in Section 4(a) of the Custodial Agreement.

“Accession Agreement” shall mean (i) a Security Agreement Supplement in the form of Exhibit B to the Security Agreement, (ii) a Pledge Agreement Joinder in the form of Exhibit A to the Pledge Agreement, (iii) a Joinder Agreement in the form of Exhibit C to the Custodial Agreement, (iv) Guaranty Supplement in the form of Exhibit A to the Subsidiary Guaranty and (v) a Subsidiary Supplement in the form of Exhibit A to the Guaranty.

“Additional Solar Assets” shall mean each Eligible Solar Asset that is acquired by a Financing Fund or the Borrower after the Second Amendment Effective Date and during the Availability Period.

“Adjusted Benchmark” shall mean the sum of (a) Benchmark and (b) the Benchmark Replacement Adjustment; provided that, if the Adjusted Benchmark would be less than the applicable Floor, the Adjusted Benchmark will be deemed to be the applicable Floor.

“Advance” shall have the meaning set forth in Section 2.2.

“Advance (Solar Assets)” shall mean any Advance to be used to (A) purchase Managing Member Interests from the Seller (Solar Assets) under the Sale and Contribution Agreement (Solar Assets), (B) make deposits into the Liquidity Reserve Account (up to the Liquidity Reserve Account Required Balance), (C) make deposits into the Supplemental Reserve Account (up to the Supplemental Reserve Account Required Balance), and (D) pay certain fees and expenses incurred in connection with establishment of the credit facility set forth in this Agreement.

“Advance (Solar Loans)” shall mean any Advance to be used to (A) purchase Solar Loans and the related SL Solar Assets from the Seller (Solar Loans) under the Sale and Contribution Agreement (Solar Loans), (B) make deposits into the Liquidity Reserve Account (up to the Liquidity Reserve Account Required Balance), and (C) pay certain fees and expenses incurred in connection with establishment of the credit facility set forth in this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Advance Limitations” shall mean that the Borrower will be permitted to request Advances no more than twice during each calendar month; provided that, if at the commencement of any calendar month, the Borrower has not consummated any Takeout Transaction during the preceding six (6) month period, then the Borrower shall be permitted to request Advances no more than once during the six (6) month period following the commencement of such calendar month until such time as the Borrower shall have consummated any Takeout Transaction; provided, further, that the Borrower will be permitted to request additional Advances with the consent of the Agent and each Funding Agent in connection with a Takeout Transaction.

“Affected Party” shall have the meaning set forth in Section 2.11(B).

“Affiliate” shall mean, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person, or, (ii) is an officer or director of such Person, and in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor. A Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power to (a) vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (b) direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.

“Affiliated Entity” shall mean any of SEC, the Manager (if the Manager is an Affiliate of the Borrower), the Servicer (if the Servicer is an Affiliate of the Borrower), the Seller (Solar Loans), the Seller (Solar Assets), a Financing Fund Seller, and any of their respective direct or indirect Subsidiaries and/or Affiliates, whether now existing or hereafter created, organized or acquired.

“Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Agent Fee” shall mean a fee payable by the Borrower to the Agent as set forth in the Fee Letter.

“Agent’s Account” shall mean the Agent’s bank account designated by the Agent from time to time by written notice to the Borrower.

“Aggregate Commitments” shall mean, at any time, the sum of the Commitments then in effect. The Aggregate Commitments as of the ~~Fifth~~Sixth Amendment Effective Date ~~shall be~~is equal to $215,000,000.

“Aggregate Discounted Solar Asset Balance” shall mean, on any date of determination, the sum of all of the Discounted Solar Asset Balances for the Managing Member Interests. Any Managing Member Interests that would otherwise be duplicated in computing this sum shall only be counted once. For the avoidance of doubt, the Aggregate Discounted Solar Asset Balance shall not include any amounts attributable to Solar Assets Service Incentives, Grid Services Revenue, SREC Proceeds or SREC Direct Sale Proceeds or, prior to the completion of satisfactory due diligence and approval by the Agent (such approval to be made in its sole discretion).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Aggregate Outstanding Advances” shall mean, as of any date of determination, the sum of the aggregate principal balance of all Advances outstanding.

“Aggregate Solar Loan Balance” shall mean, on any date of determination, the sum of the Solar Loan Balances of all Eligible Solar Loans.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“A.M. Best” shall mean A. M. Best Company, Inc. and any successor rating agency.

“Amortization Event” shall mean (i) with respect to Solar Loans and Advances (Solar Loans) only, any Amortization Event (Solar Loans), (ii) with respect to Solar Assets and Advances (Solar Assets) only, the occurrence of any Amortization Event (Solar Assets) and (iii) with respect to Solar Loans, Solar Assets and all Advances, the occurrence and continuation of any single Amortization Event (Solar Loans) or Amortization Event (Solar Assets) for three (3) consecutive fiscal quarters.

“Amortization Event (Solar Assets)” shall mean the occurrence of the any of the following events:

(i) the occurrence of a Servicer Termination Event;

(ii) the Solar Asset Payment Level is less than [***]%;

(iii) the Managing Member Distributions Payment Level is less than [***]%;

(iv) the Default Level (Solar Assets) is greater than [***]%;

(v) the Default Level (Solar Assets) is greater than [***]% for two consecutive Collection Periods;

(vi) the occurrence of an Event of Default;

(vii) a Tax Loss Insurance Policy ceases to be of full force and effect or ceases to meet the requirements of the related Tax Equity Facility; or

(viii) SEC breaches any of the SEC Financial Covenants and such breach has not been cured in accordance with Section 5(q) of the Guaranty;

provided, that clause (v) shall not apply during the 30-day period following a Takeout Transaction if the threshold set forth in clause (v) would not have been breached but for the occurrence of such Takeout Transaction; provided further, that no Amortization Event (Solar Assets) (or Potential Amortization Event related thereto) of the type described in clause (ii), (iii), (iv) or (v) above shall be deemed to have occurred under the Transaction Documents, including for purposes of Section 3.2(A)(iv), and the Availability Period shall not be terminated in connection therewith, during any period commencing on the date on which no Advances are outstanding hereunder and ending on the date on which the Monthly Servicer Report for the first full Collection Period following the next Borrowing Date is required to be delivered.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Amortization Event (Solar Loans)” shall mean the occurrence of the any of the following events:

(i)	the occurrence of a Servicer Termination Event;

(ii)	the Delinquency Level is greater than [***]%;

(iii)	the Default Level (Solar Loans) is greater than [***]%;

(iv)	the occurrence of an Event of Default;

(v)	the three-month average Excess Spread is less than [***]%; or

(vi)	SEC breaches any of the SEC Financial Covenants and such breach has not been cured in accordance with Section 5(q) of the Guaranty;

provided, that (A) upon the occurrence of an Amortization Event (Solar Loans) of the type described in clause (ii) above, such Amortization Event (Solar Loans) shall terminate on the Payment Date on which the Delinquency Level is equal to or less than [***]% for a period of three (3) consecutive calendar months, (B) upon the occurrence of an Amortization Event (Solar Loans) of the type described in clause (iii) above, such Amortization Event (Solar Loans) shall terminate on the Payment Date on which the Default Level (Solar Loans) is equal to or less than [***]%, (C) upon the occurrence of an Amortization Event (Solar Loans) of the type described in clause (iv) above, such Amortization Event (Solar Loans) shall terminate on the Payment Date on which the relevant Event of Default shall no longer be continuing and (D) upon the occurrence of an Amortization Event (Solar Loans) of the type described in clause (v) above, such Amortization Event (Solar Loans) shall continue until the next Payment Date that the three-month average Excess Spread is equal to or greater than 0%; provided further, that no Amortization Event (Solar Loans) (or Potential Amortization Event related thereto) of the type described in clause (ii), (iii) or (v) above shall be deemed to have occurred under the Transaction Documents, including for purposes of Section 3.2(A)(iv), and the Availability Period shall not be terminated in connection therewith, during any period commencing on the date on which no Advances are outstanding hereunder and ending on the date on which the Monthly Servicer Report for the first full Collection Period following the next Borrowing Date is required to be delivered.

“Ancillary PV System Components” shall mean main panel upgrades, generators, critter guards, snow guards, electric vehicle chargers, roofing and landscaping materials, automatic transfer switches and load controllers.

“Ancillary Solar Agreements” shall mean in respect of each Eligible Solar Loan, all agreements and documents ancillary and associated with such Eligible Solar Loan and the related SL Solar Assets giving rise to amounts included in the Aggregate Solar Loan Balance, which are entered into with an Obligor or a Dealer (Solar Loans) in connection therewith.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Ancillary Solar Service Agreements” shall mean in respect of each Eligible Solar Asset, all agreements and documents ancillary to the Solar Service Agreement associated with such Eligible Solar Asset, which are entered into with a Host Customer in connection therewith, including any Customer Warranty Agreement.

“AP8 Holdings” shall have the meaning set forth in the introductory paragraph hereof.

“Applicable Law” shall mean all applicable laws of any Governmental Authority, including, without limitation, laws relating to consumer financing, leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

“Applicable Rate” shall mean, for any Interest Accrual Period, an interest rate equal to (i) the sum of (A) the Term SOFR for such Interest Accrual Period plus (B) 3.00% per annum, or (ii) if the Term SOFR is not available for such Interest Accrual Period, the sum of (A) the Base Rate as in effect from time to time plus (B) 2.00% per annum.

“Approved Installer” shall mean an installer approved by the Parent, SEC or an Affiliate thereof to design, procure and install PV Systems or Energy Storage Systems on the properties of Obligors or the Host Customers and that has an active account with Parent as of the time of installation of an applicable PV System or Energy Storage Systems.

“Approved Solar Loan Form” shall mean the Solar Loan Contracts and Ancillary Solar Agreements used by the Seller (Solar Loans) and Borrower substantially in the form attached as Exhibit F hereto as modified or supplemented pursuant to Section 5.1(X).

“Approved Vendor” shall mean a manufacturer of Solar Photovoltaic Panels, Inverters or Energy Storage Systems for PV Systems that was approved by the Parent and listed on the Parent’s list of approved vendors as of the time of installation of an applicable PV System or Energy Storage System.

“Assignment Agreement” shall mean an assignment and acceptance agreement entered into by an assignor Lender and an assignee Lender pursuant to Section 9.8, and accepted by the Agent, in the form of Exhibit E-2 or any other form approved by the Agent.

“Availability Period” shall mean the period from the Closing Date until the occurrence of the Commitment Termination Date or an Amortization Event; provided, that the occurrence of any Amortization Event (Solar Assets) or any Amortization Event (Solar Loans) shall constitute the end of the Availability Period for Advances (Solar Assets) or Advances (Solar Loans), respectively; provided, further, that if the first or second occurrence of an Amortization Event has subsequently been cured, the Availability Period will continue until the earlier to occur of (i) the Commitment Termination Date and (ii) the next occurrence of an Amortization Event.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed pursuant to Section 2.10.

“Back-Up Servicer” shall mean Wells Fargo Bank, National Association, a national banking association, in its capacity as Back-Up Servicer under the Servicing Agreement, and/or any other Person or entity performing similar services for the Borrower which has been approved pursuant to the terms of the Servicing Agreement.

“Back-Up Servicing Fee” shall mean, on each Payment Date, an amount equal to $[***] (or, in the case of any partial Collection Period, a pro rated portion of such amount).

“Back-Up Servicing Fee Account” shall have the meaning set forth in Section 8.2(A)(vii).

“Bankruptcy Code” shall mean the U.S. Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Case Model” shall mean a computer model agreed to by a Managing Member and the related Tax Equity Investor showing the expected economic results from ownership of the PV Systems owned by the related Financing Fund and the assumptions to be used in calculating when such Tax Equity Investor has reached its target internal rate of return, which is attached as an exhibit to the related Financing Fund LLCA.

“Base Rate” shall mean, for any day, a rate per annum equal to the greater of (i) the prime rate of interest announced publicly by the Agent as in effect at its principal office from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Person) or, if the Agent does not publicly announce the prime rate of interest, as quoted in The Wall Street Journal on such day, and (ii) the sum of (a) 0.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Basel III” shall mean Basel III: A global regulatory framework for more resilient banks and banking systems prepared by the Basel Committee on Banking Supervision, and all national implementations thereof.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10.

“Benchmark Replacement” shall mean the sum of: (a) Daily Simple SOFR and (b) the Benchmark Replacement Adjustment.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Benchmark Replacement Adjustment” shall mean, the difference (which may be positive or negative value or zero) between (a) the average Term SOFR Rate for the Interest Accrual Periods contained in the 365 day period immediately prior to the date of notice by the Agent of a Benchmark Transition Event and (b) the average Daily Simple SOFR for the 365 day period immediately prior to the date of notice by the Agent of a Benchmark Transition Event.

“Benchmark Replacement Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the addition of a concept of “interest period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents.

“Benchmark Replacement Date” shall mean a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.10.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Billing and Collections Policy” shall mean the Servicer’s internal billing and collections policy attached as Exhibit E to the Servicing Agreement; provided that from and after the appointment of a Successor Servicer pursuant to the Servicing Agreement, the “Billing and Collections Policy” shall mean the collection policy of such Successor Servicer for servicing assets comparable to the Solar Loans (as defined in the Servicing Agreement).

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrower’s Account” shall mean (i) the Borrower’s bank account, described on Schedule II attached hereto, for the account of the Borrower or (ii) such other account as may be designated by the Borrower from time to time by at least ten (10) Business Days’ prior written notice to the Agent and the Lenders, acceptable to the Agent in its sole and absolute discretion.

“Borrower’s Portfolio” shall mean the Solar Loans listed on the Schedule of Eligible Solar Loans.

“Borrowing Base” shall mean, as of any date of determination, the sum of the Borrowing Base (Solar Assets) and the Borrowing Base (Solar Loans).

“Borrowing Base (Solar Assets)” shall mean, as of any date of determination, the product of (x)(a) the Aggregate Discounted Solar Asset Balance minus (b) the Excess Concentration Amount (Solar Assets) times (y)(a) the portion of clause (x) that is not Substantial Stage Solar Assets times [***]%, and (b) the portion of clause (x) that is Substantial Stage Solar Assets times [***]%.

“Borrowing Base (Solar Loans)” shall mean, as of any date of determination, the product of (a) the Net Aggregate Solar Loan Balance times (b) [***]%.

“Borrowing Base Certificate” shall mean the certificate in substantially the form of Exhibit B 1 attached hereto.

“Borrowing Base Deficiency” shall have the meaning set forth in Section 2.9.

“Borrowing Date” shall mean, (i) with respect to any Advance, the date of the making of such Advance and (ii) with respect to any addition of Eligible Solar Loans to the Borrower’s Portfolio or any additional Eligible Solar Assets other than in connection with an Advance and solely for purposes of determining or confirming the eligibility of such Solar Loans or Solar Assets, the date such Eligible Solar Loans or Eligible Solar Assets are transferred to the Borrower to cure a Borrowing Base Deficiency pursuant to Section 2.9, which date shall in any case be a Business Day.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“BPPR” shall have the meaning set forth in the introductory paragraph hereof.

“Breakage Costs” shall mean, with respect to a failure by the Borrower, for any reason, to borrow any proposed Advance on the date specified in the applicable Notice of Borrowing (including without limitation, as a result of the Borrower’s failure to satisfy any conditions precedent to such borrowing) after providing such Notice of Borrowing, the resulting loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits, actually sustained by the Agent, any Lender or any Funding Agent; provided, however, that the Agent, such Lender or such Funding Agent shall use commercially reasonable efforts to minimize such loss or expense and shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

“Business Day” shall mean any day other than Saturday, Sunday and any other day on which commercial banks in New York, New York, Minneapolis, Minnesota or San Juan, Puerto Rico are authorized or required by law to close.

“Calculation Date” shall mean with respect to a Payment Date, the close of business on the last day of the related Collection Period.

“Call Date” shall mean, with respect to a Purchase Option, the earliest date on which such Purchase Option may be exercised.

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Capital Stock include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“Carrying Cost” shall mean, as of any date of determination, (i) during any period in which there are no Hedge Agreements other than interest rate caps, the sum of (a) the lesser of (x) the most recent Benchmark and (y) the weighted average strike price of the Hedge Agreements, (b) 3.00%, and (c) 0.10% and (ii) during any period in which there are Hedge Agreements other than interest rate caps (including, for the avoidance of doubt, any interest rate swaps), the sum of (a) the weighted average strike price of the Hedge Agreements, (b) 3.00%, and (c) 0.10%.

“Change in Law” shall mean (i) the adoption or taking effect of any Law after the date of this Agreement, (ii) any change in Law or in the administration, interpretation, application or implementation thereof by any Governmental Authority after the date of this Agreement, (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement or (iv) compliance by any Affected Party, by any lending office of such Affected Party or by such Affected Party’s holding company, if any, with any request, guideline or directive (whether or not having the force of law)

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (a) the Dodd Frank Act, (b) Basel III and (c) all requests, rules, guidelines and directives under either of the Dodd Frank Act or Basel III or issued in connection therewith shall be deemed to be a “Change in Law,” regardless of the date implemented, enacted, adopted or issued.

“Change of Control” shall mean, the occurrence of one or more of the following events:

(i)	the approval by the holders of Capital Stock of SEC, the Seller (Solar Loans) or the Borrower of any plan or proposal for the liquidation or dissolution of such Person;

(ii)	all of the Capital Stock in the Borrower shall cease to be owned by the Seller (Solar Loans);

(iii)	all of the Capital Stock in the Borrower shall cease to be directly or indirectly owned by SEC; or

(iv)

the Borrower shall cease to own all of the Capital Stock in a Managing Member other than in connection with a Takeout Transaction pursuant to which 100% of the outstanding Capital Stock of such Managing Member is sold.

“Check Receivable” shall mean Obligor Payments that are made via check payment with respect to an Eligible Solar Loan.

“Closing Date” shall mean September 30, 2020.

“Collateral” shall mean, collectively, the Pledged Collateral (as defined in the Pledge Agreement) and the Collateral (as defined in the Security Agreement).

“Collateral Account” shall have the meaning set forth in Section 8.2(A)(vii).

“Collection Account” shall have the meaning set forth in Section 8.2(A)(ii).

“Collection Period” shall mean, with respect to a Payment Date, the three calendar months preceding the month in which such Payment Date occurs.

“Collections” shall mean, collectively, the Collections (Solar Assets) and Collections (Solar Loans), and each as applicable.

“Collections (Solar Assets)” shall mean (without duplication) all distributions and payments received in respect of the Managing Member Interests and other cash proceeds thereof, except for Solar Assets Service Incentives, Grid Services Revenue, SREC Proceeds and SREC Direct Sale Proceeds. Without limiting the foregoing, “Collections” shall include any amounts payable to the Borrower under any Hedge Agreement entered into in connection with this Agreement or in connection with the disposition of any Collateral.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Collections (Solar Loans)” shall mean, with respect to any Solar Loan and the related SL Solar Assets, all Obligor Payments and any other cash proceeds thereof and all Rebates. Without limiting the foregoing, “Collections” shall include any amounts payable to the Borrower (i) with respect to the Solar Loans and related SL Solar Assets (including, all contractual payments (including, for the avoidance of doubt, principal, interest, and fees), liquidation proceeds, insurance proceeds, distributions and other proceeds payable under or in connection with any such Solar Loan and all proceeds from any sale or disposition of any Related Property or proceeds of indemnities or other rights under any other SL Solar Asset), (ii) under any Hedge Agreement entered into in connection with this Agreement, (iii) in connection with the sale or disposition of any such Solar Loans or the related SL Solar Assets, and (iv) any indemnities, proceeds or other payments made by a third party with respect to such Solar Loans or the related SL Solar Assets.

“Commercial Paper” shall mean commercial paper, money market notes and other promissory notes and senior indebtedness issued by or on behalf of a Conduit Lender.

“Commitment” shall mean the obligation of a Committed Lender to fund Advances, as set forth on Exhibit D attached hereto, as increased and/or reduced from time to time pursuant to Section 2.6 and as amended in connection with assignments made by Committed Lenders pursuant to Section 9.8.

“Commitment Termination Date” shall mean the earliest to occur of (i) the Scheduled Commitment Termination Date, (ii) the occurrence of an Event of Default and declaration of all amounts due in accordance with Section 6.2(B) and (iii) the date of any voluntary termination of the facility by the Borrower.

“Committed Lender” shall mean each of BPPR, Oriental Bank, FBPR and each other Person that shall become a party hereto pursuant to Section 9.8, in each case for foregoing Persons, during the period such Person has a Commitment hereunder.

“Conduit Lender” shall mean each financial institution identified as such on the applicable Assignment Agreement that shall become a party hereto pursuant to Section 9.8.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consultant’s Report” shall have the meaning set forth in Section 7.13(C).

“Conveyed Property” shall mean, as applicable, the “Seller Conveyed Property” as defined in Section 2(a) of the Sale and Contribution Agreement (Solar Loans) and the “Conveyed Property” as defined in the Sale and Contribution Agreement (Solar Assets).

“Corporate Trust Office” shall mean, with respect to the Back-Up Servicer, the corporate trust office thereof at which at any particular time its corporate trust business with respect to the Transaction Documents is conducted, which office at the date of the execution of this instrument is located at MAC N9300-061, 600 S. 4th St., Minneapolis, Minnesota 55415, Attention: Corporate Trust Services – Asset-Backed Administration, or at such other address as such party may designate from time to time by notice to the other parties to this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Cost of Funds” shall mean, with respect to any Interest Accrual Period, interest accrued on the Advances during such Interest Accrual Period at the Applicable Rate.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning set forth in Section 9.22 hereof.

“Credit and Underwriting Policy” shall mean the Servicer’s internal credit and underwriting policy attached as Exhibit D to the Servicing Agreement.

“Credit Card Receivable” shall mean, collectively, Obligor Payments that are made via credit card with respect to an Eligible Solar Loan and Host Customer Payments that are made via credit card with respect to a Solar Asset.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of or about the Closing Date, among the Custodian, the Borrower, the Servicer and the Agent, as amended by the Omnibus Amendment No. 1 and as further amended, restated, modified or supplemented from time to time.

“Custodial Fee” shall mean a fee payable by the Borrower to the Custodian as set forth in the Custodial Fee Letter.

“Custodial Fee Account” shall have the meaning set forth in Section 8.2(A)(v).

“Custodial Fee Letter” shall mean the Custodial Fee Letter, dated as of the date hereof, between the Borrower and the Custodian.

“Custodian” shall mean U.S. Bank National Association, a national banking association, in its capacity as the provider of services under the Custodial Agreement and/or any other Person or entity performing similar services for the Borrower which has been approved in writing by the Agent.

“Custodian File” shall have the meaning set forth in the Custodial Agreement.

“Customer Collection Policy” shall mean the initial Solar Asset Manager’s internal collection policy as described in each Solar Asset Servicing Agreement; provided that from and after the appointment of a Successor Solar Asset Manager pursuant to such Solar Asset Servicing Agreement, the “Customer Collection Policy” shall mean the collection policy of such Successor Solar Asset Manager for servicing assets comparable to the solar assets of the Owner (as defined in such Solar Asset Servicing Agreement).

“Customer Warranty Agreement” shall mean any separate warranty agreement provided by SEC to a Host Customer (which may be an exhibit to a Solar Service Agreement) in connection with the performance and installation of the related PV System (which may include a Performance Guaranty).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Cut-Off Date” shall mean (i) for each Solar Loan, the date specified as such in the related Schedule of Eligible Solar Loans, which is the date after which all subsequent collections related to such Solar Loans are sold by the Seller (Solar Loans) to the Borrower and pledged by the Borrower to the Secured Parties, (ii) for each Solar Asset acquired on the Second Amendment Effective Date, the date that is three (3) Business Days prior to the Second Amendment Effective Date, and (ii) for any Additional Solar Asset, the date specified as such in the related Schedule of Eligible Solar Assets.

“Daily Simple SOFR” shall mean, for any day, the rate per annum equal to the secured overnight financing rate published by the Relevant Governmental Body and quoted as the “United States SOFR Secured Overnight Financing Rate” on the Bloomberg Professional Service Screen under the ticker “SOFRRATE Index” (or on any successor substitute page or service providing quotations of the secured overnight financing rate as determined by the Agent from time to time) for the day (such day, an “DSS Interest Determination Date”) that is two (2) U.S. Government Securities Business Days prior to such day (or if the secured overnight financing rate cannot be ascertained for any such DSS Interest Rate Determination Date, then the first U.S. Government Securities Business Day preceding such DSS Interest Determination Date for which the secured overnight financing rate is available, provided that such first preceding Business Day shall not be more than three (3) U.S. Government Securities Business Days prior to the DSS Interest Determination Date). In no event shall the Daily Simple SOFR Rate with respect to any Advance be less than 0.01% per annum. Any change in the Daily Simple SOFR Rate shall be effective from and including the date of such change.

“Dealer (Solar Assets)” shall mean Approved Installers and Approved Vendors.

“Dealer (Solar Loans)” shall mean a third party whom SEC or any of its Affiliates contracts to source potential customers and to design, install and service PV Systems and/or Energy Storage Systems.

“Default Level (Solar Assets)” shall mean, for any Collection Period, the quotient (expressed as a percentage) of (i) the excess (if any) of (a) the sum of the Discounted Solar Asset Balances of all Eligible Solar Assets that became Defaulted Solar Assets during such Collection Period and that did not repay all past due portions of a contractual payment due under the related Solar Service Agreement by the end of such Collection Period, over (b) (x) for the purposes of clause (v) of the definition of Amortization Event (Solar Assets), the sum of the Discounted Solar Asset Balances of all Eligible Solar Assets that became Defaulted Solar Assets during the three immediately preceding Collection Periods and that repaid all past due portions of a contractual payment due under the related Solar Service Agreement during the Collection Period in which the “Default Level (Solar Assets)” is being calculated, or (y) otherwise, zero, divided by (ii) the Aggregate Discounted Solar Asset Balances for the Managing Member Interests on the first day of such Collection Period. For the avoidance of doubt, the receipt of any Liquidated Damages Amounts by the Borrower shall not constitute payments of past due amounts pursuant to clause (i).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Default Level (Solar Loans)” shall mean, for any Collection Period, the quotient (expressed as a percentage) of (i) (x) the aggregate Solar Loan Balance of all Solar Loans in the Borrower’s Portfolio that became Defaulted Solar Loans during such Collection Period and that did not repay all past due portions of a contractual payment due under the related Solar Loan Contract by the end of the Collection Period (other than any such Defaulted Solar Loans for which the Seller (Solar Loans) has exercised its option to repurchase or substitute for Defaulted Solar Loans) minus (y) any net liquidation proceeds received during such Collection Period in respect of such Defaulted Solar Loans for which the Seller (Solar Loans) did not exercise its option to repurchase or substitute, divided by (ii) the sum of the Solar Loan Balances of all Solar Loans in the Borrower’s Portfolio on the first day of such Collection Period.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Solar Asset” shall mean a Solar Asset for which the related Host Customer is more than 120 days past due on any portion of a contractual payment due under the related Solar Service Agreement; provided, however, once such amounts are paid in full by the Host Customer such Solar Asset shall no longer be a “Defaulted Solar Asset”. For the avoidance of doubt, any past due amounts owed by an original Host Customer after reassignment to or execution of a replacement Solar Service Agreement with a new Host Customer shall not cause the Solar Asset to be deemed to be a Defaulted Solar Asset.

“Defaulted Solar Loan” shall mean a Solar Loan for which (i) the related Obligor is more than one hundred twenty (120) days past due on any portion of a contractual payment due under the related Solar Loan Contract, (ii) an Insolvency Event has occurred with respect to an Obligor, (iii) the related PV System or Energy Storage System has been turned off due to an Obligor delinquency or repossessed by the Servicer or Manager, or (iv) the Servicer has determined that all or any portion of the Solar Loan has been, in accordance with the Billing and Collections Policy, placed on a “non-accrual” status or is “non-collectible,” a charge-off has been taken or any or all of the principal amount due under such Solar Loan has been reduced or forgiven. For the avoidance of doubt, any past due amounts owed by an original Obligor after reassignment to or execution of a replacement Solar Loan with a new Obligor shall not cause the Solar Loan to be deemed to be a Defaulted Solar Loan so long as the replacement Solar Loan is otherwise an Eligible Solar Loan at such time.

“Defaulting Lender” shall mean, subject to Section 2.17(B), any Lender that (a) has failed to fund all or any portion of its Advances within two (2) Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) had an Insolvency Event occur with respect to it, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(B)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Defective Solar Asset” shall mean a Solar Asset with respect to which it is determined by the Agent (acting at the written direction of the Majority Lenders, such direction not to be unreasonably withheld, condition or delayed) or the Manager, at any time, that the Borrower breached as of the Transfer Date for such Solar Asset the representation in Section 4.1(U)(ii), unless such breach has been waived, in writing, by the Agent, acting at the direction of the Majority Lenders.

“Defective Solar Loan” shall mean a Solar Loan with respect to which it is determined by the Agent (acting at the written direction of the Majority Lenders) or the Manager, at any time, that the Seller (Solar Loans) breached as of the Transfer Date for such Solar Loan the representation in Section 6(b) of the Sale and Contribution Agreement (Solar Loans), unless such breach has been waived, in writing, by the Agent, acting at the direction of the Majority Lenders.

“Delinquency Level” shall mean, for any Collection Period, the quotient (expressed as a percentage) of (i) the sum of the Solar Loan Balances of all Eligible Solar Loans that became Delinquent Solar Loans during such Collection Period, divided by (ii) the Aggregate Solar Loan Balance on the first day of such Collection Period.

“Delinquent Solar Asset” shall mean a Solar Asset for which the related Host Customer is more than 90 days past due on any portion of a contractual payment due under the related Solar Service Agreement; provided, however, once such amounts are paid in full by the Host Customer such Solar Asset shall no longer be a “Delinquent Solar Asset”.

“Delinquent Solar Loan” shall mean a Solar Loan for which the related Obligor is more than sixty (60) days past due on any portion of a contractual payment due under the related Solar Loan.

“Discount Rate” shall mean, as of any date of determination, the greater of (i) 6.00% per annum and (ii) the Carrying Cost, in each case, determined as of the date of such determination.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Discounted Solar Asset Balance” shall mean, as of any date of determination (x)(i) with respect to the Managing Member Interests (other than a Substantial Stage Solar Asset), the present value of the remaining and unpaid stream of Net Cash Flow on or after such date of determination, based upon discounting such Net Cash Flow to such date of determination at an annual rate equal to the Discount Rate and (ii) with respect to a Substantial Stage Solar Asset, the amount actually disbursed to Dealers (Solar Assets) for services rendered in respect of such Solar Asset; provided, however, that in the case of clause (i), any Transferable Solar Asset will be deemed to have a Discounted Solar Asset Balance equal to zero ($0), and (y) for purposes of determining the Default Level (Solar Assets) respect to a Host Customer Solar Asset, the present value of the remaining and unpaid stream of Net Scheduled Payments for such Host Customer Solar Asset for the period beginning on such date of determination and ending on the date of the last Net Scheduled Payment for such Host Customer Solar Asset shall be based upon discounting such Net Scheduled Payments to such date of determination at an annual rate equal to the Discount Rate.

“Disqualified Lender” shall mean any competitor of the Borrower identified in writing, prior to the Closing Date, by the Borrower to the Agent and any known Affiliate or successor thereof clearly identifiable on the basis of its name. The Borrower may from time to time update the list of Disqualified Lenders provided to the Agent prior to the Closing Date to (x) include identified Affiliates of Persons identified pursuant to the preceding sentence; provided that such updates shall not apply retroactively to disqualify parties that have previously acquired an assignment or participation interest in the Commitment, (y) with the consent of the Agent, to add competitors not previously identified on the list of Disqualified Lenders provided to the Agent prior to the Closing Date or (z) remove one or more Persons as Disqualified Lenders (in which case such removed Person or Persons shall no longer constitute Disqualified Lenders).

“Distributable Collections” shall have the meaning set forth in Section 2.7(B).

“Dodd Frank Act” shall mean the Dodd Frank Wall Street Reform and Consumer Protection Act.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” shall mean the lawful currency of the United States.

“DSS Interest Determination Date” shall have the meaning set forth in the definition of Daily Simple SOFR.

“Effective Advance Rate” shall mean, as of any date of determination, the ratio of the Aggregate Outstanding Advances to the Aggregate Discounted Solar Asset Balance.

“Eligible Institution” shall mean a commercial bank or trust company having capital and surplus of not less than $[***] in the case of U.S. banks and $[***] (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks; provided, however, that a commercial bank which does not satisfy the requirements set forth above shall nonetheless be deemed to be an Eligible Institution for purposes of holding any deposit account or any other account so long as such commercial bank is a federally or state chartered depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b) and such account is maintained as a segregated trust account with the corporate trust department of such bank

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Eligible Manager” shall mean Sunnova Management or any other operating entity which, at the time of its appointment as Manager, (i) is legally qualified and has the capacity to service the SL Solar Assets related to the Eligible Solar Loans, and (ii) prior to such appointment, is approved in writing by the Agent as having demonstrated the ability to professionally and competently service a portfolio of assets of a nature similar to the SL Solar Assets related to the Eligible Solar Loans in accordance with high standards of skill and care.

“Eligible Solar Asset” shall mean, on any date of determination, a Solar Asset:

(i) which meets all of the criteria specified in Schedule I-D;

(ii) for which the legal title to the Host Customer Payments and Energy Storage System Incentives related thereto is vested solely in a Financing Fund; and

(iii) was acquired by a Financing Fund pursuant to the related Tax Equity Financing Documents, and has not been sold or encumbered by the related Financing Fund except as permitted hereunder (with respect to Permitted Liens and Permitted Equity Liens) and under the applicable Tax Equity Financing Documents.

“Eligible Solar Loan” shall mean, on any date of determination, a Solar Loan:

(i)	that meets all of the requirements specified on Schedule I-A;

(ii)

if such Solar Loan is a PV Solar Loan or a PV/ESS Solar Loan, that meets all of the requirements specified on Schedule I-B or, if such Solar Loan is an ESS Solar Loan, that meets all of the requirements specified on Schedule I-C;

(iii)	for which the legal title to the Obligor Payments related thereto is vested solely in the Borrower; and

(iv)

all of the ownership interests in which, together with all of the rights in all SL Solar Assets relating thereto (a) has been acquired by the Borrower pursuant to the Sale and Contribution Agreement (Solar Loans) and (b) has not been transferred in connection with a Takeout Transaction or otherwise sold or encumbered by the Borrower except as permitted hereunder.

“Energy Storage System” shall mean an energy storage system to be used in connection with a PV System, including all equipment related thereto (including any battery management system, wiring, conduits and any replacement or additional parts included from time to time).

“Energy Storage System Incentives” shall mean payments paid by a state or local Governmental Authority, based in whole or in part on the size of an Energy Storage System, made as an inducement to the owner thereof.

“eOriginal” shall mean eOriginal, Inc. and its successors and assigns.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each Person (as defined in Section 3(9) of ERISA), which together with the Borrower, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” shall mean (i) that a Reportable Event has occurred with respect to any Pension Plan; (ii) the institution of any steps by the Borrower or any ERISA Affiliate or the Pension Benefit Guaranty Corporation to terminate any Pension Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Pension Plan; (iii) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Multiemployer Plan or Multiple Employer Plan or written notification of the Borrower or any ERISA Affiliate concerning the imposition of withdrawal liability; (iv) with respect to a Pension Plan, a failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA, whether or not waived;; or (v) the insolvency of a Multiemployer Plan or written notification that a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA).

“ESS Solar Loan” shall mean a Solar Loan used solely to finance the acquisition and installation of an Energy Storage System that is capable of delivering electricity to the location where installed without regard to connection to or operability of the electric grid in such location.

“eVault” shall mean the electronic “vault” created and maintained by eOriginal in order to store documents in electronic form pursuant to an agreement between the Custodian and eOriginal and subject to control in favor of the Agent or any other such electronic “vault” maintained by a provider mutually agreed upon by the Borrower, the Agent and the Custodian, in which the Borrower’s authoritative electronic copies of the Solar Loan Contracts reside and is subject to control in favor of the Agent.

“Event of Default” shall mean any of the Events of Default described in Section 6.1.

“Event of Loss” shall mean the occurrence of an event with respect to a PV System or Energy Storage System if such PV System or Energy Storage System, as applicable, is damaged or destroyed by fire, theft or other casualty and such PV System or Energy Storage System, as applicable, has become inoperable because of such events.

“Excess Concentration Amount (Solar Assets)” shall mean the dollar amount specified as such on Schedule II-B of a Borrowing Base Certificate; provided, that (i) the sum of the amounts comprising the Excess Concentration Amount (Solar Assets) pursuant to line 14 thereof shall be calculated without duplication and (ii) commencing on the Second Amendment Effective Date or the effective date of a Qualifying Takeout Transaction and ending ninety (90) days thereafter, line 13 thereof shall not be included in the calculation of the Excess Concentration Amount (Solar Assets).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Excess Concentration Amount (Solar Loans)” shall mean, as of any date of determination, without duplication, the sum of the following:

(i)

the amount by which the aggregate Solar Loan Balance of all Eligible Solar Loans for which the related Obligor had a FICO score of less than [***] at the time of origination exceeds [***]% of the Aggregate Solar Loan Balance; plus

(ii)

the amount by which the aggregate Solar Loan Balance of all Eligible Solar Loans for which the related Obligor had a FICO score of less than [***] at the time of origination exceeds [***]% of the Aggregate Solar Loan Balance; plus

(iii)

the amount by which the aggregate Solar Loan Balance of all Eligible Solar Loans for which the related Obligor had a FICO score of less than [***] at the time of origination exceeds [***]% of the Aggregate Solar Loan Balance; plus

(iv)

the amount by which the aggregate Solar Loan Balance of all Eligible Solar Loans for which the related Solar Loan is a PV/ESS Solar Loan that has an original Solar Loan Balance of greater than [***]% of the aggregate purchase price of the related PV System and Energy Storage System exceeds [***]% of the Aggregate Solar Loan Balance.

“Excess Spread” shall mean, for any Collection Period, the ratio (expressed as a percentage) of:

(a)	the product of:

(A) the result of

(i) the sum of all Collections (Solar Loans) (other than principal payments made on the Solar Loans and any indemnities or liquidation proceeds attributable to or in lieu of principal payments) received during such Collection Period, minus

(ii) the sum of (x) all scheduled periodic payments paid by the Borrower under all Hedge Agreements during such Collection Period, plus (y) the amounts due and owing for such Collection Period pursuant to clauses (i), (ii) and (iv) of Section 2.7(B) (for this clause (II), excluding such amounts attributable to Advances being prepaid in connection with a Takeout Transaction during such Collection Period, to the extent such Advances are made on Solar Loans which have not had a payment due in such Collection Period),

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

times

(B)	12;

divided by

(b) the Aggregate Solar Loan Balance as of the first day of such Collection Period.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a Law in effect on the date on which (a) such Lender acquires such interest in the Advance or Commitment or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.15(G) and (iv) any federal withholding Taxes imposed under FATCA.

“Expected Amortization Profile” shall mean the expected amortization schedule of any outstanding Advance or any Advance that has been requested pursuant to Section 2.4, as the context may require, as of the applicable date of determination, as agreed by the Agent and the Borrower.

“Expense Claim” shall have the meaning set forth in Section 9.20.

“Extension Period Cash” shall mean the aggregate cash on deposit in the Collection Account (after giving effect to the payments and transfers in clauses (i) through (xv) of Section 2.8(B)).

“Extension Period” shall the mean period from the Sixth Amendment Effective Date to the Facility Maturity Date.

“Facility” shall mean this Agreement together with all other Transaction Documents.

“Facility Maturity Date” shall mean ~~September 25, 2024~~October 1, 2025.

“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreements between the United States and another country or territory which modify the provisions of the foregoing.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“FBPR” shall mean FirstBank Puerto Rico, a Puerto Rico banking corporation.

“Fee Letter” shall mean that certain fee letter agreement, dated as of the Closing Date, between the Agent and the Borrower.

~~“Fifth Amendment Effective Date” shall mean August 16, 2023.~~

“Financing Fund” shall mean, collectively, each entity set forth under the heading “Financing Funds” on Schedule VI hereto.

“Financing Fund Contribution Agreements” shall mean, collectively, each document set forth under the heading “Contribution Agreements” on Schedule VI hereto.

“Financing Fund Contributions” shall mean any capital contributions from SEC or its Affiliates to Borrower or a Managing Member for contribution to a Financing Fund.

“Financing Fund LLCA” shall mean, collectively, each document set forth under the heading “Financing Fund LLCAs” on Schedule VI hereto.

“Financing Fund Seller” shall mean, collectively, each entity set forth under the heading “Financing Fund Seller” on Schedule VI hereto.

“Financing Fund Withdrawal Amount” shall mean, with respect to a Financing Fund with a Financing Fund LLCA that includes a Financing Fund Withdrawal Right, the amount that the related Tax Equity Investor is entitled to receive upon the exercise by such Tax Equity Investor of such Financing Fund Withdrawal Right pursuant to the terms of such Financing Funds LLCA, in each case, as identified in Column A of Schedule VII hereto, and as such amount may be adjusted from time to time upon the agreement by the Borrower and the Agent.

“Financing Fund Withdrawal Right” shall mean, collectively, each withdrawal right set forth under the heading “Withdrawal Rights” on Schedule VI hereto.

“Floor” shall mean a rate of interest equal to 1.00%.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Agent” shall mean a Person appointed as a Funding Agent for a Lender Group pursuant to Section 7.14.

“GAAP” shall mean generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower’s independent certified public accountants and the Agent reasonably agree) both as to classification of items and amounts.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grid Services” shall mean any grid services (including but not limited to resource adequacy, operating reserves, and load relief), energy services (including but not limited to demand reduction, energy injection and energy consumption) and ancillary services (including but not limited to primary and secondary frequency response, frequency regulation and voltage support); provided however, Grid Services shall not include Solar Assets Service Incentives, the sale of SRECs, or the sale of energy to a Host Customer pursuant to the related Solar Service Agreement.

“Grid Services Customer Payment Amount” shall mean, in respect of Grid Services Revenue, the amount required to be paid by the Manager or its affiliate, pursuant to the terms of the applicable Servicing Agreement, to a Host Customer from the proceeds of Grid Services Revenue in consideration of such Host Customer’s participation or enrollment in a Grid Services program.

“Grid Services Revenue” shall mean any payments or revenue received by a Financing Fund from the sale or provision of Grid Services from a PV System and/or Energy Storage System to public utilities, independent power producers, retail energy providers, regional transmission organizations, energy trading companies, or other entities from time to time.

“Guaranty” shall mean the Amended and Restated Limited Guaranty, dated as of the Second Amendment Effective Date, by SEC for the benefit of the Borrower and the Agent.

“Hedge Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement entered into by the Borrower with a Qualifying Hedge Counterparty in compliance with the terms hereof (including, without limitation, the Hedge Requirements).

“Hedge Requirements” shall mean the requirements of the Borrower to (i) on the Second Amendment Effective Date, enter into an interest rate cap with a notional amount of no less than $[***] and a strike price of no greater than [***]%, and (ii) within two (2) Business Days of each Borrowing Date on or after the Second Amendment Effective Date, enter into additional interest rate caps or swaps to the extent necessary to cause the aggregate notional amount of the Borrower’s interest rate caps or swaps (including such additional interest rate caps or swaps) to be at least equal to one hundred percent (100%) of the Aggregate Outstanding Advances (after giving pro forma effect to the proposed borrowing on such Borrowing Date) upon terms and conditions reasonably acceptable to the Agent; provided, that, notwithstanding anything to the contrary contained in this Agreement, in connection with any interest rate swap or other types of interest rate derivative agreements entered into by the Borrower in order to satisfy the Hedge Requirements for aggregate notional amounts in excess of $[***], such interest rate swaps or other derivative agreements shall be provided by no more than one (1) additional Qualifying Hedge Counterparty and such interest rate swaps or other derivative agreements shall include such terms and conditions that are approved in writing by the Agent.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Holder Rule” shall mean the Federal Trade Commission Trade Regulation Rule Concerning the Preservation of Consumer’s Claims and Defenses that appears in 16 C.F.R. Part 433.

“Host Customer” shall mean the customer under a Solar Service Agreement.

“Host Customer Payments” shall mean with respect to a PV System and a Solar Service Agreement, all payments due from the related Host Customer under or in respect of such Solar Service Agreement, including any amounts payable by such Host Customer that are attributable to sales, use or property taxes.

“Host Customer Security Deposit” shall mean any security deposit that a Host Customer must provide in accordance with such Host Customer’s Solar Service Agreement or the Manager’s credit and collections policy.

“Host Customer Solar Asset” shall mean (i) a PV System installed on a residential property (including Single-Family Residential Properties, multi-family homes, clubhouses or apartment buildings), (ii) all related real property rights, Permits and Manufacturer Warranties (in each case, to the extent transferable), (iii) upon execution of the related Solar Service Agreement, all rights and remedies of the lessor/seller under such Solar Service Agreement, including all Host Customer Payments on and after the related Cut-Off Date and any related security therefor (other than Host Customer Security Deposits) and all Energy Storage System Incentives, and (iv) all documentation in the Solar Asset File and other documents held by the Custodian related to such PV System and the Solar Service Agreement.

“Indebtedness” shall mean as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (iv) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (other than in connection with this Agreement); (v) obligations of such Person to pay the deferred purchase price of property or services; (vi) obligations of such Person as lessee under leases which have been or should be in accordance with GAAP recorded as capital leases; (vii) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and whether structured as a borrowing, sale and leaseback or a sale of assets for accounting purposes; (viii) any guaranty or endorsement of, or responsibility for, any Indebtedness of the types described in this definition; (ix) liabilities secured by any Lien on property owned or acquired, whether or not such a liability shall have been assumed (other than any Permitted Liens or Permitted Equity Liens); or (x) unvested pension obligations.

“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Indemnitees” shall have the meaning set forth in Section 9.5.

“Independent Accountant”shall have the meaning set forth in Section 7.13(C).

“Initial Solar Asset” shall mean each Solar Asset listed on the Schedule of Eligible Solar Assets as of the Second Amendment Effective Date.

“Insolvency Event” shall mean, with respect to any Person:

(i)

the commencement of: (a) a voluntary case by such Person under the Bankruptcy Code or (b) the seeking of relief by such Person under other debtor relief Laws in any jurisdiction outside of the United States;

(ii)

the commencement of an involuntary case against such Person under the Bankruptcy Code (or other debtor relief Laws) and the petition is not controverted or dismissed within sixty (60) days after commencement of the case;

(iii)	a custodian (as defined in the Bankruptcy Code) (or equal term under any other debtor relief Law) is appointed for, or takes charge of, all or substantially all of the property of such Person;

(iv)

such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (or any equal term under any other debtor relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(v)	such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;

(vi)	any order of relief or other order approving any such case or proceeding referred to in clauses (i) or (ii) above is entered;

(vii)	such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or

(viii)	such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.

“Insurance Proceeds” shall mean, any funds, moneys or other net proceeds received by the Borrower as the payee in connection with the physical loss or damage to a PV System, including lost revenues through business interruption insurance, or any other incident that will be covered by the insurance coverage paid for and maintained by the Manager on the Borrower’s behalf.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Interconnection Agreement” shall mean, with respect to a PV System, a contractual obligation with a utility that allows such PV System and, if applicable, any related Energy Storage System to interconnect to the utility electrical grid.

“Interest Accrual Period” shall mean for each Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date except that the Interest Accrual Period for the initial Payment Date shall be the actual number of days from and including the initial Borrowing Date to, but excluding, the initial Payment Date; provided, however, that with respect to any application of Distributable Collections pursuant to Sections 2.7(D) on a Business Day other than a Payment Date, the “Interest Accrual Period” shall mean the period from and including the immediately preceding Payment Date to but excluding such Business Day.

“Interest Distribution Amount” shall mean, with respect to the Advances on any date of determination, an amount equal to the sum of (i) the Cost of Funds for the related Interest Accrual Period, as such amount is reported to the Servicer by the Agent, and (ii) any unpaid Interest Distribution Amounts from prior Payment Dates plus, to the extent permitted by Law, interest thereon at the Applicable Rate for such Interest Accrual Period.

“Intermediate Holdco” shall mean Sunnova Intermediate Holdings, LLC, a Delaware limited liability company.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

“Inverter” shall mean, with respect to a PV System, the necessary device required to convert the variable direct electrical current (DC) output from a Solar Photovoltaic Panel into a utility frequency alternating electrical current (AC) that can be used by the related property, or that can be fed back into a utility electrical grid pursuant to an Interconnection Agreement.

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“JPM Accounts” shall mean, collectively, the JPM Check Collection Account and the JPM Operating Account.

“JPM Check Collection Account” shall mean that certain deposit account maintained with JPMorgan Chase Bank, N.A. with account number [***] (as such deposit account may be amended or replaced with the prior written consent of the Agent).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“JPM Operating Account” shall mean that certain deposit account disclosed to the Agent and maintained with JPMorgan Chase Bank, N.A. (as such deposit account may be amended or replaced with the prior written consent of the Agent).

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, judgment, injunction, writ, decree or award of any Governmental Authority.

“Lease Agreement” shall mean an agreement between the owner of the PV System and a Host Customer whereby the Host Customer leases a PV System from such owner for fixed or escalating monthly payments.

“Lender Group” shall mean a group of Lenders.

“Lender Group Percentage” shall mean, for any Lender Group, the percentage equivalent of a fraction (expressed out to five decimal places), the numerator of which is, with respect to each Lender Group, the Commitments of all Lenders in such Lender Group, and the denominator of which is the Aggregate Commitments.

“Lender Representative” shall have the meaning set forth in Section 9.16(A)(i).

“Lenders” shall have the meaning set forth in the introductory paragraph hereof.

“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Liquidated Damages Amount” shall have the meaning set forth in the Sale and Contribution Agreement (Solar Assets).

“Liquidation Fee” shall mean for any Interest Accrual Period for which a reduction of the principal balance of the relevant Advance is made for any reason, on any day other than the last day of such Interest Accrual Period, the amount, if any, by which (A) the additional interest (calculated without taking into account any Liquidation Fee or any shortened duration of such Interest Accrual Period) which would have accrued during the portion of such Interest Accrual Period for which the cost of funding had been established prior to such reduction of the principal balance on the portion of the principal balance so reduced, exceeds (B) the income, if any, received by the Conduit Lender or the Committed Lender which holds such Advance from the investment of the proceeds of such reductions of principal balance for the portion of such Interest Accrual Period for which the cost of funding had been established prior to such reduction of the principal balance. A statement as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Conduit Lender or Committed Lender to the Agent for delivery to the Borrower and shall be prima facie evidence of the matters to which it relates for the purpose of any litigation or arbitration proceedings, absent manifest error or fraud. Such statement shall be submitted five (5) Business Days prior to such amount being due.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Liquidity Reserve Account” shall have the meaning set forth in Section 8.2(A)(iii).

“Liquidity Reserve Account Required Balance” shall mean, on any date of determination, an amount equal to the sum of (i) the product of (a) the aggregate outstanding principal balance of all Advances as of such date, times (b) (1) during the Availability Period, [***]% or (2) after the Availability Period, [***]% and (ii) the Substantial Stage Date Solar Asset Reserve Amount.

“Loan Note” shall mean each Loan Note of the Borrower in the form of Exhibit C attached hereto, payable to the order of a Funding Agent for the benefit of the Lenders in such Funding Agent’s Lender Group, in the aggregate face amount of up to such Lender Group’s portion of the Maximum Facility Amount, evidencing the aggregate indebtedness of the Borrower to the Lenders in such Funding Agent’s Lender Group.

“Lockbox Account” shall have the meaning set forth in Section 8.2(A)(i).

“Major Actions”shall mean the actions described in the provisions set forth under the heading “Major Actions” on Schedule VI hereto.

“Majority Lenders” shall mean, as of any date of determination, Lenders (other than Defaulting Lenders) having Advances equal to or exceeding fifty percent (50%) of all outstanding Advances; provided, that (x) in the event that no Advances are outstanding as of such date, “Majority Lenders” shall mean the Agent, and (y) at any time there are two or less Lenders, the term “Majority Lenders” shall mean all Lenders holding at least ten percent (10%) of Advances. For the purposes of determining the number of Lenders in the foregoing proviso, Affiliates of a Lender shall constitute the same Lender.

“Management Agreement” shall mean the Management Agreement, dated as of the Closing Date, between the Borrower and the Manager, as amended, restated, modified or supplemented from time to time.

“Manager” shall have the meaning set forth in the introductory paragraph hereof.

“Manager Extraordinary Expenses” shall mean (a) extraordinary expenses incurred by the Manager in accordance with the Management Standard in connection with (i) its performance of maintenance and operations services on a PV System or Energy Storage System on an emergency basis in order to prevent serious injury, loss or damage to persons or property (including any injury, loss or damage to a PV System or Energy Storage System, as applicable, caused by an Obligor), (ii) any litigation pursued by the Manager in respect of Manufacturer Warranties, (iii) any litigation pursued by the Manager in respect of a Solar Loan and the related SL Solar Assets, (iv) the replacement of Inverters or Energy Storage Systems that do not have the benefit of a Manufacturer Warranty, if applicable, or (v) any liquidated damages paid by the Manager to a third party with respect to a Solar Loan and the related SL Solar Assets to the extent (i) a PV System or Energy Storage System suffers an Event of Loss, (ii) Insurance Proceeds are reduced by any applicable deductible and (iii) the Manager incurs costs related to the repair, restoration, replacement or rebuilding of such PV System or Energy Storage System, as applicable, in excess of the Insurance Proceeds, an amount equal to the lesser of such excess and the applicable deductible.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Manager Fee” shall have the meaning set forth in Section 1.1 of the Management Agreement.

“Manager Termination Event” shall have the meaning set forth in Section 6.1 of the Management Agreement.

“Managing Member” shall mean, collectively, each entity set forth under the heading “Managing Members” on Schedule VI hereto.

“Managing Member Distributions” shall mean all distributions and payments in any form made, or due to be made, to the Managing Members or the Borrower in connection with its ownership interest in the Managing Member Interests, except for Solar Assets Service Incentives, Grid Services Revenue and SREC Direct Sale Proceeds.

“Managing Member Distributions Payment Level” shall mean, for any Collection Period, the quotient (expressed as a percentage) of (i) the sum of all Managing Member Distributions actually received in the Collection Account during such Collection Period, divided by (ii) the Scheduled Managing Member Distributions during such Collection Period.

“Managing Member Interests” shall mean, collectively, the Managing Members’ interest in 100% of the interests listed under the heading “Managing Member Interests” on Schedule VI hereto.

“Manufacturer’s Warranty” shall mean any warranty given by a manufacturer of a PV System or Energy Storage System relating to such PV System or Energy Storage System or, in each case, any part or component thereof.

“Margin Stock” shall have the meaning set forth in Regulation U.

“Master Purchase Agreement” shall mean, collectively, each document set forth under the heading “Master Purchase Agreements” on Schedule VI hereto.

“Material Adverse Effect” shall mean, any event or circumstance having a material adverse effect on any of the following: (i) the business, property, operations or financial condition of the Borrower, the Manager, the Servicer, SEC, a Financing Fund or a Managing Member, (ii) the ability of the Borrower, the Manager, the Servicer or SEC to perform its respective obligations under the Transaction Documents (including the obligation to pay interest that is due and payable), (iii) the validity or enforceability of, or the legal right to collect amounts due under or with respect to, a material portion of the Eligible Solar Loans or a material portion of the Eligible Solar Assets, or (iv) the priority or enforceability of any liens in favor of the Agent.

“Maximum Facility Amount” shall mean $215,000,000.

“Minimum Payoff Amount” shall mean, an amount of proceeds equal to the sum of (i) with respect to Solar Loans subject to a Takeout Transaction, the product of the aggregate Solar Loan Balance of such Solar Loans times [***]% plus (ii) with respect to Solar Assets subject to a Takeout Transaction, the product of the Aggregate Discounted Solar Asset Balance or the Collateral subject to such Takeout Transaction times the Effective Advance Rate then in effect

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

plus (iii) any accrued interest with respect to the amount of principal of Advances being prepaid in connection with such Takeout Transaction, plus (iv) any fees due and payable to any Lender or the Agent with respect to such Takeout Transaction plus (v) any other amounts owed by the Borrower and required to be paid pursuant to Section 2.7(B) or Section 2.7(C) on the date of such Takeout Transaction; provided that if such Takeout Transaction is being undertaken to cure an Event of Default, then the Minimum Payoff Amount shall include such additional proceeds as are necessary to cure such Event of Default, if any.

“Monthly Servicer Report” shall have the meaning set forth in the Servicing Agreement (it being acknowledged and agreed that Monthly Servicer Reports are required to be delivered quarterly in advance of each Payment Date).

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor rating agency.

“Multiemployer Plan” shall mean a multi-employer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” shall mean a Single Employer Plan, to which the Borrower or any ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Nationally Recognized Accounting Firm” shall mean (A) PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLC, Deloitte LLP and any successors to any such firm and (B) any other public accounting firm designated by the Parent and approved by the Agent, such approval not to be unreasonably withheld or delayed.

“Net Aggregate Solar Loan Balance” shall mean the difference of (x) the Aggregate Solar Loan Balance minus (y) the Excess Concentration Amount (Solar Loans).

“Net Cash Flow” shall mean for any Collection Period, with respect to the Managing Member Interests (A) the Scheduled Managing Member Distributions minus (B) the sum of (x) the Tax Equity Investor Distribution Reduction Amount for such Collection period and (y) amounts attributable to Solar Assets that were Transferable Solar Assets as of the last day of such Collection Period. For the avoidance of doubt, “Net Cash Flow” shall not include Solar Asset Service Incentives, Grid Services Revenue, SREC Proceeds or SREC Direct Sale Proceeds.

“Net Scheduled Payment” shall mean, with respect to a Host Customer Solar Asset and any Collection Period an amount equal to (i) the Scheduled Host Customer Payment for such Host Customer Solar Asset during such Collection Period, minus (ii) the sum of (A) the Manager Fee allocated with respect to such Host Customer Solar Asset during such Collection Period and (B) the Servicing Fee allocated with respect to such Host Customer Solar Asset during such Collection Period.

“Notice of Borrowing” shall have the meaning set forth in Section 2.4(A).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Obligations” shall mean and include, with respect to each of the Borrower, the Managing Members or SEC, respectively, all loans, advances, debts, liabilities, obligations, covenants and duties owing by such Person to the Agent, the Back-Up Servicer or any Lender of any kind or nature, present or future, arising under this Agreement, the Loan Notes, the Security Agreement, the Pledge Agreement, the Subsidiary Guaranty, any of the other Transaction Documents or any other instruments, documents or agreements executed and/or delivered in connection with any of the foregoing, but, in the case of SEC, solely to the extent SEC is a party thereto, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a letter of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. The term includes the principal amount of all Advances, together with interest, charges, expenses, fees, attorneys’ and paralegals’ fees and expenses, any other sums chargeable to the Borrower or SEC, as the case may be, under this Agreement or any other Transaction Document pursuant to which it arose but, in the case of SEC, solely to the extent SEC is a party thereto.

“Obligor” shall mean an obligor under a Solar Loan.

“Obligor Payments” shall mean with respect to a Solar Loan, all principal, interest, fees and other payments due from an Obligor under or in respect of such Solar Loan.

“OFAC” shall have the meaning set forth in Section 4.1(S).

“Officer’s Certificate” shall mean a certificate signed by an authorized officer of an entity.

“Omnibus Amendment No. 1” shall mean the Omnibus Amendment No. 1 to Transaction Documents, dated as of the Second Amendment Effective Date, executed and delivered by the Borrower, the Managing Members party thereto, the Agent, the Custodian and the Servicer.

“Oriental Bank” shall mean Oriental Bank, a Puerto Rico banking corporation.

“Other Accounts” shall mean the accounts in the name of the Borrower disclosed to the Agent and established at FirstBank Puerto Rico.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Solar Loan and the related SL Solar Assets or any Solar Asset or Transaction Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“O&M Services” shall mean the services required to be performed by the Manager pursuant to the terms of each Solar Asset Management Agreement, including all administrative, operations, maintenance, collection and other management services with respect to the related Solar Assets, maintaining required insurance and collecting sales and use taxes payable by Host Customers under their Solar Service Agreements.

“Parent” shall mean Sunnova Energy International Inc., a Delaware corporation.

“Participant” shall have the meaning set forth in Section 9.8.

“Participant Register” shall have the meaning set forth in Section 9.8.

“Parts” shall mean components of a PV System.

“Patriot Act” shall have the meaning set forth in Section 9.18.

“Payment Date” shall mean the 25th day of each of January, April, July and October or, if such 25th day is not a Business Day, the next succeeding Business Day.

“Payment Facilitation Agreement” shall mean each modification, waiver or amendment agreement (including a replacement Solar Service Agreement) entered into by the Solar Asset Manager in accordance with a Solar Asset Servicing Agreement relating to a Solar Service Agreement.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code and is sponsored or maintained by the Borrower or any ERISA Affiliate or for which the Borrower or any ERISA Affiliate has liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Performance Guaranty” shall mean, with respect to a PV System, an agreement in the form of a production warranty between the Host Customer and SEC (or in some cases, between the Host Customer and the owner of the Solar Asset), which the Servicer has agreed to perform on behalf of the Borrower that specifies a minimum level of solar energy production, as measured in kWh, for a specified time period. Such guarantees stipulate the terms and conditions under which the Host Customer could be compensated if their PV System does not meet the electricity production guarantees.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permission to Operate” shall mean, with respect to any PV System, receipt of a letter or functional equivalent from the connecting utility authorizing such PV System to be operated.

“Permits” shall mean, with respect to any PV System, the applicable permits, franchises, leases, orders, licenses, notices, certifications, approvals, exemptions, qualifications, rights or authorizations from or registration, notice or filing with any Governmental Authority required to operate such PV System.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Permitted Assignee” shall mean (a) a Lender or any of its Affiliates or (b) any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Permitted Equity Liens” shall mean the ownership interest of the related Tax Equity Investor in the related Tax Equity Facility and in each case arising under the related Financing Fund LLCA.

“Permitted Indebtedness” shall mean (i) Indebtedness under the Transaction Documents, (ii) Indebtedness in respect of Hedge Agreements entered into in the ordinary course of business and not for speculative purposes and (iii) to the extent constituting Indebtedness, reimbursement obligations of the Borrower owed to the Borrower in connection with the payment of expenses incurred in the ordinary course of business in connection with the financing, management, operation or maintenance of the Solar Assets or the Transaction Documents.

“Permitted Investments” shall mean any one or more of the following obligations or securities: (i) (a) direct interest bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; (b) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by S&P; and (c) evidence of ownership of a proportionate interest in specified obligations described in (a) and/or (b) above; (ii) demand, time deposits, money market deposit accounts, certificates of deposit of, and federal funds sold by, depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by federal or state banking or depository institution authorities, and having, at the time of a relevant Borrower’s investment or contractual commitment to invest therein, a short term unsecured debt rating of “A-1” by S&P; (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a rating of no less than “A-1+” by S&P and a maturity of no more than 365 days; (iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the closing date thereof) of any corporation (other than SEC), incorporated under the laws of the United States of America or any state thereof, that, at the time of the investment or contractual commitment to invest therein, a rating of “A-1” by S&P; (v) money market mutual funds, or any other mutual funds registered under the 1940 Act which invest only in other Permitted Investments, having a rating, at the time of such investment, in the highest rating category by S&P; (vi) money market deposit accounts, demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof will be rated “A-1+” by S&P; (vii) repurchase agreements with respect to obligations of, or guaranteed as to principal and interest by, the United

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

States of America or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States of America; provided, however, that the unsecured obligations of the party agreeing to repurchase such obligations at the time have a credit rating of no less than the A-1 by S&P; and (viii) any investment agreement (including guaranteed investment certificates, forward delivery agreements, repurchase agreements or similar obligations) with an entity which on the date of acquisition has a credit rating of no less than the A-1 by S&P, in each case denominated in or redeemable in Dollars.

“Permitted Liens” shall mean (i) any Lien for Taxes owed by the applicable asset owner and not yet due and payable (taking into account all valid extensions) or which are being contested in good faith, (ii) Liens in favor of the Agent (or in favor of the Borrower and created pursuant to the Transaction Documents), (iii) for Solar Loans and related SL Solar Assets, workmen’s, mechanic’s, or similar statutory Liens securing obligations owing to Dealers (Solar Loans) (or subcontractors of Dealers (Solar Loans)) which are not yet due or for which reserves in accordance with GAAP have been established; provided that any such SL Solar Asset shall be classified as a Defective Solar Loan if not resolved within sixty (60) days of such SL Solar Asset receiving permission to operate from the applicable Governmental Authority, (iv) solely in the case of Substantial Stage Solar Assets, workmen’s, mechanic’s, or similar statutory Liens securing obligations owing to approved Dealers (Solar Assets) (or subcontractors of Dealers (Solar Assets)) which are not yet due or for which reserves in accordance with GAAP have been established; provided that any such Solar Asset shall be classified as a Defective Solar Asset if not resolved within sixty (60) days of such Solar Asset receiving permission to operate from the applicable Governmental Authority, (v) to the extent a PV System constitutes a fixture, any conflicting interest of an encumbrancer or owner of the real property that has or would have priority over the applicable UCC fixture filing (or jurisdictional equivalent) and (vi) any rights of Host Customers under Solar Service Agreements.

“Person” shall mean any individual, corporation (including a business trust), partnership, limited liability company, joint stock company, trust, unincorporated organization or association, joint venture, government or political subdivision or agency thereof, or any other entity.

“Placed in Service” shall mean, with respect to a Host Customer Solar Asset, when the underlying PV System has been fully installed, received of permission to operate, and produced meterable quantities of electricity.

“Plan” shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrower or any Affiliate may have any liability.

“Pledge Agreement” shall mean the Pledge Agreement, dated as of the Second Amendment Effective Date, by the Borrower and the Managing Members from time to time party thereto in favor of the Agent, as amended, restated, modified and/or supplemented from time to time in accordance with its terms.

“Potential Amortization Event” shall mean any event or condition which with notice, passage of time or both would constitute an Amortization Event.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Potential Default” shall mean any event or condition which with notice, passage of time or both would constitute an Event of Default.

“Power Purchase Agreement” shall mean an agreement between the owner of the PV System and a Host Customer whereby the Host Customer agrees to purchase electricity produced by such PV System.

“Prepaid Solar Asset” shall mean a Solar Asset for which the related Host Customer has prepaid all amounts under the related Solar Service Agreement.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Program Support Provider” shall mean and include any Person now or hereafter extending liquidity or credit or having a commitment to extend liquidity or credit to or for the account of, or to make purchases from, a Conduit Lender (or any related commercial paper issuer that finances such Conduit Lender) in support of commercial paper issued, directly or indirectly, by such Conduit Lender in order to fund Advances made by such Conduit Lender hereunder.

“Projected Purchase Option Price” shall mean, with respect to a Purchase Option, an amount estimated by the related Managing Member and agreed upon by the Agent and reflected in Column C of Schedule VII hereto, and as such amount may be adjusted from time to time upon the agreement by the Borrower and the Agent.

“Purchase Option” shall mean, collectively, each purchase option set forth under the heading “Purchase Options” on Schedule VI hereto.

“Purchase Option Price” shall have the meaning set forth in the Tax Equity Financing Documents.

“Purchase Standard” shall mean (i) the terms of the related Financing Fund LLCA and the terms of the Transaction Documents to which the Borrower is a party, (ii) the availability of funds in the Supplemental Reserve Account to pay the Purchase Option Price as then projected by the Manager and (iii) the same degree of analysis that the Borrower and its Affiliates use in determining whether or not to exercise similar purchase options for comparable assets owned by the Borrower and its Affiliates, taking into consideration the best interests of all parties to the Transaction Documents.

“PV Solar Loan” shall mean a Solar Loan used to finance the acquisition and installation of a PV System.

“PV/ESS Solar Loan” shall mean a Solar Loan used to finance the acquisition of a PV System and an Energy Storage System.

“PV System” shall mean a photovoltaic system, including Solar Photovoltaic Panels, Inverters, Racking Systems, any Energy Storage Systems installed in connection therewith, wiring and other electrical devices, as applicable, conduits, weatherproof housings, hardware, remote monitoring equipment, connectors, meters, disconnects and over current devices (including any replacement or additional parts included from time to time) and any Ancillary PV System Components.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning set forth in Section 9.24 hereof.

“Qualifying Hedge Counterparty” shall mean (i) a counterparty which at all times satisfies all then applicable counterparty criteria of S&P or Moody’s for eligibility to serve as counterparty under a structured finance transaction rated “[***]”, in the case of S&P or “[***]”, in the case of Moody’s that has executed a Qualifying Hedge Counterparty Joinder or (ii) a Lender, a Funding Agent, or an Affiliate of any Lender or Funding Agent (in which case rating agency counterparty criteria shall not be applicable and no Qualifying Hedge Counterparty Joinder shall be necessary).

“Qualifying Hedge Counterparty Joinder” shall mean a Joinder Agreement, in form and substance reasonably acceptable to the Agent, containing intercreditor provisions pursuant to which the Agent, on its behalf and on behalf of the Lenders and the Qualifying Hedge Counterparty establish their rights and obligations with respect to the Collateral, a duly executed copy of which shall be provided to all parties to this Agreement.

“Qualifying Takeout Transaction” shall mean a Takeout Transaction pursuant to which the Aggregate Outstanding Advances are repaid in amount equal to or exceeding the lesser of (i) $[***] and (ii) [***]% of the Aggregate Outstanding Advances immediately prior to giving effect to such Takeout Transaction.

“Quarterly Payment Date” shall mean each January 25, April 25, July 25, and October 25 or, if such 25th day is not a Business Day, the next succeeding Business Day.

“Racking System” shall mean, with respect to a PV System, the hardware required to mount and securely fasten a Solar Photovoltaic Panel onto the Obligor or Host Customer site where the PV System is located.

“Rebate” shall mean any rebate by an electric distribution company, or state or local governmental authority or quasi-governmental agency as an inducement to install or use a PV System or Energy Storage System, paid upon such PV System or Energy Storage System being placed in service.

“Recipient” shall mean the Agent, the Lenders or any other recipient of any payment to be made by or on account of any obligation of the Borrower under this Agreement or any other Transaction Document.

“Refund Price” shall have the meaning set forth in the Sale and Contribution Agreement (Solar Loans).

“Register” shall have the meaning set forth in Section 9.8.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Property” shall mean, with respect to a Solar Loan, the PV System and/or Energy Storage System, as applicable, Rebates and any other property or other assets of the Obligor and all proceeds thereof pledged as collateral to secure the repayment of such Solar Loan.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Parties” shall mean the Borrower and the Managing Members.

“Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the Pension Benefit Guaranty Corporation by regulation or by public notice waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.

“Required Tax Loss Insurance Coverage Period” shall mean the period beginning on the date on which a Tax Loss Insurance Policy is issued to, if prior to the scheduled expiration of a Tax Loss Insurance Policy, the Internal Revenue Service commenced an investigation of a Financing Fund that could result in a Tax Loss Indemnity with respect to such Financing Fund, the date of either (a) the termination of such investigation without a determination by the Internal Revenue Service that results in a Tax Loss Indemnity or (b) a final determination with respect to such investigation and payment of any Tax Loss Indemnity resulting from such final determination.

“Responsible Officer” shall mean, (x) with respect to the Back-Up Servicer, any President, Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer or Corporate Trust Officer, or any other officer in the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Agreement or the Servicing Agreement, as applicable; and (y) with respect to any other party hereto, any corporation, limited liability company or partnership, the chairman of the board, the president, any vice president, the secretary, the treasurer, any assistant secretary, any assistant treasurer, managing member and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Transaction Documents on behalf of such corporation, limited liability company or partnership, as the case may be, and who is authorized to act therefor.

“S&P” shall mean Standard and Poor’s Rating Group, a division of Standard & Poor’s Financial Services, LLC, or any successor rating agency.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Sale and Contribution Agreement (Solar Assets)” shall mean that certain Sale and Contribution Agreement (Solar Assets), dated as of the Second Amendment Effective Date, between the Seller (Solar Assets) and the Borrower, as amended, restated, modified or supplemented from time to time.

“Sale and Contribution Agreement (Solar Loans)” shall mean the Sale and Contribution Agreement (Solar Loans), dated as of or about the Closing Date, between the Seller (Solar Loans) and the Borrower, as amended, restated, modified or supplemented from time to time.

“Schedule of Eligible Solar Assets” shall mean, as the context may require, the Schedule of Eligible Solar Assets owned by the Financing Funds, which schedule may be updated from time to time in accordance with the terms of this Agreement.

“Schedule of Eligible Solar Loans” shall mean, as the context may require, the schedule of Eligible Solar Loans, which schedule may be updated from time to time in accordance with the terms of this Agreement.

“Scheduled Commitment Termination Date” shall mean, unless otherwise extended pursuant to and in accordance with Section 2.14, one Business Day prior to the Facility Maturity Date.

“Scheduled Host Customer Payments” shall mean for each Solar Asset, the payments scheduled to be paid by a Host Customer during each Collection Period in respect of the initial term of the related Solar Services Agreement, as set forth on Schedule IV hereto (which scheduled payments, for the avoidance of doubt, subtract any Solar Asset Service Incentive Rebates or Grid Services Customer Payment Amounts owed to a Host Customer), as the same may be updated from time to time and may be adjusted by the Servicer to reflect that such Solar Asset has become a Defaulted Solar Asset, a Defective Solar Asset or if a Payment Facilitation Agreement has been executed in connection with such Solar Asset. The Scheduled Host Customer Payments exclude any amounts attributable to sales, use or property taxes to be collected from Host Customers.

“Scheduled Managing Member Distributions” shall mean forecasted Managing Member Distributions, set as set forth on Schedule V hereto, as the same may be updated from time to time and may be adjusted by the Servicer to reflect that such Solar Asset has become a Defaulted Solar Asset, a Defective Solar Asset, if a Payment Facilitation Agreement has been executed in connection with such Solar Asset or if a Solar Asset has been repurchased by the applicable Financing Fund Seller from a Financing Fund pursuant to the related Master Purchase Agreement. For the purposes of calculating Scheduled Managing Member Distributions with respect to a Substantial Stage Solar Asset, the Discounted Solar Asset Balance of such Solar Assets shall be the amount actually disbursed to Dealers (Solar Assets) for services rendered in respect of such Substantial Stage Solar Asset.

“SEC” shall mean Sunnova Energy Corporation, a Delaware corporation.

“SEC Financial Covenants” shall mean the “Financial Covenants” set forth in the Guaranty.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Second Amendment” shall mean Amendment No. 2 to Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the Manager, the Servicer the Seller (Solar Loans), the Seller (Solar Assets), each Lender party thereto, each Funding Agent party thereto and the Agent.

“Second Amendment Effective Date” shall mean November 18, 2022.

“Secured Parties” shall mean the Agent, each Lender and each Qualifying Hedge Counterparty.

“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, executed and delivered by the Borrower and the Managing Members from time to time party thereto in favor of the Agent, for the benefit of the Secured Parties, as by Omnibus Amendment No. 1 and as further amended, restated, modified or supplemented from time to time.

“Seller (Solar Assets)” shall have the meaning set forth in the introductory paragraph hereof.

“Seller (Solar Loans)” shall have the meaning set forth in the introductory paragraph hereof.

“Service Provider’s Accounts” shall mean the Custodial Fee Account and the Back-Up Servicing Fee Account.

“Servicer” shall have the meaning set forth in the introductory paragraph hereof.

“Servicer Extraordinary Expenses” shall mean extraordinary expenses incurred by the Servicer in accordance with the Servicing Standard in connection with any litigation, arbitration or enforcement proceeding pursued by the Servicer in respect of a Solar Loan.

“Servicer Fee” shall have the meaning set forth in Section 2.1(b) of the Servicing Agreement.

“Servicer Termination Event” shall have the meaning set forth in Section 7.1 of the Servicing Agreement.

“Servicing Agreement” shall mean the Servicing Agreement dated as of the Closing Date, among the Borrower, the Servicer and the Back-Up Servicer, as amended, restated, modified or supplemented from time to time.

“Single-Family Residential Property” shall mean (i) single-family homes, (ii) duplexes and triplexes of side-by-side construction where individual units are separately titled and where individual units are not separately titled, (iii) duplexes and triplexes of stacked construction where individual units are not separately titled, (iv) townhomes, (v) condos and (vi) manufactured or modular homes.

“Sixth Amendment Effective Date” shall mean June 28, 2024.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“SL Solar Asset” shall mean, with respect to a Solar Loan, the right title and interest in:

(i)	the Related Property related to such Solar Loan;

(ii)

the Ancillary Solar Agreements related to such Solar Loan, along with any other electronic or paper documents, files and records that the Seller (Solar Loans) or Servicer has kept or may keep with respect to such Solar Loan in accordance with its usual and customary procedures;

(iii)

all Collections received with respect to such Solar Loan on or after the date of sale to the Borrower, including any payments of principal and interest, and other payments from or for the account of the obligors thereon; and

(iv)

all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the Term SOFR Administrator.

“Solar Asset” shall mean a Host Customer Solar Asset owned by a Financing Fund or the Borrower, as applicable.

“Solar Asset File” shall have the meaning set forth in the Custodial Agreement.

“Solar Asset Management Agreement” shall mean, collectively, each document set forth under the heading “Management Agreements” on Schedule VI hereto.

“Solar Asset Manager” shall mean, collectively, each entity set forth under the heading “Managers” on Schedule VI hereto.

“Solar Asset Manager Fee” shall mean the fees, expenses and other amounts owed to the Manager pursuant to the Management Agreements.

“Solar Asset Payment Level” shall mean, for any Collection Period, the quotient (expressed as a percentage) of (i) all Host Customer Payments actually received by the Financing Fund or the Borrower, as applicable, during such Collection Period, divided by (ii) all Scheduled Host Customer Payments during such Collection Period.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Solar Asset Service Incentives” shall mean payments paid by a state or local Governmental Authority, a utility or grid operator, a community choice aggregator or any other Person that administers a program or arrangement similar to those described herein in respect of any PV System or Energy Storage System, as applicable, in connection with any demand response programs, grid services, or any other program or arrangement utilized for the purpose of maintaining the reliability of the electrical grid to the owner thereof. For the avoidance of doubt, Solar Assets Service Incentives do not include Grid Services or SRECs.

“Solar Asset Service Incentives Rebates” shall mean any amounts credited to or paid to a Host Customer in exchange for such Host Customer permitting the related PV System and/or Energy Storage System to participate in a program or arrangement pursuant to which Solar Assets Service Incentives are generated, as set forth in the related Solar Service Agreement.

“Solar Asset Servicing Agreement” shall mean, collectively, (i) each document set forth under the heading “Servicing Agreements” on Schedule VI hereto and (ii) the Servicing Agreement.

“Solar Asset Servicing Fee” shall mean the fees, expenses and other amounts owed to the Solar Asset Manager pursuant to the Solar Asset Servicing Agreements.

“Solar Asset Servicing Services” shall mean the services required to be performed by the Solar Asset Manager pursuant to the terms of each Solar Asset Servicing Agreement, including all billing and collection services with respect to the related Solar Assets.

“Solar Loan” shall mean a loan made pursuant to a Solar Loan Contract to finance an Obligor’s purchase of a PV System and/or Energy Storage System and, if applicable, the costs of re-roofing, landscaping and upgrading the home’s electrical systems, which is subsequently acquired by SEC (if applicable) and sold to Seller (Solar Loans) and then sold to Borrower.

“Solar Loan Balance” shall mean, with respect to any Solar Loan, as of any date of determination, the outstanding principal balance under or in respect of such Solar Loan.

“Solar Loan Contract” shall mean the loan and security agreement, home improvement agreement, or retail installment sale and security agreement entered into among the Obligor and SEC (or its approved Dealer (Solar Loans)) on an Approved Solar Loan Form evidencing a Solar Loan.

“Solar Loan Servicing Files” shall mean such files, documents, and computer files (including those documents comprising the Custodian File) necessary for the Servicer to perform the services described in the Servicing Agreement.

“Solar Photovoltaic Panel” shall mean, with respect to a PV System, the necessary hardware component that uses wafers made of silicon, cadmium telluride, or any other suitable material, to generate a direct electrical current (DC) output using energy from the sun’s light.

“Solar Service Agreement” shall mean in respect of a PV System, a Lease Agreement or a Power Purchase Agreement entered into with a Host Customer and all related Ancillary Solar Service Agreements, including any related Payment Facilitation Agreements, but excluding any Performance Guaranty or Customer Warranty Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“SREC” shall mean a solar renewable energy certificate representing any and all environmental credits, benefits, emissions reductions, offsets and allowances, howsoever entitled, that are created or otherwise arise from a PV System’s generation of electricity, including, but not limited to, a solar renewable energy certificate issued to comply with a State’s renewable portfolio standard.

“SREC Direct Sale” shall mean any sale or transfer of SRECs by a Financing Fund to SEC or an Affiliate of SEC (other than AP8 Holdings, the Borrower, a Managing Member or a Financing Fund) in an arm’s length transaction subject to terms and conditions that are no more favorable to SEC or such Affiliate than are commercially available at the time in unrelated third-party transactions.

“SREC Direct Sale Proceeds” shall mean cash distributions made by a Financing Fund to its related Managing Member, the Borrower or SEC specifically and directly relating to amounts received by such Financing Fund from SEC in connection with any SREC Direct Sale.

“SREC Proceeds” shall mean all cash proceeds actually received by the Borrower from the sale of SRECs.

“Subsidiary” shall mean, with respect to any Person at any time, (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock or shares of beneficial interest normally entitled to vote for the election of one or more directors, managers or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s subsidiaries, or any partnership of which such Person or any of such Peron’s Subsidiaries is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s subsidiaries.

“Subsidiary Guaranty” shall mean the Guaranty, dated as of the Second Amendment Effective Date, by the Managing Members and each other party joined thereto as a guarantor in favor of the Agent.

“Substantial Stage Date Solar Asset Reserve Amount” shall mean, as of any date of determination, the product of (i) [***] times (ii) the sum of the Cost of Funds, if any, due and payable on the immediately succeeding Payment Date times (iii) the ratio of (x) the aggregate principal balance of all Advances related to Substantial Stage Solar Assets divided by (y) the Aggregate Outstanding Advances as of such date; provided, however, that solely for the purpose of determining the Substantial Stage Date Solar Asset Reserve Amount as of the Second Amendment Effective Date, the Substantial Stage Date Solar Asset Reserve Amount shall be an amount reasonably calculated by the Agent and provided to the Borrower prior to the Second Amendment Effective Date.

“Substantial Stage Solar Asset” shall mean a Host Customer Solar Asset that has not yet been installed and for which (a) SEC or an Affiliate thereof has been issued a “notice to proceed” confirming that the Host Customer has signed a Solar Service Agreement, (b) a Dealer (Solar Assets) has submitted a final design proposal and (c) such proposal has been approved by SEC or an Affiliate thereof.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Successor Manager” shall have the meaning set forth in the Management Agreement.

“Successor Servicer” shall have the meaning set forth in the Servicing Agreement.

“Sunnova Management” shall mean Sunnova SLA Management, LLC, a Delaware limited liability company.

“Supplemental Reserve Account” shall have the meaning set forth in Section 8.2(A)(vi).

“Supplemental Reserve Account Deposit” shall mean (i) so long as the Collateral shall include any Managing Member that is party to a Financing Fund LLCA, (A) for the applicable initial Payment Date identified in Column B-1 of Schedule VII hereto for each related Financing Fund, the initial deposit in respect of each applicable Supplemental Reserve Account Deposit for such Financing Fund in an amount set forth in Column B-1 of Schedule VII hereto and (B) for each Payment Date after such initial Payment Date identified in Column B-2 of Schedule VII hereto for each related Financing Fund, the quarterly deposit in respect of each applicable Supplemental Reserve Account Deposit for such Financing Fund in an amount for each quarter set forth in Column B-2 of Schedule VII hereto (solely to the extent that, as to any Financing Fund, such additional quarterly deposits under this clause (i)(B) (together with the initial deposit in respect of such Financing Fund made under clause (i)(A)) do not exceed in the aggregate the greater of (I) the Financing Fund Withdrawal Amount for such Financing Fund set forth on Column A of Schedule VII hereto and (II) the Projected Purchase Option Price for such Financing Fund set forth in Column C of Schedule VII hereto) and (ii) for any Payment Date after the Second Amendment Effective, an amount equal to the sum of (A) any Supplemental Reserve Account Deposit amounts from prior Payment Dates not deposited into the Supplemental Reserve Account and (B) the Supplemental Reserve Account Required Balance as of the related Calculation Date minus the sum of (1) the amount on deposit in the Supplemental Reserve Account as of the related Calculation Date, and (2) the amount, if any, being deposited into the Supplemental Reserve Account on such Payment Date pursuant to clause (i); provided that “Supplemental Reserve Account Deposit” shall mean zero dollars on any date on which the Collateral shall not include any Managing Member that is party to a Financing Fund LLCA; provided further that “Supplemental Reserve Account Deposit” shall mean zero dollars on any date on which the Aggregate Outstanding Advances (Solar Assets) are zero.

“Supplemental Reserve Account Required Balance” shall mean, as of any date of determination, the aggregate amount of the Supplemental Reserve Account Deposits; provided that “Supplemental Reserve Account Required Balance” shall mean zero dollars on any date on which the Collateral shall not include any Managing Member that is party to a Financing Fund LLCA; provided further that “Supplemental Reserve Account Deposit” shall mean zero dollars on any date on which the Aggregate Outstanding Advances (Solar Assets) are zero.

“Supported QFC” shall have the meaning set forth in Section 9.24 hereof.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Takeout Agreements” shall mean agreements, instruments, documents and other records entered into in connection with a Takeout Transaction.

“Takeout Transaction” shall mean (x) any sale, assignment, disposition or other transfer of Solar Loans and the related SL Solar Assets or Managing Member Interests and related Collateral (either directly or through the sale, assignment or other transfer of all the Capital Stock of the Borrower) by the Borrower to any of its Affiliates (including a special purpose bankruptcy remote subsidiary of SEC) or to a third party in each case, in an arms’ length transaction, which Collateral is used to secure or provide for the payment of amounts owing (or to be owing) or expected as a result of the issuance of equity or debt securities or other Indebtedness by a Person other than the Borrower that are backed by such Collateral (a “Financing Transaction”); provided, that immediately after giving effect to such Financing Transaction, (i) no Event of Default exists (unless such Event of Default would be cured by application of the net proceeds of such Financing Transaction), (ii) an amount equal to the greater of $[***] or the Minimum Payoff Amount for the Collateral removed from the Borrower in the Financing Transaction shall be deposited into the Takeout Transaction Account for distribution in accordance with Section 2.7(D), (iii) there are no selection procedures utilized which are materially adverse to the Lenders with respect to those items of Collateral assigned by the Borrower in the Financing Transaction (it being understood that this clause (iii) shall not prohibit the consummation of a Financing Transaction that does not include Energy Storage Systems) and (iv) such Financing Transaction is not guaranteed by and has no material recourse to the Borrower (except that such assets are being sold and assigned by it free and clear of all Liens) or to the Seller (Solar Loans), (y) a financing arrangement, securitization, sale or other disposition of items of Collateral entered into by the Borrower, a Managing Member or a Financing Fund or any of its Affiliates other than under this Agreement so long as (1) all proceeds of such transaction shall have been deposited into the Takeout Transaction Account and (2) all Obligations shall have been paid down to zero, or (z) any other financing arrangement, securitization, sale or other disposition of Solar Loans and the related SL Solar Assets and related Collateral (either directly or through the sale or other disposition of the Capital Stock of any Borrower, a Managing Member or a Financing Fund) entered into by the Borrower or any of its Affiliates other than under this Agreement that is not a Financing Transaction and that has been consented to in writing by the Agent and each Funding Agent.

“Takeout Transaction Account” shall have the meaning set forth in Section 8.2(A)(iv).

“Takeout Transaction Fee” shall mean, with respect to the mandatory prepayment of Advances pursuant to Section 2.8(B) in connection with a Takeout Transaction, an amount equal to one percent (1.00%) of the aggregate principal amount of the Advances being prepaid.

“Tax Credit” shall mean an investment tax credit under Section 48(a)(3)(A)(i) of the Code or any successor provision.

“Tax Equity Facility” shall mean each transaction contemplated by the Tax Equity Financing Documents.

“Tax Equity Financing Documents” shall mean, collectively, each document set forth under the heading “Tax Equity Financing Documents” on Schedule VI hereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Tax Equity Investor” shall mean, collectively, each entity set forth under the heading “Tax Equity Investors” on Schedule VI hereto.

“Tax Equity Investor Consent” shall mean the consent of a Tax Equity Investor of the related Tax Equity Financing Documents, as applicable relating to the transactions contemplated by this Facility.

“Tax Equity Investor Distribution Reduction Amount” shall mean, for any Collection Period, amounts required to be paid by the Financing Funds to the Tax Equity Investors, in each case, which reduce Scheduled Managing Member Distributions for such Collection Period.

“Tax Equity Investor Interests” shall mean the Tax Equity Investors’ interest in 100% of the Class A Interest in the related Financing Fund.

“Tax Equity Party” shall mean each of the Financing Funds and the Managing Members.

“Tax Loss” shall mean the amount a Tax Credit and other federal tax benefits assumed in the Base Case Model that the respective Financing Fund, the respective Managing Member or the respective Tax Equity Investor (or their respective affiliates) shall lose the benefit of, shall not have the right to claim, shall suffer the disallowance or reduction of, shall be required to recapture or shall not claim (as a result of a final determination in accordance with the terms of such Financing Fund LLCA).

“Tax Loss Claim” shall mean the assertion by the Internal Revenue Service of a position that would result in a Tax Loss Indemnity if not reversed through administrative action or litigation.

“Tax Loss Indemnity” shall mean a Managing Member’s obligation, pursuant to the terms of the related Financing Fund LLCA, to pay the related Tax Equity Investor the amount of any Tax Loss, reduced by any Tax Savings and grossed up for any U.S. federal interest, penalties, fines or additions to tax payable by a Managing Member or the related Tax Equity Investor (or their respective affiliates) as a result thereof and for the net amount of any additional U.S. federal income taxes payable by a Managing Member or the related Tax Equity Investor (or their respective affiliates) as a result of including any Tax Loss Indemnity payment in its income, in each case as a result of the breach or inaccuracy of certain representations, warranties and covenants of a Managing Member set forth in such Financing Fund LLCA or the failure by Managing Member to comply with applicable law in connection with its acts or omissions pursuant to, or the performance of any covenant or obligation under, such Financing Fund LLCA.

“Tax Loss Insurance Deductible” shall mean, with respect to a Tax Loss Insurance Policy, the deductible due under such Tax Loss Insurance Policy. Should the Availability Period expire before a Tax Loss Insurance Policy is entered into, the Agent may use reasonable judgment to estimate the Tax Loss Insurance Deductible.

“Tax Loss Insurance Policy” shall mean the policy of insurance issued by a Tax Loss Insurer with respect to a Financing Fund naming such Financing Fund and the related Managing Member as insureds and such Financing Fund as loss payee, in form and substance (including, but not limited to, amounts and coverage period) approved by the Agent in its sole discretion.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Tax Loss Insurer” shall mean the insurance company party to any Tax Loss Insurance Policy.

“Tax Savings” shall mean, with respect to a Tax Loss, any federal income tax savings realized by a Managing Member or the related Tax Equity Investor (or their respective affiliates) as a result of the Tax Loss, using an assumed tax rate equal to the maximum allowable U.S. federal corporate income tax rate applicable to corporations as of a given date of determination.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” shall mean, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that, if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Terminated Solar Asset” shall mean a Solar Asset for which the related PV System has experienced an Event of Loss and (i) is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to the Event of Loss within 120 days of such Event of Loss or (ii) is deemed to be a “Cancelled Project” in accordance with the related Master Purchase Agreement.

“Total Equipment Cost” shall mean for any PV System the sum of all costs that relate to the equipment for such PV System inclusive of any Ancillary PV System Components and any related Energy Storage System, if applicable.

“Total Installation Cost” shall mean for any PV System the sum of all costs that relate to the installation of such PV System inclusive of any Ancillary PV System Components and any related Energy Storage System, if applicable.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“Transaction Documents” shall mean this Agreement, the Loan Notes, the Security Agreement, the Pledge Agreement, the Fee Letter, the Servicing Agreement, the Management Agreement, the Custodial Agreement, the Financing Fund Contribution Agreements, the Sale and Contribution Agreement (Solar Loans), the Sale and Contribution Agreement (Solar Assets), the Guaranty, the Subsidiary Guaranty, the Tax Equity Investor Consents, each Hedge Agreement, the Collection Account Control Agreement and any other agreements, instruments, certificates or documents delivered hereunder or thereunder or in connection herewith or therewith, and “Transaction Document” shall mean any of the Transaction Documents.

“Transfer Date” shall mean (i) for each Solar Loan, the date set forth in the relevant Transfer Certificate (as defined in the Sale and Contribution Agreement (Solar Loans)), (ii) with respect to Initial Solar Assets, the Second Amendment Effective Date and (iii) with respect to any Additional Solar Asset, the date on which such Additional Solar Asset is included in the definition of Borrowing Base and the Lenders make an Advance against such Additional Solar Asset.

“Transferable Solar Asset” shall mean (i) any Solar Asset that constitutes a Defaulted Solar Asset, Defective Solar Asset, Delinquent Solar Asset, or Terminated Solar Asset and (ii) any other Solar Asset that is not an Eligible Solar Asset hereunder.

“Transferable Solar Loan” shall mean any Solar Loan that constitutes a Defaulted Solar Loan, or Delinquent Solar Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“United States” shall mean the United States of America.

“Unused Line Fee” shall have the meaning set forth in Section 2.5(A).

“Unused Line Fee Percentage” shall mean [***]% per annum.

“Unused Portion of the Commitments” shall mean, with respect to a Lender Group on any day, the excess of (x) the Commitment of the Committed Lender in such Lender Group as of 5:00 P.M. (San Juan, Puerto Rico time) on such day, over (y) the sum of the aggregate outstanding principal balance of the Advances of all of the Lenders in such Lender Group as of 5:00 P.M. (San Juan, Puerto Rico time) on such day.

“Updated Solar Asset Form” shall have the meaning set forth in Section 5.1(X)(ii).

“Updated Solar Loan Form” shall have the meaning set forth in Section 5.1(X)(i).

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

“U.S. Person” shall mean any Person who is a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regime” shall have the meaning set forth in Section 9.24 hereof.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.15(G)(ii)(b)(3).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT B 1

FORM OF BORROWING BASE CERTIFICATE

BORROWING BASE CERTIFICATE

SUNNOVA ASSET PORTFOLIO 8, LLC

[   ], 20[_]

In connection with that certain Credit Agreement, dated as of September 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the definitions given thereto in the Credit Agreement), by and among Sunnova Asset Portfolio 8, LLC, as Borrower (the “Borrower”), Sunnova SLA Management, LLC, as Manager and as Servicer, Sunnova Asset Portfolio 8 Holdings, LLC, as Seller (Solar Loans) and Seller (Solar Assets), Banco Popular de Puerto Rico, as agent for the financial institutions that may become parties thereto as Lenders, the Lenders, and U.S. Bank National Association, as Custodian, the Borrower hereby certifies that:

1. The sum of all outstanding Advances will not exceed the then Aggregate Commitment [plus any Advances approved in excess of such Aggregate Commitment pursuant to Section 2.16 of the Credit Agreement], after giving effect to the Advance requested in the attached Borrowing Notice.

2. The attached Part 1 of Schedule I sets forth the borrowing base calculations reflecting a Borrowing Base (Solar Loans) that equals or exceeds the sum of the outstanding Advances (Solar Loans) after giving effect to the Advance requested (the “Borrowing Base (Solar Loans) Calculations”) and provides all data used, in Excel format, to calculate the foregoing as of the Borrowing Date and the computations reflected in the Borrowing Base (Solar Loans) Calculations are true, correct and complete.

3. The attached Part 2 of Schedule I sets forth the borrowing base calculations reflecting a Borrowing Base (Solar Assets) that equals or exceeds the sum of the outstanding Advances (Solar Assets) after giving effect to the Advance requested (the “Borrowing Base (Solar Assets) Calculations”, and together with the Borrowing Base (Solar Loans) Calculations, the “Borrowing Base Calculations”) and provides all data used, in Excel format, to calculate the foregoing as of the Borrowing Date and the computations reflected in the Borrowing Base (Solar Assets) Calculations are true, correct and complete.

4. The attached Schedule II-A sets forth the Excess Concentration Amount (Solar Loans) calculations (the “Excess Concentration Amount (Solar Loans) Calculation”) and provides all data used, in Excel format, to calculate the foregoing as of the date set forth above and the computations reflected in the Excess Concentration Amount (Solar Loans) Calculation are true, correct and complete.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

5. The attached Schedule II-B sets forth the Excess Concentration Amount (Solar Assets) calculations (the “Excess Concentration Amount (Solar Assets) Calculation”) and provides all data used, in Excel format, to calculate the foregoing as of the date set forth above and the computations reflected in the Excess Concentration Amount (Solar Assets) Calculation are true, correct and complete.

6. Each Solar Loan included in the Borrowing Base (Solar Loans) Calculations constitutes an Eligible Solar Loan as of the date hereof and the Excess Concentration Amount (Solar Loans) Calculation has been computed based on the information known to Borrower or Servicer as of the date hereof.

7. Each Solar Asset included in the Borrowing Base Amount (Solar Assets) Calculations constitutes an Eligible Solar Asset as of the date hereof and the Excess Concentration Amount (Solar Assets) Calculation has been computed based on the information known to the Borrower or Servicer as of the date hereof.

Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

B-1-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

SUNNOVA ASSET PORTFOLIO 8, LLC, as Borrower

By:
Name:
Title:

B-1-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE I

Part 1

Borrowing Base (Solar Loans) Calculation

1.	The Aggregate Solar Loan Balance	$_____________

2.	Excess Concentration (Solar Loans) Amount (Solar Loans) (see Line 14 of Schedule II-A)	$_____________

3.	Line 1 minus Line 2	$_____________

4.	Line 3 times [***]% (the “Borrowing Base (Solar Loans)”)	$_____________

Part 2

Borrowing Base (Solar Assets) Calculation

1.	Aggregate Discounted Solar Asset Balance	$_____________

2.	Excess Concentration Amount (Solar Assets) (see Line 14 of Schedule II-B)	$_____________

3.	Line 1 minus Line 2	$_____________

4.	The portion of the Solar Assets included in Line 3 that are not Substantial Stage Solar Assets times [***]%	$_____________

5.	The portion of the Solar Assets included in Line 3 that are Substantial Stage Solar Assets times [***]%	$_____________

6.	Line 4 plus Line 5 plus Line 6 (the ”Borrowing Base (Solar Assets)”)	$_____________

Part 3

Borrowing Base Calculation

1.	Line 4 of Part 1 above (the Borrowing Base (Solar Loans)	$_____________

2.	Line 6 of Part 2 above (the Borrowing Base (Solar Assets)	$_____________

3.	Line 1 plus Line 2	$_____________

4.	Maximum Facility Amount	$215,000,000

5.	The lesser of Line 3 and Line 4	$_____________

B-1-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE II-A

Excess Concentration Amount (Solar Loans) Calculation

1.	Aggregate Solar Loan Balance	$_____________

2.	The aggregate Solar Loan Balance for Eligible Solar Loans in which the related Obligor had a FICO score of less than [***] at the time of origination	$_____________

3.	Line 1 times [***]%	$_____________

4.	Line 2 minus 3 (enter $0 if less than $0)	$_____________

5.	The aggregate Solar Loan Balance for Eligible Solar Loans in which the related Obligor had a FICO score of less than [***] at the time of origination	$_____________

6.	Line 1 times [***]%	$_____________

7.	Line 5 minus Line 6 (enter $0 if less than $0)	$_____________

8.	The aggregate Solar Loan Balance for Eligible Solar Loans in which the related Obligor had a FICO score of less than [***] at the time of origination	$_____________

9.	Line 1 times [***]%	$_____________

10.	Line 8 minus Line 9 (enter $0 if less than $0)	$_____________

11.	The aggregate Solar Loan Balance for Eligible Solar Loans for which the related Solar Loan is a PV/ESS Solar Loan that has an original Solar Loan Balance of greater than [***]% of the aggregate purchase price of the related PV System and Energy Storage System	$_____________

12.	Line 1 (solely with respect to PV/ESS Solar Loans) times [***]%	$_____________

13.	Line 11 minus Line 12 (enter $0 if less than $0)	$_____________

14.	The sum of Line 4 plus Line 7 plus Line 10 plus Line 13 (the “Excess Concentration Amount (Solar Loans)”)	$_____________

B-1-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Schedule II-B

EXCESS CONCENTRATION AMOUNT (SOLAR ASSETS) CALCULATION1

1.	Aggregate Discounted Solar Asset Balance	$_____________

2.	The aggregate Discounted Solar Asset Balance for Eligible Solar Assets in which the related Host Customer had a FICO score of less than [***] at the time of origination	$_____________

3.	Line 1 times [***]%	$_____________

4.	Line 2 minus 3 (enter $0 if less than $0)	$_____________

5.	The aggregate Discounted Solar Asset Balance for Eligible Solar Assets in which the related Host Customer had a FICO score of less than [***] at the time of origination	$_____________

6.	Line 1 times [***]%	$_____________

7.	Line 5 minus Line 6 (enter $0 if less than $0)	$_____________

8.	The aggregate Discounted Solar Asset Balance for Eligible Solar Assets in which the related Host Customer had a FICO score of less than [***] at the time of origination	$_____________

9.	Line 1 times [***]%	$_____________

10.	Line 8 minus Line 9 (enter $0 if less than $0)	$_____________

11.	The aggregate portion of the Discounted Solar Asset Balance of all Eligible Solar Assets that are Substantial Stage Solar	$_____________

12.	Line 1 times [***]%	$_____________

13.	Line 11 minus Line 12 (enter $0 if less than $0)	$_____________

14.	The sum, without duplication, of Line 4 plus Line 7 plus Line 10 [plus Line 13][2] (the “Excess Concentration Amount (Solar Assets)”)	$_____________

[1]	For the purpose of calculating the Excess Concentration Amount (Solar Assets), Prepaid Solar Assets shall be deemed to have a Discounted Solar Asset Balance equal to zero ($0).
[2]

For the purpose of calculating the Excess Concentration Amount (Solar Assets), Lines 13 shall not be included during the period commencing on the Second Amendment Effective Date or the effective date of a Qualifying Takeout Transaction and ending ninety (90) days thereafter.

B-1-6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT B 2

FORM OF NOTICE OF BORROWING

     ,   20__

To:	Banco Popular de Puerto Rico, as Agent and as Funding Agent

[        ]

[        ]

Attention: [        ]

[        ] , as Funding Agent

[        ]

[        ]

[        ]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Sunnova Asset Portfolio 8, LLC, as Borrower (the “Borrower”), Sunnova SLA Management, LLC, as Manager and as Servicer, Sunnova Asset Portfolio 8 Holdings, LLC, as Seller (Solar Loans) and Seller (Solar Assets), Banco Popular de Puerto Rico, as Agent for the Lenders (in such capacity, the “Agent”), the Lenders from time to time party thereto and U.S. Bank National Association, as Custodian. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

A: In accordance with Section 2.4 of the Credit Agreement, the Borrower hereby requests that the Lenders provide Advances based on the following criteria:

1. Aggregate principal amount of Advances requested: $[    ].

2. Allocated amount of such Advance to be paid by the Lenders in each Lender Group:

[    ] $[    ]

[    ] $

3. Requested Borrowing Date:    , 20__.

4. $        should be transferred to the Liquidity Reserve Account.

5. $        should be transferred to the Supplemental Reserve Account.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

6. Account(s) to which Funding Agents should wire the balance of the requested funds:

Bank Name: [_________________]
ABA No.: [_________________]
Account Name: [_________________]
Account No.: [_________________]
Reference: [_________________]

7. Attached to this notice as Exhibit A is the Borrowing Base Certificate in connection with these Advances.

Very truly yours,

SUNNOVA ASSET PORTFOLIO 8, LLC

By:
Name:
Title:

B-2-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT C

FORM OF LOAN NOTE

LOAN NOTE

Up to $[ ]	[ ], 20[ ]
New York, New York

Reference is made to that certain Credit Agreement, dated as of September 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Sunnova Asset Portfolio 8, LLC (the “Borrower”), Sunnova SLA Management, LLC, as Manager and as Servicer, Sunnova Asset Portfolio 8 Holdings, LLC, as Seller (Solar Loans) and Seller (Solar Assets), Banco Popular de Puerto Rico, as Agent for the Lenders (including any Conduit Lender) that may become parties thereto, the Lenders and U.S. Bank National Association, as Custodian. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay [   ] (the “Loan Note Holder”) on the Facility Maturity Date or such earlier date as provided in the Credit Agreement (whether or not shown on Schedule I attached hereto (or such electronic counterpart)), in immediately available funds in lawful money of the United States the principal amount of up to [   ] ($[[   ]) or, if less, the aggregate unpaid principal amount of all Advances made by the Lenders in the Loan Note Holder’s Lender Group to the Borrower pursuant to the Credit Agreement together with all accrued but unpaid interest thereon.

The Borrower also agrees to pay interest in like money to the Loan Note Holder, for the benefit of the Lenders in its Lender Group, on the unpaid principal amount of each such Advance from time to time from the date of each such Advance until payment in full thereof at the rate or rates and on the dates set forth in the Credit Agreement.

This Loan Note is one of the Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein and is secured by the Collateral, including the Solar Loans and the related SL Solar Assets and the Solar Assets.

In the event of any inconsistency between the provisions of this Loan Note and the provisions of the Credit Agreement, the Credit Agreement will prevail.

THIS LOAN NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit C-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LOAN NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK (NEW YORK COUNTY) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS LOAN NOTE, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS LOAN NOTE OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LOAN NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS LOAN NOTE.

This Loan Note may be transferred or assigned by the holder hereof at any time, subject to compliance with the Credit Agreement and any applicable law. This Loan Note shall be binding upon the Borrower and shall inure to the benefit of the holder hereof and its successors and registered assigns. The obligations and liabilities of the Borrower hereunder may not be assigned to any Person without the prior written consent of the holder hereof. Any such assignment in violation of this paragraph shall be void and of no force or effect.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

[Signature page follows.]

Exhibit C-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, this Loan Note has been duly executed and delivered on behalf of the Borrower by its duly authorized officer on the date and year first written above.

SUNNOVA ASSET PORTFOLIO 8, LLC

By:
Name:
Title:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE I

INCREASES AND DECREASES

DATE	UNPAID PRINCIPAL AMOUNT	INCREASE	DECREASE	TOTAL	COST OF FUNDS	INTEREST ACCRUAL PERIOD	NOTATION MADE BY:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT D

COMMITMENTS

BPPR	$[***]
Oriental Bank	$[***]
FBPR	$[***]
Total: $215,000,000

Exhibit D-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE

THIS ASSIGNMENT AND ACCEPTANCE, dated as of the Effective Date (as hereinafter defined), and is entered into by and between            (the “Assignor”) and          (the “Assignee”).

Reference is made to that certain Credit Agreement dated as of September 30, 2020 (as amended, modified, and/or supplemented prior to the date hereof) among SUNNOVA ASSET PORTFOLIO 8, LLC, as Borrower, SUNNOVA SLA MANAGEMENT, LLC, as Manager and as Servicer, SUNNOVA ASSET PORTFOLIO 8 HOLDINGS, LLC, as Seller (Solar Loans) and Seller (Solar Assets), U.S. Bank National Association, as Custodian, the Lenders and Funding Agents from time to time party thereto and Banco Popular de Puerto Rico, as Agent (as it may be amended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

1. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a [Committed][Conduit] Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto, including, without limitation, such interest in [the Assignor’s Commitment], the Advances owing to the Assignor, and the Loan Note[s] held by the Assignor, to the extent related to the amount and percentage interest identified in Schedule 1 hereto of all of such outstanding rights and obligations of the Assignor under the Credit Agreement, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a [Committed][Conduit] Lender against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Advances owing to the Assignor and the Assignee will be as set forth in Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no

Exhibit E-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Loan Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Loan Note[s] for a new Loan Note payable to the order of the Assignee in an amount equal to the Advances [and the Commitment] assumed by the Assignee pursuant hereto or new Loan Note[s] payable to the order of the Assignee in an amount equal to the Advances [and the Commitment] assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Advances [and the Commitment] retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial information and such other documents (including all Transaction Documents) and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Permitted Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Transaction Documents are required to be performed by it as a [Committed][Conduit] Lender; and (vi) specifies as its Lending office and address for notices the offices set forth beneath its name on the signature pages hereof.

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the “Effective Date”).

5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a [Committed][Conduit] Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Loan Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest [and fees] with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

Exhibit E-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

7. THIS ASSIGNMENT AND ACCEPTANCE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit E-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth herein.

_____________________________,
, as Assignor

By:
Name:
Title:

_____________________________,
, as Assignee

By:
Name:
Title:

LENDING OFFICE:

ADDRESS FOR NOTICES:

SUNNOVA ASSET PORTFOLIO 8, LLC

By:
Name:
Title:

ACCEPTED as of the day of , 20__
, as Agent

By:
Name:
Title:

Exhibit E-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Schedule 1

to

Assignment and Acceptance

Dated       , 20__

Section 1.
Type of Lender: ______ Conduit Lender
______ Committed Lender

Funding Agent: ____________________
Section 2.
	If a Committed Lender, Assignor’s Commitment:	$________

	Aggregate Outstanding Principal Amount of Advances owing to the Assignor:	$________
	If a Committed Lender, Assignee’s Commitment:	$________

	Aggregate Outstanding Principal Amount of Advances owing to the Assignee:	$________

	A Loan Note payable to the order of Assignee Dated: , Principal amount:	$________

	A Loan Note payable to the order of Assignor Dated: , Principal amount:	$________

Section 3.

Effective Date 3

:      ,

[3]	This date should be no earlier than the date of acceptance by the Agent.

Exhibit E-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT F

APPROVED SOLAR LOAN FORMS

[ON FILE WITH AGENT]

Exhibit F-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

EXHIBIT G

FORM OF SOLAR SERVICE AGREEMENT

[ON FILE WITH AGENT]

Exhibit G-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE I-A

ELIGIBILITY CRITERIA APPLICABLE TO ALL SOLAR LOANS

“Eligible Solar Loan” shall mean a Solar Loan that meets each of the following criteria as of any date of determination:

(a) each entry with respect to the Solar Loan set forth on the Schedule of Eligible Solar Loans is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading;

(b) is evidenced and governed by form loan documentation in one of the Approved Solar Loan Forms (as such form documentation may be modified after the Closing Date in accordance with Section 5.1(T) of the Agreement);

(c) has not been amended, waived, extended, or modified from its original terms in any manner inconsistent with the Credit and Underwriting Policy;

(d) is denominated and payable solely in Dollars;

(e) the FICO score with respect to (i) the related initial Obligor was at least [***] and (ii) any subsequent Obligor with respect to the related PV System was at least [***] or such Obligor has provided a security deposit in accordance with the Credit and Underwriting Policy, in each case at the time such Solar Loan was originated;

(f) after giving effect to the Solar Loan’s inclusion as an Eligible Solar Loan, the weighted average FICO score (determined as of the date of origination of the related Solar Loan Contract) with respect to the related Obligors for all Eligible Solar Loans will be at least [***];

(g) the Obligor with respect to such Solar Loan does not have any statutory or other right under its Ancillary Solar Agreements to cancel such Solar Loan (or such statutory or other cancellation right is no longer be exercisable);

(h) the related Solar Loan Contract, the Ancillary Solar Agreements and the rights with respect to the related Conveyed Property are freely assignable to the Borrower and a security in the Conveyed Property may be granted by the Borrower without the consent of any Person, except any such consent which may have been obtained;

(i) such Solar Loan, together with its Ancillary Solar Agreements related thereto, was originated and is as of the related Cut-Off Date in compliance in all material respects with all Applicable Laws (including, without limitation, laws, rules and regulations relating to usury, the Holder Rule, credit protection and privacy laws);

(j) the Solar Loan and each other Ancillary Solar Agreement is in full force and effect, is the legal, valid and binding obligation of the related Obligor or other obligor and is enforceable in accordance with its terms, except as such enforcement may be limited in the future by applicable Insolvency Laws and except as such enforceability may be limited in the future by general principles of equity (whether considered in a suit at law or in equity);

Schedule I-A-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(k) such Solar Loan is not a Delinquent Solar Loan nor a Defaulted Solar Loan;

(l) no selection procedures reasonably believed by the Borrower to be adverse to the Lenders were utilized in selecting such Solar Loan and the related Conveyed Property from among the Eligible Solar Loans directly owned by the Seller (Solar Loans) and its Affiliates;

(m) was originated in the ordinary course of SEC’s or an Affiliate of SEC’s business in accordance with the Credit and Underwriting Policy in effect at the time of origination (including the approval of the related Obligor in accordance with Parent’s credit approval parameters);

(n) the related PV System or Energy Storage System, as applicable, securing such Solar Loan was sold by and has been properly delivered to and designed, procured and installed for the related Obligor by an Approved Installer using equipment manufactured by an Approved Vendor and as of the related Transfer Date is in good repair, without defects and is in satisfactory order. At the time of installation, such Approved Installer was properly licensed and had the required expertise to design, procure and install the related PV System or Energy Storage System, as applicable. The related Obligor has accepted the PV System or Energy Storage System, as applicable, and has not notified the Borrower, the Manager or any Affiliate thereof of any existing defects therein which is not in the process of being investigated, addressed or repaired by the Approved Installer, the Borrower, the Manager or an Affiliate thereof

(o) the related Solar Loan Contract does not provide the Obligor with any right of set off;

(p) the related Solar Loan Contract has not been satisfied, subordinated or rescinded;

(q) to the extent permitted by Applicable Law, the related Obligor is required to maintain liability insurance and property insurance and the coverage limits are sufficient to cover the full replacement and installation cost of the PV System or Energy Storage System, as applicable;

(r) the transfer, assignment and pledge of the Solar Loan and the related Conveyed Property by the Borrower pursuant to the Security Agreement is not subject to and will not result in any material Tax payable by Borrower to any federal, state or local government except as paid, and no material Tax is owed in connection with the sale or contribution to the Borrower except as paid;

(s) the related Solar Loan Contract is governed by the laws of a state or territory of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer, pledge or assignment of the related Solar Loan Contract under any of the Transaction Documents, including any exchange for refund in accordance with the Transaction Documents;

(t) there are no unpaid fees owed to third parties relating to the origination of the related Solar Loan and installation of the related PV System;

Schedule I-A-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(u) the agreement that evidences the Solar Loan constitutes ~~either “tangible~~ “chattel paper~~” or “electronic chattel paper~~” within the meaning of the UCC in all applicable jurisdictions and either (i) the single authoritative electronic copy of such chattel paper has been delivered to the Custodian’s eVault or (ii) ~~for~~if a Solar ~~Loans never included in an electronic vault at eOriginal,~~Loan was signed by the Obligor on tangible paper media, it is validated as a complete and binding agreement and scanned to create a replicated electronic record of the verified paper original agreement; the verified electronic record is submitted to the Custodian’s eVault, becomes the single authoritative ~~copy (if any)~~electronic copy of such chattel paper and, upon confirmation that the electronic record accurately reflects the original tangible media comprising such Solar Loan, the original paper media has been destroyed (or~~, if not destroyed,~~ permanently marked as a copy), whereupon no other Person has or could obtain possession or control thereof in a manner that would enable such Person to claim priority over the lien ~~of Agent) and a pdf copy has been delivered to the Custodian~~granted by the Borrower to the Agent), and in either case the Custodian has confirmed receipt together with the Ancillary Solar Agreements, if any, for such Solar Loan;

(v) either (i) SEC utilizes a multiple listing service monitoring platform to monitor potential upcoming changes to the ownership of the real property underlying the PV System or (ii) a precautionary fixture filing on a form UCC-1 has been submitted for recordation in the applicable county records or real property registry;

(w) is secured by a valid first priority perfected security interest and lien (subject to Permitted Liens) on the PV System and/or Energy Storage System, as applicable, securing the Obligor’s obligations under such Solar Loan, and the terms of the Solar Loan Contract provide that the parties thereto agree that the related PV System or Energy Storage System, as applicable, is not a fixture under the applicable UCC;

(x) is an obligation of an Obligor (i) that is an individual that is not deceased and is not a Governmental Authority, a business, a corporation, institution or other legal entity (a “natural person”); provided, that up to [***]% of the Aggregate Solar Loan Balance may relate to Obligors that are a limited liability company, corporation, trust, partnership or other legal entity if (A) SEC has determined that the controlling member of the limited liability company, controlling stockholder of the corporation, trustee of the trust, general partner of the partnership or other equivalent controlling person the legal entity is a natural person and (B) SEC has performed the same underwriting process in connection with such natural person as it applies to Obligors that are natural persons; (ii) that voluntarily entered into such Solar Loan and not as a result of fraud or identity theft, and (iii) who owns the real property on which the PV System is installed; provided that in the case where the Obligor is a natural person, the residence may be owned by a limited liability company, corporation, trust, partnership or other legal entity for which Parent has determined that the Obligor is the controlling member, controlling stockholder, trustee, general partner or other equivalent controlling person;

(y) the related PV System and/or Energy Storage System, as applicable, securing such Solar Loan is installed on (1) a single-family residence, a duplex or a townhouse with less than four units that is owned by the related Obligor (except as permitted under criteria (t) above) or (2) a condominium that is owned by the related Obligor (except as permitted under criteria (t) above) and that complies with all additional requirements applicable to condominiums under the Credit and Underwriting Policy;

Schedule I-A-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(z) has an original term to maturity of either 120, 144, 180, 240 or 300 months (and in no event more than 300 months);

(aa) (i) the Obligor with respect to the Solar Loan is not a debtor in a bankruptcy case as of the related Transfer Date and (ii) the Obligor has not commenced any litigation or asserted any claim in writing challenging the validity or enforceability of the related Solar Loan Contract;

(bb) Seller (Solar Loans) had legal title thereto at the time of the sale of such Solar Loan to the Borrower and the Borrower will acquire legal title thereto free and clear of all Liens (other than Permitted Liens and Liens released concurrently with the transfer to the Borrower under the Sale and Contribution Agreement (Solar Loans));

(cc) the related Solar Loan Contract and any amendments or modifications have been converted into an electronic form and the related original Solar Loan Contract and any amendments or modifications have been destroyed on or before the related Borrowing Date in compliance with Parent’s document storage copies;

(dd) as between the Seller (Solar Loans) and the Obligor, the Obligor is responsible for the payment of all expenses in connection with the maintenance, repair, insurance and taxes (except where prohibited by law) for the related PV System and/or Energy Storage System, as applicable, and all payments with respect to such Solar Loan are payable without condition and notwithstanding any casualty, loss or other damage to such PV System or Energy Storage System, as applicable, the Ancillary Solar Agreements or the Solar Loan Contract with respect to such Solar Loan provide for acceleration of payments and repossession of the related PV System or Energy Storage System, as applicable, securing such Solar Loan upon a default by the related Obligor beyond any applicable notice and cure periods provided in the related Solar Loan Contract or Ancillary Solar Agreement;

(ee) is a loan that does not constitute a “security” under, and is not subject to, federal or state securities laws;

(ff) is a term loan that requires scheduled payments that amortize principal plus interest to be paid monthly (or as otherwise agreed in accordance with the terms of the related Solar Loan Contract), no portion of which may be re-borrowed once repaid;

(gg) the first scheduled payment with respect to such Solar Loan is due no later than the last day of the Collection Period immediately following the Collection Period in which the related Transfer Date for such Solar Loan occurs;

(hh) the Related Property for such Solar Loan is located in Puerto Rico;

(ii) the related PV System in respect of such Solar Loan has received permission to interconnect and operate from the interconnecting utility and is operating and connected to the interconnecting utility (except on a temporary basis in connection with maintenance or repairs);

Schedule I-A-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(jj) the proceeds of such Solar Loan are used solely (i) to finance the acquisition and/or installation of a PV System on or at a residence, along with the costs of a compatible electricity storage unit, re-roofing, landscaping and upgrading the home’s electrical system, in each case so long as such costs are incurred in combination with the installation of such PV System, and/or (ii) the acquisition and/or installation of an Energy Storage System on or at a residence, along with the costs of upgrading the home’s electrical systems, in each case so long as such costs are incurred in combination with the installation of such Energy Storage System;

(kk) the stated interest rate (determined as of the date of origination of the related Solar Loan Contract) with respect to such Eligible Solar Loan is at least [***]%;

(ll) after giving effect to the Solar Loan’s inclusion as an Eligible Solar Loan, the weighted average stated interest rate (determined as of the date of origination of the related Solar Loan Contract) with respect to all Eligible Solar Loans will be at least [***]%; and

(mm) if the related PV System contains Ancillary PV System Components:

i. the Sunnova Tracking System specifically identifies the portion of the amounts payable under the related Solar Loan Contract or Ancillary Solar Agreements that relate to such Ancillary PV System Components and the amounts payable that relate to the PV System (without inclusion of such Ancillary PV System Components) and any related Energy Storage System;

ii. the related Solar Loan Contract or Ancillary Solar Agreements, as applicable, does not provide that such Ancillary PV System Components will be replaced by SEC or any affiliate thereof;

iii. there is no obligation under the related Solar Loan Contract or Ancillary Solar Agreements, as applicable, or other document that requires SEC or any Affiliate thereof to provide (either directly or indirectly) any operations or maintenance services with respect to such Ancillary PV System Components, except for generators (if any);

iv. to the extent such Ancillary PV System Components include a generator (i) the owner of the related Solar Loan shall have executed an operations and maintenance agreement with an affiliate of SEC in form and substance satisfactory to the Agent, which operations and maintenance agreement provides for operation and maintenance services for generators, (ii) the Agent shall have received satisfactory due diligence from an independent engineer supporting the expected operation and maintenance costs associated with generators included in Ancillary PV System Components and (iii) the Agent shall have provided its consent to such inclusion;

v. none of the Borrower or any of its affiliates provide any warranties in respect of such Ancillary PV System Components; and

vi. the procurement cost attributable to such Ancillary PV System Components does not exceed [***]% of the Total Equipment Cost of the related Solar Loans and SL Assets.

Schedule I-A-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE I-B

ELIGIBILITY CRITERIA APPLICABLE TO PV AND PV/ESS SOLAR LOANS

With respect to each Solar Loan that is a PV Solar Loan or a PV/ESS Solar Loan, “Eligible Solar Loan” shall mean a Solar Loan that meets each of the following criteria as of any date of determination (in addition to the criteria set forth in Schedule I-A):

(a) the original principal balance of such PV Solar Loan is at least $[***] but does not exceed $[***];

(b) after giving effect to the Solar Loan’s inclusion as an Eligible Solar Loan, the average original principal for all Eligible Solar Loans that are PV Solar Loans will not exceed $[***]; and

(c) if such Solar Loan is a PV/ESS Solar Loan, the original Solar Loan Balance thereof does not exceed [***]% of the aggregate purchase price of the related PV System and Energy Storage System.

Schedule I-B-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE I-C

ELIGIBILITY CRITERIA APPLICABLE TO ESS SOLAR LOANS

With respect to each Solar Loan that is an ESS Solar Loan, “Eligible Solar Loan” shall mean an ESS Solar Loan that meets each of the following criteria as of any date of determination (in addition to the criteria set forth in Schedule I-A):

(a) the original principal balance of such ESS Solar Loan is at least $[***] but does not exceed $[***];

(b) installation of the related Energy Storage System securing such ESS Solar Loan has been completed and such Energy Storage System is connected to an operational PV System; and, as of the related Borrowing Date, such Energy Storage System has not been turned off due to an Obligor delinquency;

(c) after giving effect to the ESS Solar Loan’s inclusion as an Eligible Solar Loan, the average original principal for all Eligible Solar Loans that are ESS Solar Loans will not exceed $[***]; and

(d) the original term of such ESS Solar Loan is equal to 120 months, 180 months, or 300 months.

Schedule I-C-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE I-D

ELIGIBILITY CRITERIA APPLICABLE TO ALL SOLAR ASSETS

1.

Accuracy of Schedule of Solar Assets. Each entry with respect to the Solar Asset set forth on the Schedule of Solar Assets is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading, including (i) if such Solar Asset is a Substantial Stage Solar Asset, the amount disbursed to Dealers (Solar Assets) for services rendered in respect of such Substantial Stage Solar Asset.

2.

Form of Solar Service Agreement. The related Solar Service Agreement is, substantially in the form of one of SEC’s standard forms of Solar Service Agreement attached as Exhibit G to this Agreement (as such Exhibit may be modified after the Second Amendment Effective Date in accordance with Section 5.1(X)(ii) of the Agreement). The related Solar Service Agreement provides that an Approved Installer has designed, procured and installed, or will design, procure and install, a PV System at the property specified in such Solar Service Agreement and the Host Customer agrees to purchase electric energy produced by such PV System or lease such PV System. At the time of installation, such Approved Installer was properly licensed and had the required expertise to design, procure and install the related PV System.

3.

Modifications to Solar Service Agreement. The terms of the related Solar Service Agreement have not been amended, waived, extended, or modified in any manner inconsistent with the Customer Collection Policy after the date such Solar Service Agreement is entered into.

4.

Host Customer Payments in U.S. Dollars. The related Host Customer is obligated per the terms of the related Solar Service Agreement to make payments in U.S. dollars to the owner of the related Solar Service Agreement or its designee.

5.	Host Customer FICO Score. As of the date of the Solar Service Agreement, the related Host Customer has a FICO score of at least [***].

6.

Weighted Average FICO Score. After giving effect to the Solar Asset’s inclusion in the Collateral, the weighted average FICO score (determined as of the dates of the related Solar Service Agreements) of at least [***].

7.

Absolute and Unconditional Obligation. The related Solar Service Agreement is by its terms an absolute and unconditional obligation of the Host Customer to pay for electricity generated and delivered or that will be generated and delivered by the related PV System to such Host Customer after the related PV System has been Placed in Service, and the payment obligations under the related Solar Service Agreement do not provide for offset for any reason, including without limitation non-payment or non-performance by SEC or any assignee thereof under any Customer Warranty Agreement or Performance Guaranty.

Schedule I-D-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

8.

Non-cancelable; Prepayable. The related Solar Service Agreement is non-cancelable and prepayable by the Host Customer, if at all, only with a mandatory prepayment amount equal to or greater than an amount determined by the discounting of all remaining projected Host Customer Payments at a pre-determined discount rate of not more than 6.00% per annum.

9.	Freely Assignable.

a.	Ownership of the related PV System is freely assignable to a Financing Fund.

b.	The related Solar Service Agreement and the rights with respect to the related Solar Assets (other than the PV System) are freely assignable to a Financing Fund.

10.

Legal Compliance. The origination of the related Solar Service Agreement and related PV Systems, as installed, was in compliance (or in the case of a Substantial Stage Solar Asset will be in compliance) in all material respects with respect to the applicable federal, state and local laws and regulations including those relating to usury, truth-in-lending, consumer credit protection and disclosure laws at the time such Solar Service Agreement was originated or such PV System was installed (or in the case of a Substantial Stage Solar Asset, will be installed), as applicable.

11.

Legal, Valid and Binding Agreement. The related Solar Service Agreement is against such related Host Customer in accordance with its terms, except as such enforceability may be limited in the future by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited in the future by general principles of equity (whether considered in a suit at law or in equity).

12.

No Delinquencies, Defaults or Terminations. The related Solar Service Agreement is not a Delinquent Solar Asset or a Defaulted Solar Asset and the related PV System is not a Terminated Solar Asset. Furthermore, the Host Customer associated with such related Solar Service Agreement is not a Host Customer for any other Solar Service Agreement that was originated, acquired and/or serviced by SEC or any Affiliate thereof that would meet the definition of either Delinquent Solar Asset or Defaulted Solar Asset.

13.

PV System and Solar Service Agreement Status. With respect to Solar Assets that have been Placed in Service, the related PV System has not been turned off due to a Host Customer delinquency under the Solar Service Agreement.

14.

No Adverse Selection. No selection procedures reasonably believed by SEC or Borrower to be adverse to the Lenders were utilized in selecting such Solar Asset and the related Solar Service Agreement from among the Eligible Solar Assets directly owned by SEC or its Affiliates.

Schedule I-D-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

15.

Full Force and Effect. The related Solar Service Agreement is in full force and effect in accordance with its respective terms, except as may be limited in the future by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited in the future by general principles of equity (whether considered in a suit at law or in equity).

16.

Ordinary Course of Business. The related Solar Service Agreement relates to the sale of power from or the leasing of a PV System, and such Solar Service Agreement was originated or acquired consistent with the ordinary course of business of SEC.

17.

PV System. Except in the case of a Substantial Stage Solar Asset, the related PV System was properly delivered to and installed in good repair, without defects and in satisfactory order. The related Host Customer has accepted the related PV System, and no related Host Customer has notified SEC or any Affiliate thereof of any existing defects therein which is not in the process of being investigated, addressed or repaired by SEC or any Affiliate thereof. Except in the case of a Substantial Stage Solar Asset, the Solar Photovoltaic Panels with respect to the related PV System were manufactured by an Approved Vendor at the time of installation. Inverters and Energy Storage Systems with respect to the related PV System were manufactured by an Approved Vendor at the time of installation.

18.	No Defenses Asserted. The related Solar Service Agreement, has not been satisfied, subordinated or rescinded and no lawsuit is pending with respect to such related Solar Service Agreement.

19.

Insurance. With respect to the related PV System (other than if such PV System is related to a Substantial Stage Solar Asset), SEC has obtained and does maintain insurance in amounts and coverage consistent with SEC’s policies. SEC’s policies in respect of amounts, coverage and monitoring compliance thereof are consistent with insurance broker recommendations based on probable maximum loss projections and with SEC’s historic loss experience, taking into account what is commercially reasonable and available in the market on commercially reasonable terms. All such required insurance is in full force and effect.

20.

Taxes and Governmental Charges. The transfer, assignment and the pledge of the Collateral by a Managing Member pursuant to the Security Agreement and the Pledge Agreement is not subject to and will not result in any Tax payable by the Borrower to any federal, state or local government except as has been paid or provided for. No Tax is owed in connection with any period prior to the applicable Cut-Off Date or with respect to the sale, contribution or assignment of Conveyed Property by the Seller (Solar Assets) to the Borrower, except as has been paid or provided for.

21.

Governing Law of Solar Service Agreement. The related Solar Service Agreement is governed by the laws of a state or territory of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer, pledge or assignment of such Solar Service Agreement under any of the Transaction Documents, including any exchange for refund in accordance with the Transaction Documents.

Schedule I-D-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

22.

No Unpaid Fees. Except in the case of a Substantial Stage Solar Asset, there are no unpaid fees owed to third parties relating to the origination of the related Solar Service Agreement and installation of the related PV System.

23.

Payment Terms of Solar Service Agreement. The related Solar Service Agreement provides that the Host Customer thereunder is required to make periodic Host Customer Payments, which are due and payable on a monthly basis, during the term of the related Solar Service Agreement.

24.	Host Customer. The related Solar Services Agreement was either originated or acquired by SEC in accordance with the applicable Credit and Underwriting Policy.

25.

Warranties. All Manufacturer Warranties relating to the related PV System are in full force and effect and can be enforced by a Financing Fund or the Manager (other than with respect to those Manufacturer Warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally, and except as such enforceability may be limited in the future by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited in the future by general principles of equity (whether considered in a suit at law or in equity).

26.	True Lease. The related Solar Service Agreement in the form of a Lease Agreement is a “true” lease, as defined in Article 2-A of the UCC.

27.

UCC. The related Solar Service Agreement ~~constitute~~constitutes “general intangibles”, “accounts” or “chattel paper” within the meaning of the applicable UCC ~~and no paper originals with respect to any “chattel paper” or single~~. No Solar Service Agreement is, within the meaning of the applicable UCC, evidenced by (a) a record or records of information that is inscribed on a tangible medium or (b) an authoritative tangible copy ~~with respect to “electronic chattel paper” exists~~of record. The PV Systems constitute “Inventory” or “Equipment” within the meaning of the applicable UCC.

28.

Fixture Filing. Either (i) SEC utilizes a multiple listing service monitoring platform to monitor potential upcoming changes to the ownership of the real property underlying the PV System or (ii) a precautionary fixture filing on a form UCC-1 has been filed with respect to such PV System in the applicable real property records concerning third-party ownership of the PV System. The terms of the related Solar Service Agreement provide that the parties thereto agree that the related PV System is not a fixture.

29.	PV System Location. The related PV System is installed (or in the case of a Substantial Stage Solar Asset, will be installed) in Puerto Rico.

30.	PV System.

a.

The related PV System was installed (or in the case of a Substantial Stage Solar Asset, will be installed) on a Single-Family Residential Property, a multi-family home, clubhouse or apartment building in accordance with the applicable Credit and Underwriting Policy;

Schedule I-D-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

b.

One or more of the Host Customers (i) is an individual that is not deceased and is not a governmental entity, a business, a corporation, institution or other legal entity (a “natural person”); provided, that 5.00% of the Aggregate Discounted Solar Asset Balance may relate to Host Customers that are a limited liability company, corporation, trust, partnership or other legal entity if (A) SEC has determined that the controlling member of the limited liability company, controlling stockholder of the corporation, trustee of the trust, general partner of the partnership or other equivalent controlling person the legal entity is a natural person and (B) SEC has performed the same underwriting process in connection with such natural person as it applies to Host Customers that are natural persons; (ii) voluntarily entered into such Solar Service Agreement and not as a result of fraud or identity theft, and (iii) owns the real property on which the PV System is installed in Puerto Rico; provided, that in the case where the Host Customer is a natural person, the residence may be owned by a limited liability company, corporation, trust, partnership or other legal entity for which SEC has determined that the Host Customer is the controlling member, controlling stockholder, trustee, general partner or other equivalent controlling person.

c.

No related Host Customer has notified SEC or any Affiliate thereof of any damage or other casualty affecting the PV system or home and neither SEC nor any Affiliate thereof is aware of any other event that has occurred, in each case, that would affect the value or performance of the Solar Asset or the PV System. All parts and materials furnished in connection with the initial installation of the related PV System which are material to the solar energy production performance of such PV System, including but not limited to the Solar Photovoltaic Panels and Inverters, are (or in the case of a Substantial Stage Solar Asset, will be) newly manufactured with a manufacturer date no more than 12 months prior to the date the Solar Asset was originated.

31.	Maximum Solar Asset Tenor. The original term to maturity of the Solar Asset does not exceed 300 months.

32.

Host Customer Solvency: (i) The Host Customer is not a debtor in a bankruptcy case as of the Second Amendment Effective Date (in the case of the Initial Solar Assets) or the related Transfer Date (in the case of Additional Solar Assets), and (ii) the Host Customer has not commenced any litigation or asserted any claim in writing challenging the validity or enforceability of the related Solar Service Agreement.

33.	No Impairment. Neither SEC nor any of its Affiliates has done anything to impair the rights of the Borrower, the Agent or the Lenders in the Collateral or payments with respect thereto.

Schedule I-D-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

34.

Ownership. A Financing Fund has full legal and equitable title to (i) the related PV System (or if the related Solar Asset is not yet Placed in Service, will have full legal and equitable title immediately upon the completion of installation of such PV System and approval of a commissioning package submitted by the Approved Installer) and (ii) the related Solar Service Agreement upon execution of such agreement, in each case free and clear of all Liens except for Permitted Liens and Permitted Equity Liens.

35.

Substantial Stage Solar Asset. If such Solar Asset is a Substantial Stage Solar Asset, (i) such Solar Asset will not be a Substantial Stage Solar Asset for more than 150 days since the date such Solar Asset first constituted a Substantial Stage Solar Asset and (ii) the related Host Customer has not cancelled the installation of the Solar Asset notwithstanding receipt of the related “notice to proceed.”

36.

Delivery of Solar Service Agreement. The related Solar Service Agreement and any amendments or modifications have been converted into an electronic (.pdf) form (an “Electronic Copy”) and delivered to the Custodian. The related original (or “authoritative copy” for purposes of the UCC) of the Solar Service Agreement and any amendments or modifications have been destroyed on or before the Second Amendment Effective Date (as to the Initial Solar Assets) or the related Transfer Date (as to any Additional Solar Asset) in compliance with SEC’s document storage policies or, if not destroyed, no other Person has or could obtain possession or control thereof in a manner that would enable such Person to claim priority over the lien of the Agent.

37.	Financing Funds.

a.

Each Tax Equity Financing Document to which any Tax Equity Party is a party is a legal, valid and binding obligation of such Tax Equity Party, enforceable against such Tax Equity Party in accordance with its terms, except as such enforceability may be limited in the future by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited in the future by general principles of equity (whether considered in a suit at law or in equity). None of the Tax Equity Financing Documents to which a Tax Equity Party is a party has been amended or modified since the effective date of such Tax Equity Financing Documents other than as set forth on Schedule VI. No Tax Equity Party is party to any material contract, agreement or other undertaking except the Tax Equity Financing Documents and any other contract, agreement or undertaking previously disclosed in writing to the Agent.

b.

All Tax Equity Financing Documents are in full force and effect and no material breach, default or event of default has occurred and is continuing thereunder or in connection therewith, except in either case to the extent that such breach, default or event of default could not reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the PV Systems owned by a Financing Fund or on the legality, validity or enforceability of the Tax Equity Financing Documents.

Schedule I-D-6

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

c.

None of the Managing Members or the Financing Funds has any indebtedness or other obligations or liabilities, direct or contingent other than (i) as permitted under or not prohibited by the Transaction Documents, (ii) contracts and other agreements entered into in the ordinary course in connection with the applicable Managing Member’s or Financing Fund’s ownership of Solar Assets, to the extent such contract or other agreement does not impose obligations on such Managing Member or Financing Fund which would reasonably be expected to have a material and adverse effect on such Managing Member or Financing Fund or such Solar Assets and to the extent such contract or other agreement is not prohibited by the terms of the applicable Tax Equity Financing Documents and (iii) in the case of the Managing Members, the indebtedness of such Managing Member to the applicable Financing Fund evidencing such Managing Member’s obligations to make capital contributions to such Financing Fund in accordance with the applicable Financing Fund LLCA; provided that, with respect to any such indebtedness described in this clause (iii), (A) (1) such indebtedness shall be without duplication of such capital contribution obligations, (2) the principal thereof shall be repaid (or deemed repaid) by such Managing Member concurrently with the funding of such Managing Member’s capital contribution obligations, with the remainder (if any) of such indebtedness being due and payable by the Managing Member on the maturity date of such indebtedness, (3) (x) such Managing Member shall not be in default of any obligation to make payments of interest (if any) on such indebtedness to the related Financing Fund and (y) such indebtedness shall require that any such payments of interest thereon be in amounts that will be distributed back to such Managing Member by such Financing Fund within 20 days of when such payments are made to such Financing Fund, (4) such indebtedness shall not impose any tax liability on the Borrower, any Managing Member or any Financing Fund, including, but not limited to any potential Tax Loss and (5) such indebtedness shall not have any provisions providing for acceleration thereof or, except as expressly required under clause (A)(2), otherwise become due and payable prior to its stated maturity date or (B) such indebtedness shall be in form and substance satisfactory to the Agent. The Managing Members have full legal and equitable title to the Managing Member Interests free and clear of all Liens, other than Permitted Liens and Permitted Equity Liens.

d.	No loan to the Managing Members or the Financing Funds made or indebtedness incurred prior to the Second Amendment Effective Date remains outstanding.

e.	Each of the Managing Members is a limited liability company that is disregarded for federal income tax purposes.

f.	None of the Managing Members or the Financing Funds is in breach or default under or with respect to any material contractual obligation.

g.	None of the Managing Members or the Financing Funds has conducted any business other than the business contemplated by the Tax Equity Financing Documents.

Schedule I-D-7

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

h.

No event has occurred under the Tax Equity Financing Documents that would allow a Tax Equity Investor or another member to remove, or give notice of removal of, the related Managing Member, nor has a Managing Member given or received notice of an action, claim or threat of removal.

i.

No event or circumstance occurred and is continuing that has resulted or would reasonably be expected result in or trigger any limitation, reduction, suspension or other restriction of the Managing Member Distributions.

j.

There are no actions, suits, proceedings, claims or disputes pending or, to the Borrower’s knowledge, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against a Financing Fund or a Managing Member, or against any of their properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that could have a material adverse effect on the Solar Assets or on the legality, validity or enforceability of any of the Transaction Documents or any of the Tax Equity Financing Documents.

k.

No notice or action challenging the tax structure, tax basis validity, tax characterization or tax-related legal compliance of the Tax Equity Facility or the tax benefits associated with the Tax Equity Facility is ongoing or has been resolved in a manner adverse to the Tax Equity Facility or a Managing Member, in each case, that would reasonably be expected to have a material adverse effect on the Tax Equity Facility or a Managing Member.

l.

The only holders of equity interests in the Financing Funds are the Managing Members and Tax Equity Investors and, other than the Purchase Options and the Financing Fund Withdrawal Rights, there are no outstanding obligations of the Managing Members or a Tax Equity Investor to repurchase, redeem, or otherwise acquire any membership or other equity interests in the Managing Members and a Tax Equity Investor, as applicable, or to make payments to any person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Managing Members and a Tax Equity Investor, as applicable. The class or classes of membership interests that a Financing Fund is authorized to issue and has issued are expressly set forth in its Financing Fund LLCA.

m.

Each of the Financing Funds has filed, or has caused to be filed with the appropriate tax authority, all federal, state and local tax returns that it is required to file and has paid or has caused to be paid all taxes it is required to pay to the extent due; provided, however, that each of the Financing Funds may contest in good faith any such taxes and, in such event, may permit the taxes so contested to remain unpaid during any period, including appeals, when the Financing Funds, as applicable, are in good faith contesting the same, so long as such contest is pursued in accordance with the requirements of each applicable Tax Equity Financing Document. There is no action, suit, proceeding, investigation, audit or claim now pending by a taxing authority regarding any taxes relating to the Financing Funds that could, if made, individually or in the aggregate have a Material Adverse Effect.

Schedule I-D-8

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

n.

The Borrower has delivered to the Agent the most recent financial statements (including the notes thereto) prepared in respect of the Financing Funds pursuant to the requirements of the Tax Equity Financing Documents, and such financial statements (if any) (a) fairly present in all material respects the financial condition of the Financing Funds as of the date thereof and (b) have been prepared in accordance with the requirements of Tax Equity Financing Documents. Such financial statements and notes thereto disclose all direct or contingent material liabilities of the Financing Funds as of the dates thereof, including liabilities for taxes, material commitments and debt.

o.	The Financing Funds is party to each Solar Service Agreement in respect of each PV System owned by it.

38.	Ancillary PV System Components. If the related PV System contains Ancillary PV System Components:

a.

the Sunnova Tracking System specifically identifies the portion of the amounts payable under the related Solar Service Agreement that relate to such Ancillary PV System Components and the amounts payable that relate to the PV System (without inclusion of such Ancillary PV System Components) and any related Energy Storage System;

b.	the related Solar Service Agreement does not provide that such Ancillary PV System Components will be replaced by SEC or any affiliate thereof;

c.

there is no obligation under the related Solar Service Agreement or other document that requires SEC or any Affiliate thereof to provide (either directly or indirectly) any operations or maintenance services with respect to such Ancillary PV System Components, except for generators (if any);

d.

to the extent such Ancillary PV System Components include a generator (i) the owner of the related Solar Asset shall have executed an operations and maintenance agreement with an affiliate of SEC in form and substance satisfactory to the Agent, which operations and maintenance agreement provides for operation and maintenance services for generators, (ii) the Agent shall have received satisfactory due diligence from an independent engineer supporting the expected operation and maintenance costs associated with generators included in Ancillary PV System Components and (iii) the Agent shall have provided its consent to such inclusion;

e.	none of the Borrower or any of its affiliates provide any warranties in respect of such Ancillary PV System Components; and

Schedule I-D-9

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

f.	the procurement cost attributable to such Ancillary PV System Components does not exceed [***]% of the Total Equipment Cost of the related Solar Asset.

Schedule I-D-10

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE II

THE LOCKBOX ACCOUNT, COLLECTION ACCOUNT, THE LIQUIDITY RESERVE ACCOUNT, THE SUPPLEMENTAL RESERVE ACCOUNT, BORROWER’S ACCOUNT, TAKEOUT TRANSACTION ACCOUNT, CUSTODIAL FEE ACCOUNT AND BACK-UP SERVICING FEE ACCOUNT

1. Banco Popular de Puerto Rico

Contact: [***]

a. Lockbox Account	# [***]
b. Collection Account	# [***]
c. Liquidity Reserve Account	# [***]
d. Borrower’s Account	# [***]
e. Takeout Transaction Account	# [***]
f. Custodial Fee Account	# [***]
g. Back-Up Servicing Fee Account	# [***]
h. Supplemental Reserve Account	# [***]

Schedule II-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE III

MATERIAL CONTRACTS AND OTHER COMMITMENTS OF THE BORROWER

[NONE]

Schedule III-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE IV

SCHEDULED HOST CUSTOMER PAYMENTS

[On file with the Agent]

Schedule IV-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE V

SCHEDULED MANAGING MEMBER DISTRIBUTIONS

[On file with the Agent]

Schedule V-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE VI

TAX EQUITY DEFINITIONS

Financing Funds

1.	Sunnova TEP 6-E, LLC, a Delaware limited liability company (“TEP 6-E”)

2.	Sunnova TEP 6-C, LLC, a Delaware limited liability company (“TEP 6-C”)

3.	Sunnova TEP 7-C, LLC, a Delaware limited liability company (“TEP 7-C”)

4.	Sunnova TEP 7-E, LLC, a Delaware limited liability company (“TEP 7-E”)

Financing Fund Seller

1.	Sunnova TEP Developer, LLC, a Delaware limited liability company

Financing Fund LLCAs

1. With respect to TEP 6-E, the Amended and Restated Limited Liability Company Agreement, dated as of May 20, 2022, entered into between the applicable Managing Member and the applicable Tax Equity Investor (the “TEP 6-E LLCA”)

2. With respect to TEP 6-C, the Amended and Restated Limited Liability Company Agreement, dated as of October 24, 2022, entered into between the applicable Managing Member and the applicable Tax Equity Investor, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement, dated as December 29, 2023, and effective as of January 1, 2023 (the “TEP 6-C LLCA”)

3. With respect to TEP 7-C, the Amended and Restated Limited Liability Company Agreement, dated as of November 28, 2022, entered into between the applicable Managing Member and the applicable Tax Equity Investor, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement, dated as of March 24, 2023 (the “TEP 7-C LLCA”)

4. With respect to TEP 7-E, the Amended and Restated Limited Liability Company Agreement, dated as of May 26, 2023, entered into between the applicable Managing Member and the applicable Tax Equity Investor, as amended by that certain First Amendment to Amended and Restated Limited Liability Company Agreement, dated as of March 29, 2024 (the “TEP 7-E LLCA”)

Solar Asset Management Agreements

1.	Management Agreement, dated as of May 20, 2022, by and between the Solar Asset Manager and TEP 6-E (“TEP 6-E Management Agreement”)

2.	Management Agreement, dated as of October 24, 2022, by and between the Solar Asset Manager and TEP 6-C (“TEP 6-C Management Agreement”)

3.	Management Agreement, dated as of November 28, 2022, by and between the Solar Asset Manager and TEP 7-C (“TEP 7-C Management Agreement”)

Schedule VI-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

4.	Management Agreement, dated as of May 26, 2023, by and between the Solar Asset Manager and TEP 7-E (“TEP 7-E Management Agreement”)

Solar Asset Managers

1.	Sunnova TE Management, LLC, a Delaware limited liability company

Managing Members

1.	Sunnova TEP 6-E Manager, LLC, a Delaware limited liability company

2.	Sunnova TEP 6-C Manager, LLC, a Delaware limited liability company

3.	Sunnova TEP 7-C Manager, LLC, a Delaware limited liability company

4.	Sunnova TEP 7-E Manager, LLC, a Delaware limited liability company

Managing Member Interests

1.	The Class B Interest in TEP 6-E

2.	To the extent the TEP 6-E Purchase Option or TEP 6-E Withdrawal Right is exercised, the Class A Interest in TEP 6-E

3.	The Class B Interest in TEP 6-C

4.	To the extent the TEP 6-C Purchase Option or TEP 6-C Withdrawal Right is exercised, the Class A Interest in TEP 6-C The Class B Interest in TEP 6-C

5.	The Class B Interest in TEP 7-C

6.	To the extent the TEP 7-C Purchase Option or TEP 6-C Withdrawal Right is exercised, the Class A Interest in TEP 7-C

7.	The Class B Interest in TEP 7-E

8.	To the extent the TEP 7-E Purchase Option or TEP 6-C Withdrawal Right is exercised, the Class A Interest in TEP 7-E

Master Purchase Agreements

1.	Development and Purchase Agreement, dated as of May 20, 2022, by and between Sunnova TEP Developer, LLC and TEP 6-E (“TEP 6-E DPA”)

2.	Development and Purchase Agreement, dated as of October 24, 2022, by and between Sunnova TEP Developer, LLC and TEP 6-C (“TEP 6-C DPA”)

3.

Development and Purchase Agreement, dated as of November 28, 2022, by and between Sunnova TEP Developer, LLC and TEP 7-C, as amended by that certain First Amendment to Development and Purchase Agreement, dated as of March 24, 2023 (“TEP 7-C DPA”)

4.

Development and Purchase Agreement, dated as of May 26, 2023, by and between Sunnova TEP Developer, LLC and TEP 7-E, as amended by that certain First Amendment to Development and Purchase Agreement, dated as of March 29, 2024 (“TEP 7-E DPA”)

Purchase Options

1.	“TEP 6-E Purchase Option” means the right of the applicable Managing Member or its designated Affiliate to purchase the related Tax Equity Investor’s interest in TEP 6-E

Schedule VI-2

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.	“TEP 6-C Purchase Option” means the right of the applicable Managing Member or its designated Affiliate to purchase the related Tax Equity Investor’s interest in TEP 6-C

3.	“TEP 7-C Purchase Option” means the right of the applicable Managing Member or its designated Affiliate to purchase the related Tax Equity Investor’s interest in TEP 7-C

4.	“TEP 7-E Purchase Option” means the right of the applicable Managing Member or its designated Affiliate to purchase the related Tax Equity Investor’s interest in TEP 7-E

Withdrawal Rights

1.	“TEP 6-E Withdrawal Right” means the “Withdrawal Right” as defined in the TEP 6-E LLCA

2.	“TEP 6-C Withdrawal Right” means the “Withdrawal Right” as defined in the TEP 6-C LLCA

3.	“TEP 7-C Withdrawal Right” means the “Withdrawal Right” as defined in the TEP 7-C LLCA

4.	“TEP 7-E Withdrawal Right” means the “Withdrawal Right” as defined in the TEP 7-E LLCA

Solar Asset Servicing Agreements

1.	Servicing Agreement, dated as of May 20, 2022, by and among the Solar Asset Manager, TEP 6-E and GreatAmerica Portfolio Services Group LLC (“TEP 6-E Servicing Agreement”)

2.	Servicing Agreement, dated as of October 24, 2022, by and among the Solar Asset Manager, TEP 6-C and GreatAmerica Portfolio Services Group LLC (“TEP 6-C Servicing Agreement”)

3.	Servicing Agreement, dated as of November 28, 2022, by and among the Solar Asset Manager, TEP 7-C and GreatAmerica Portfolio Services Group LLC (“TEP 7-C Servicing Agreement”)

4.	Servicing Agreement, dated as of May 26, 2023, by and among the Solar Asset Manager, TEP 7-E and GreatAmerica Portfolio Services Group LLC (“TEP 7-E Servicing Agreement”)

Tax Equity Financing Documents

TEP 6-E

1.	Guaranty, dated as of May 20, 2022, by Parent for the benefit of the applicable Tax Equity Investor

2.	TEP 6-E Management Agreement

3.	TEP 6-E Servicing Agreement

4.	TEP 6-E DPA

5.	TEP 6-E LLCA

6.	Blocked Account Control Agreement, dated as of May 20, 2022, by and among TEP 6-E, the applicable Tax Equity Investor, and JPMorgan Chase Bank, N.A., a national banking association

Schedule VI-3

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

TEP 6-C

1. Guaranty, dated as of October 24, 2022, by Parent for the benefit of the applicable Tax Equity Investor

2. TEP 6-C Management Agreement

3. TEP 6-C Servicing Agreement

4. TEP 6-C DPA

5. TEP 6-C LLCA

6. Blocked Account Control Agreement, dated as of October 24, 2022, by and among TEP 6-C, the applicable Tax Equity Investor, and JPMorgan Chase Bank, N.A., a national banking association

TEP 7-C

1. Guaranty dated as of November 28, 2022, by Parent for the benefit of the applicable Tax Equity Investor

2. TEP 7-C Management Agreement

3. TEP 7-C Servicing Agreement

4. TEP 7-C DPA

5. TEP 7-C LLCA

6. Blocked Account Control Agreement, dated as of November 28, 2022, by and among TEP 7-C, the applicable Tax Equity Investor, and JPMorgan Chase Bank, N.A., a national banking association

TEP 7-E

1. Guaranty dated as of May 26, 2023, by Parent for the benefit of the applicable Tax Equity Investor

2. TEP 7-E Management Agreement

3. TEP 7-E Servicing Agreement

4. TEP 7-E DPA

5. TEP 7-E LLCA

6. Blocked Account Control Agreement, dated as of May 26, 2023, by and among TEP 7-E, the applicable Tax Equity Investor, and JPMorgan Chase Bank, N.A., a national banking association

Tax Equity Investors

1.	With respect to TEP 6-E, [***]

2.	With respect to TEP 6-C, [***]

3.	With respect to TEP 7-C, [***]

4.	With respect to TEP 7-E, [***]

Schedule VI-4

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Contribution Agreements

1.	With respect to TEP 6-E, Transfer Agreement, dated as of May 20, 2022, by and among Parent, TEP Inventory and Financing Fund Seller

2.	With respect to TEP 6-C, Transfer Agreement, dated as of October 24, 2022, by and among Parent, TEP Inventory and Financing Fund Seller

3.	With respect to TEP 7-C, Transfer Agreement, dated as of November 28, 2022, by and among Parent, TEP Inventory and Financing Fund Seller

4.	With respect to TEP 7-E, Transfer Agreement, dated as of May 26, 2023, by and among Parent, TEP Inventory and Financing Fund Seller

Major Actions

1.	Any actions to be taken pursuant to Section 6.03 of the TEP 6-E LLCA

2.	Any actions to be taken pursuant to Section 6.03 of the TEP 6-C LLCA

3.	Any actions to be taken pursuant to Section 6.03 of the TEP 7-C LLCA

4.	Any action to be taken pursuant to Section 6.03 of the TEP 7-E LLCA

Schedule VI-5

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE VII

SPECIAL FINANCING FUND PROVISIONS

	Column A	Column B-1	Column B-2	Column C
Financing Fund	Financing Fund Withdrawal Amount (as of the acquisition of the Managing Member of applicable Financing Fund)	Initial Deposit Date and Amount – Supplemental Reserve Account Deposit	Subsequent Quarterly Deposit Amounts – Supplemental Reserve Account Deposit	Projected Purchase Option Price
TEP 6-E	$[***]	On the Second Amendment Effective Date: $[***]	On each Payment Date after the Second Amendment Effective Date, but only to the extent that the aggregate amount of all deposits made under Column B-1 and this Column B-2 for TEP 6-E shall equal the amount in Column A: $[***]	$[***]

TEP 6-C	$[***]	$[***]	On each Payment Date after December 28, 2022, but only to the extent that the aggregate amount of all deposits made under Column B-1 and this Column B-2 for TEP 6-C shall equal the amount in Column A: $[***]	$[***]

TEP 7-C	$[***]	$[***]	On each Payment Date after March 24, 2023 but only to the extent that the aggregate amount of all deposits made under Column B-1 and this Column B-2 for TEP 7-C shall equal the amount in Column A: $[***]	$[***]

TEP 7-E	$[***]	$[***]	On each Payment Date after June 8, 2023 but only to the extent that the aggregate amount of all deposits made under Column B-1 and this Column B-2 for TEP 7-E shall equal the amount in Column A: $[***]	$[***]

Schedule VII-1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.